                                                                  EXHIBIT 10(ee)

                              ASSET SALE AGREEMENT
                               (FIRST FACILITIES)



                                     ******



                       NATIONAL MEDICAL ENTERPRISES, INC.


                                   As Seller



                                      AND



                          CHARTER MEDICAL CORPORATION



                                    As Buyer



                             Dated:  March 29, 1994

                              ASSET SALE AGREEMENT
                               (FIRST FACILITIES)

                               Table of Contents

          PREAMBLE................................................    1


                                  ARTICLE 1.......................    2

                                  DEFINITIONS

          Section 1.1  Certain Defined Terms......................    2
          Section 1.2  Index of Other Defined Terms...............    4

                                  ARTICLE 2.......................    8
                              BASIC TRANSACTIONS

          Section 2.1  Purchased Assets...........................    8
          Section 2.2  Excluded Assets............................   13
          Section 2.3  Assumed Liabilities........................   15
          Section 2.4  Excluded Liabilities.......................   17
          Section 2.5  Purchase Price.............................   20
          Section 2.6  Payment of Purchase Price..................   20
               (a)  Payment of Tentative Purchase Price...........   20
               (b)  Determination of Interim Net Book Values......   21
               (c)  Determination of Final Net Book Values........   22
               (d)  Seller as Agent of Subsidiaries...............   24
          Section 2.7  Allocation of Purchase Price...............   24
          Section 2.8  Contingent Lease Obligations...............   25
          Section 2.9  Remittances and Receivables................   25
               (a)  In General....................................   25
               (b)  Receivables...................................   27
               (c)  Straddle Patient Receivables..................   28
                    (i)   Cut-Off Billings........................   28
                    (ii)  Cut-Off Billings Not Accepted...........   29
               (d)  Cooperation in Collecting Receivables
                    and Excluded Assets...........................   30
               (e)  Non-Assignable Receivables....................   30
               (f)  Collection Fee................................   31

                                      (i)

          Section 2.10  Employee Matters..........................   32
               (a)  Pension Plans.................................   32
               (b)  Retained Employees............................   33
               (c)  Hiring of Retained Employees..................   34
               (d)  Health Benefits...............................   35
               (e)  Acknowledgement of Responsibility.............   35
          Section 2.11  Use of Names..............................   36
          Section 2.12  No Assignment If Breach; Seller's Discharge
                        of Assumed Liabilities....................   38
          Section 2.13  Closings..................................   40
               (a)  The First Closing.............................   40
               (b)  The Second Closing............................   42
               (c)  The Final Closing.............................   42
               (d)  Deliveries by Seller..........................   43
               (e)  Deliveries by Buyer...........................   44
               (f)  Escrow........................................   44
          Section 2.14  Purchase Price Adjustment.................   45
          Section 2.15  Transfer of Assets in Corporate Form......   47
          Section 2.16  Assignment of Rights and Obligations to
                        Buyer Subsidiaries........................   47
          Section 2.17  Data Processing Services..................   49
          Section 2.18  Rejection of Certain Contracts............   50
          Section 2.19  Remaining Schedules.......................   52

                                   ARTICLE 3......................   52
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Section 3.1  Organization and Corporate Power............  52
          Section 3.2  Subsidiaries                                  52
          Section 3.3  Authority Relative to this Agreement........  54
          Section 3.4  Absence of Breach...........................  54
          Section 3.5  Private Party Consents......................  55
          Section 3.6  Governmental Consents.......................  55
          Section 3.7  Brokers.....................................  56
          Section 3.8  Title to Property...........................  56
          Section 3.9  Assumed Contracts...........................  57
          Section 3.10 Licenses....................................  58
          Section 3.11 U.S. Person; Resident of Georgia............  58
          Section 3.12 Employee Relations..........................  59
          Section 3.13 Employee Plans..............................  59


                                      (ii)

          Section 3.14 Litigation..................................  60
          Section 3.15 Inventory...................................  60
          Section 3.16 Hazardous Substances........................  61
          Section 3.17 Financial Information.......................  62
          Section 3.18 Changes Since Balance Sheet.................  64
          Section 3.19 Transferred Business Names..................  66
          Section 3.20 Compliance with Laws and Accreditation......  66
          Section 3.21 Cost Reports, Third Party Receivables and
                       Conditions of Participation.................  67
          Section 3.22 Medical Staff...............................  67
          Section 3.23 Hill-Burton Care............................  68
          Section 3.24 Assets Used in the Operation of the
                       Facilities..................................  68
          Section 3.25 Taxes.......................................  68
          Section 3.26 Lists of Other Data.........................  69
          Section 3.27 Certain Transactions........................  70

                                   ARTICLE 4.......................  70
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Section 4.1  Organization and Corporate Power............  70
          Section 4.2  Buyer Subsidiaries..........................  70
          Section 4.3  Authority Relative to this Agreement........  71
          Section 4.4  Absence of Breach...........................  72
          Section 4.5  Private Party Consents......................  72
          Section 4.6  Governmental Consents.......................  73
          Section 4.7  Brokers.....................................  73
          Section 4.8  Qualified for Licenses......................  73
          Section 4.9  Financial Ability to Perform................  73
          Section 4.10 No Knowledge of Seller's Breach.............  73
          Section 4.11 No Assurance................................  74

                                   ARTICLE 5.......................  74
                            COVENANTS OF EACH PARTY

          Section 5.1  Efforts to Consummate Transactions..........  74
          Section 5.2  Cooperation; Regulatory Filings.............  75
          Section 5.3  Further Assistance..........................  76
          Section 5.4  Cooperation Respecting Proceedings..........  76


                                     (iii)

          Section 5.5  Expenses....................................  77
          Section 5.6  Announcements; Confidentiality..............  79
          Section 5.7  Preservation of and Access to Certain
                       Records.....................................  80

                                   ARTICLE 6.......................  82
                         ADDITIONAL COVENANTS OF SELLER

          Section 6.1  Conduct Pending Closing.....................  83
          Section 6.2  Access and Information; Environmental Survey;
                       Remediation or Adjustment...................  85
          Section 6.3  Updating....................................  88
          Section 6.4  No Solicitation.............................  88
          Section 6.5  Name Changes................................  89
          Section 6.6  Filing of Cost Reports......................  89
          Section 6.7  Purchase of Supplies........................  89
          Section 6.8  Covenant Not to Compete.....................  90
               (a)  Covenant.......................................  90
               (b)  Exceptions.....................................  91
                    (i)   Psychiatric Facilities and Contracts Not
                          Acquired By Buyer........................  91
                    (ii)  Facilities Outside Geographic Area.......  91
                    (iii) Acute Hospitals..........................  91
                    (iv)  Divestiture of Acquired Psychiatric
                          Facilities...............................  92
                    (v)   Acquiring Entities.......................  92
               (c)  Acute Hospital Affiliations....................  92
               (d)  Covenant Period................................  94
               (e)  Severability...................................  94
               (f)  Injunctive Relief..............................  94
               (g)  Value..........................................  95
          Section 6.9  Audited Statements..........................  95
          Section 6.10  Post-Closing Insurance.....................  95
          Section 6.11  Use of Controlled Substance Licenses.......  96
          Section 6.12  Non-Disturbance Agreements.................  96

                                      (iv)

                                   ARTICLE 7.......................  97
                         ADDITIONAL COVENANTS OF BUYER

          Section 7.1  Waiver of Bulk Sales Law Compliance.........  97
          Section 7.2  Resale Certificate..........................  97
          Section 7.3  Cost Reports and Audit Contests.............  97
          Section 7.4  Tax Matters.................................  98
          Section 7.5  Letters of Credit...........................  98
          Section 7.6  Conduct Pending Closing.....................  99
          Section 7.7  Securities Offerings........................  99

                                   ARTICLE 8.......................  99
                         BUYER'S CONDITIONS TO CLOSING

          Section 8.1  Performance of Agreement....................  99
          Section 8.2  Accuracy of Representations and Warranties.. 100
          Section 8.3  Officers' Certificate....................... 100
          Section 8.4  Consents.................................... 100
          Section 8.5  Absence of Injunctions...................... 101
          Section 8.6  Opinion of Counsel.......................... 102
          Section 8.7  Title to Real Property...................... 102
          Section 8.8  Receipt of Other Documents.................. 104
          Section 8.9  Licenses and Permits........................ 105
          Section 8.10 Casualty; Condemnation...................... 105
          Section 8.11 Reasonable Assurances....................... 106
          Section 8.12 Certain Events.............................. 106

                                   ARTICLE 9....................... 106
                         SELLER'S CONDITIONS TO CLOSING

          Section 9.1  Performance of Agreement.................... 107
          Section 9.2  Accuracy of Representations and Warranties.. 107
          Section 9.3  Officers' Certificate....................... 107
          Section 9.4  Consents.................................... 107
          Section 9.5  Absence of Injunctions...................... 108
          Section 9.6  Opinion of Counsel.......................... 109
          Section 9.7  Receipt of Other Documents.................. 109



                                      (v)

                                  ARTICLE 10....................... 110
                                  TERMINATION

          Section 10.1  Termination................................ 110
          Section 10.2  Effect of Termination...................... 111

                                  ARTICLE 11....................... 111
                     SURVIVAL AND REMEDIES; INDEMNIFICATION

          Section 11.1  Survival................................... 111
          Section 11.2  Exclusive Remedy........................... 112
          Section 11.3  Indemnity by Seller........................ 112
          Section 11.4  Indemnity by Buyer......................... 116
          Section 11.5  Further Qualifications Respecting
                        Indemnification............................ 117
          Section 11.6  Procedures Respecting Third Party Claims... 118

                                  ARTICLE 12....................... 119
                               GENERAL PROVISIONS

          Section 12.1  Notices.................................... 119
          Section 12.2  Attorneys' Fees............................ 120
          Section 12.3  Successors and Assigns..................... 120
          Section 12.4  Counterparts............................... 121
          Section 12.5  Captions and Paragraph Headings............ 121
          Section 12.6  Entirety of Agreement; Amendments.......... 121
          Section 12.7  Construction............................... 122
          Section 12.8  Waiver..................................... 122
          Section 12.9  Governing Law.............................. 122
          Section 12.10  Severability.............................. 123
          Section 12.11  Consents Not Unreasonably Withheld........ 123
          Section 12.12  Time Is of the Essence.................... 123

                                      (vi)

                                    EXHIBITS

                    A.   Forms of Bill of Sale and Assignment

                    B.   Form of Assignments with Respect to
                         Real Property Leases

                    C.   Forms of Assumption Agreement

                    D.   Form of Purchasing Contract

                    E.   Remaining Schedules

                    F.   Form of Data Processing Services Contract


                               LIST OF SCHEDULES

               A-1       Subsidiaries and Their
                         Respective States of Incorporation;
                         Ownership of Subsidiary Stock

               A-2       Facilities

               2.1(a)    Real property owned in fee by Subsidiaries

               2.1(b)    Real Property Leases

               2.1(c)    Venture Agreements

               2.1(f)    Other Assigned Contracts

               2.1(h)    Transferred Business Names

               2.1(k)    Prepayments

               2.2(j)    Other Excluded Assets

               2.3(a)    Capitalized Leases and Capitalized Lease
                         Liabilities

                                     (vii)

               2.3(f)    Other Assumed Liabilities

               2.4(i)    Indebtedness

               2.4(j)    Other Excluded Liabilities

               2.7       Allocation Schedule

               2.10(a)   Pension Plans

               2.12(c)   Schedule of Required Consents

               2.13B     Assigned EBITDA

               3.5       Private Party Consents

               3.7       Seller's Brokers

               3.8(a)    Liens

               3.8(b)(i) Other Real Property
               and
               3.8(b)(ii)

               3.9       Assumed Contracts

               3.10      Licenses

               3.12      Certain Employee Relations Matters

               3.14      Litigation

               3.16      Environmental Matters

               3.17(a)   EBITDA Statements

               3.17(b)   Balance Sheet

               3.18      Changes Since Balance Sheet

                                     (viii)

               3.19      Conflicts With Transferred Business Names

               3.20      Compliance With Laws and Accreditations

               3.21 Cost Reports, Third Party Receivables and Conditions of Participation

               3.22      Medical Staff

               3.23      Hill-Burton Care

               3.24      Assets Used in the Operation of the Facilities

               3.26(a)   Depreciation Schedules

               3.26(b)   Insurance

               3.26(c)   Employee Benefit Arrangements

               3.26(d)   Paid Time Off

               3.26(e)   Certain Contracts

               3.26(f)   Certain Indebtedness

               3.26(g)   Certain Financing Arrangements

               3.26(h)   Certain Contracts Related to Liens

               3.27      Certain Transactions

               4.5       Private Party Consents

               4.7       Buyer's Brokers

               4.11      Certain Scheduled Meetings

               6.1       Exceptions to Conduct

               6.7       National Purchasing Contracts

                                      (ix)

               7.5       Letters of Credit

               6.8(c)    Specified Acute Hospitals

               8.7(b)  Disapproved Title Exceptions

                                      (x)

                              ASSET SALE AGREEMENT
                              --------------------
                               (FIRST FACILITIES)

          This ASSET SALE AGREEMENT (the "Agreement") is made and entered into
                                          ---------
     as of the 29th day of March 1994 by and among NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("Seller"), the Subsidiaries (as
                                               ------
     defined) and CHARTER MEDICAL CORPORATION, a Delaware corporation ("Buyer"),
                                                                        -----
     with reference to the following facts:

          A. Through wholly-owned subsidiary corporations listed on the Schedule (as defined in Section 1.1) hereto identified as Schedule A-1 (the
                             -----------                       -------- ---
     "Subsidiaries"), Seller engages in the business of delivering psychiatric
      ------------
     health care services to the public through the inpatient, outpatient and substance abuse recovery facilities, residential treatment centers and medical office buildings identified in Schedule A-2 under the following
                                            ------------
     facility numbers (such facilities, centers and buildings being herein sometimes referred to as the "First Facilities" or simply the
                                   ----------------
     "Facilities"):
      ----------

      NME No./Name                                           City            State
      ------------                                           ----            -----
      1.  Pinewood Hospital                                  Texarkana       AR
      2.  Tucson Psychiatric Institute                       Tucson          AZ
      5.  Mill Creek Hospital                                Visalia         CA
      7.  Canyon Springs Hospital                            Cathedral City  CA
      8.  Oak Creek Hospital                                 San Jose        CA
     12.  Manatee Palms RTC                                  Bradenton       FL
     20.  Kingwood Hospital                                  Michigan City   IN
     21.  Arbor Hospital of Evansville                       Evansville      IN
     22.  Acadian Oaks Hospital                              Lafayette       LA
     23.  New Beginnings at Hidden Brook                     Bel Air         MD
     24.  New Beginnings at Meadows                          Gambrills       MD
     26.  New Beginnings at Waverly                          Waverly         MN
     28.  Highland Hall                                      Asheville       NC
     29.  Nashua Brookside Hospital                          Nashua          NH
     30.  New Beginnings at Lakehurst                        Lakehurst       NJ
     33.  Baywood Hospital                                   Webster         TX
     35.  Tidewater Psychiatric Institute - Norfolk          Norfolk         VA
     36.  New Beginnings at Serenity Lodge                   Chesapeake      VA
     40.  Centennial Peaks Hospital                          Louisville      CO
     44.  New Beginnings at Warwick Manor                    E. New Market   MD
     45.  Potomac Ridge Treatment Center                     Rockville       MD
     46.  New Beginnings at White Oak                        Woolford        MD
     47.  Fairbridge RTC                                     Rockville       MD
     48.  Fair Oaks Hospital                                 Summit          NJ
     49.  New Beginnings at Cove Forge                       Williamsburg    PA
     52.  Springwood Psychiatric Institute                   Leesburg        VA
     53.  Tidwater Psychiatric Institute - Virginia Beach    Virginia Beach  VA

     55.  Linden Oaks Hospital                               Naperville      IL
     69.  NEPA                                               Nashua          NH
     70.  Alvarado Parkway Institute                         La Mesa         CA

          B. Buyer desires to purchase from the Subsidiaries, through wholly-owned subsidiaries of the Buyer (each, a "Buyer Subsidiary" and
                                               ----------------
     collectively, the "Buyer Subsidiaries"), and Seller desires to cause the
                        ------------------
     Subsidiaries to sell to the applicable Buyer Subsidiaries, such Facilities together with related assets (the "Transactions").
                                        ------------

          C. Buyer and Seller are simultaneously with the execution of this Agreement entering into a separate asset sale agreement (the "Subsequent
                                                                   ----------
     Facilities Agreement") in respect of the other inpatient, outpatient and
     --------------------
     substance abuse recovery facilities, residential treatment centers and medical office buildings also identified in Schedule A-2 (the "Subsequent
                                                  ------------       ----------
     Facilities").
     ----------

          NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          Section 1.1  Certain Defined Terms.  For purposes of this Agreement,
                       ---------------------
     the following terms shall have the following meanings:

               "Affiliate" of a specified person shall mean any corporation, partnership, sole proprietorship or other person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity. The term "Affiliate" shall include, without limitation, (i) with respect to Seller, each Subsidiary, and (ii) with respect to Buyer, each Buyer Subsidiary.

               "Cost Report" means the cost report required to be filed, as of the end of a provider cost year or for any other required period, with cost-based Payors with respect to cost reimbursement.

               "Environmental Law" shall mean any Law regulating or otherwise relating to Hazardous Materials, the environment, natural resources, pollution, environmental protection, waste management, industrial hygiene, health, or safety.

               "Hazardous Materials" means any chemicals, materials, substances, or items in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, by-products, or any other materials or articles, which are regulated by or form the basis of liability under any Environmental Laws, including, without limitation, any hazardous waste, medical waste, biohazardous waste, industrial waste, special waste, solid waste, hazardous substance, pollutant, hazardous air pollutant, contaminant, asbestos, polychlorinated biphenyls ("PCBs"), petroleum (including, but not limited to, petroleum-derived substances, waste or breakdown or decomposition products thereof, or any fraction thereof), coal (including, but not limited to, coal-derived substances, waste or breakdown or decomposition products thereof, or any fraction thereof), natural gas (including, but not limited to, natural gas-derived substances, waste or breakdown or decomposition products thereof, or any fraction thereof), formaldehyde, industrial solvents, flammables, explosives, and radioactive substances.

               "knowledge" of a party shall mean the best of the knowledge of any person who serves as of the date of this Agreement as a duly elected officer of such party.

               "Laws" shall mean all statutes, rules, regulations, ordinances, orders, codes, permits, licenses and agreements with or of federal, state, local and foreign governmental and regulatory authorities and any order, writ, injunction, settlement agreement or decree issued or approved by any court, arbitrator or governmental agency or in connection with any judicial, administrative or other non-judicial proceeding (including, without limitation, arbitration or reference).

               "Licenses" shall mean certificates of need, accreditations, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations.

               "Payor" shall mean Medicare, Medicaid, CHAMPUS and Medically Indigent Assistance programs, Blue Cross, Blue Shield or any other third party payor (including an insurance company and self-insured employer), or any health care provider (such as a health maintenance organization, preferred provider organization, peer review organization, or any other managed care program).

               "Release" means any release, spill, emission, leaking, pumping, emptying, dumping, injection, abandonment, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials (including, but not limited to, the abandonment or discarding of Hazardous Materials in barrels, drums, or other containers) into or within the environment, including, without limitation, the migration of Hazardous Materials into, under, on, through, or in the air, soil, subsurface strata, surface water, groundwater, drinking water supply, any sediments associated with any water bodies, or any other environmental medium, regardless of where such migration originates.

               "Schedule" shall mean a schedule from the master set of schedules and attachments developed for this Agreement and the Subsequent Facilities Agreement and which is listed in the Table of Contents for this Agreement. The parties agree that to the extent information in a schedule from the master set of schedules and attachments is listed by a facility name and/or by a facility number, such schedule shall, for purposes of this Agreement, be deemed to include only the information contained therein that is related to the First Facilities, unless this Agreement expressly refers to information contained therein that is related to the Subsequent Facilities.

               "Taxes" shall mean (i) all federal, state, county and local sales, use, property, recordation and transfer taxes, (ii) all state, county and local taxes, levies, fees, assessments or surcharges (however designated, including privilege taxes, room or bed taxes and user fees) which are based on the gross receipts, net operating revenues or patient days of a Facility for a period ending on, before or including the relevant Closing Date (as defined in Section 2.13) or a formula taking any one of
                                 ------------
     the foregoing into account, and (iii) any interest, penalties and additions to tax attributable to any of the foregoing, but shall not include income and other taxes described in Sections 2.4(a) and (b).
                                  ---------------     ---

          Section 1.2  Index of Other Defined Terms.  In addition to those terms
                       ----------------------------
     defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

                   Defined Term                     Section
                   ------------                     -------
                   Account Parties                  2.9(b)
                   Accrued Operating Assets         2.5(b)
                   Accrued Operating Expenses       2.3(g)
                   Acquired Acute Hospitals         6.8(c)
                   Acquisition Date                 6.8(c)
                   Acute Hospitals                  6.8(b)(iii)
                   Adjustment Sections              2.14
                   Agreement                        Preamble
                   Allocation Schedule              2.7
                   Assumed Contracts                2.3(a)
                   Assumed Guaranties               2.3(a)
                   Assumed Liabilities              2.3
                   Balance Sheet                    3.17(b)
                   Buyer                            Preamble
                   Buyer Subsidiary                 Preamble
                   Charter Documents                3.4
                   Claim Notice                     11.6
                   Closing Date                     2.13
                   COBRA                            2.10(d)
                   Code                             3.11
                   Collection Fee Base              2.9(f)
                   Combined Receivables             3.17(d)
                   Combined Subsidiaries            3.17(a)
                   Competing Business               6.8(a)
                   Consents                         8.5
                   Consultant                       6.2(b)
                   Contingent Contract              2.18
                   Cost Report Settlements          2.2(i)
                   Covenant Period                  6.8(d)
                   Covered Facilities               6.8(b)(ii)
                   Covered Parties                  6.8(a)
                   Deductible Amount                11.3(b)(i)(B)
                   Document Retention Period        5.7(b)
                   EBITDA                           3.17(a)
                   EBITDA Statements                3.17(a)
                   Eligible Receivables             2.9(b)(ii)
                   Employee Benefit Arrangements    3.26(c)
                   Environmental Survey             6.2(b)
                   Equipment                        2.1(d)

                   ERISA                            2.10(a)
                   Escrow Agent                     2.13(f)
                   Estimated Net Book Values        2.6(a)
                   Excess Interim Payments          2.1(l)
                   Excluded Assets                  2.2
                   Excluded Liabilities             2.4
                   Exempted Competing Business      6.8(c)
                   Facilities                       Recitals
                   Final Closing                    2.13
                   Final Closing Date               2.13
                   Final Net Book Values            2.6(c)
                   Financial Schedule               3.17(b)
                   First Closing                    2.13
                   First Facilities                 Recitals
                   Hired Employees                  2.10(c)
                   Hospital Records                 5.7(a)
                   HSR Act                          3.4
                   Indemnitee                       11.5
                   Indemnitor                       11.5(a)
                   Insurance Program                6.10
                   Intercompany Transactions        2.1(f)(y)
                   Interim Net Book Values          2.6(b)
                   Inventory                        2.1(e)
                   JCAHO                            3.20
                   Leased Real Property             2.1(b)
                   Loan Commitment Agreements       2.1(f)
                   Loan Commitment Notes            2.1(f)
                   Losses                           11.3(a)
                   Manuals                          2.11(b)
                   Material Adverse Effect          3.4
                   Multiemployer Plans              2.10(a)
                   Net Book Values                  2.5(b)
                   1993 EBITDA                      2.13(b)
                   Other Assigned Contracts         2.1(f)
                   Original Closing Date            2.14
                   Owned Real Property              2.1(a)
                   Paid Time Off                    2.3(c)
                   Panel                            2.14
                   Patient Records                  5.7(a)
                   Pension Plans                    2.10(a)
                   Permitted Encumbrances           3.8(a)

                   Permitted Expansions             6.8(b)(iv)
                   PHIS Employees                   2.10(b)(i)
                   PHIS System                      2.17
                   Prepayments                      2.1(k)
                   Purchase Price                   2.5
                   Real Property Leases             2.1(b)
                   Receivables                      2.1(l)
                   Related Agreements               3.4
                   Reorganization                   6.8(b)(v)
                   Required First Facilities        2.13
                   Retained Employees               2.10(b)(iii)
                   Schedule of Required Consents    2.12(c)
                   Scheduled Closing                2.13
                   Second Closing                   2.13
                   Seller                           Preamble
                   Specified Acute Hospital         6.8(c)
                   Specified Capacity               6.8(a)
                   Straddle Patients                2.9(c)
                   Straddle Patient Payments        2.9(c)(ii)
                   Subject Transferred Assets       2.13
                   Subsequent Facilities            Recitals
                   Subsequent Facilities Agreement  Recitals
                   Subsidiaries                     Recitals
                   TEFRA                            2.9(c)(ii)
                   Tentative Purchase Price         2.6(a)
                   Termination Date                 10.1(b)
                   Third Party Claims               11.5(a)
                   Title Insurer                    8.7
                   Title Policies                   8.7
                   Transactions                     Recitals
                   Transferred Business Names       2.1(h)
                   Transition Period                2.17
                   Trigger Amount                   11.3(b)(i)(B)
                   Unusual Proceedings              3.14
                   Venture Agreements               2.1(c)
                   Ventures                         2.1(c)
                   WARN Act                         2.10(e)
                   Working Capital Adjustment Date  2.6(c)

                                   ARTICLE 2
                               BASIC TRANSACTIONS

          Section 2.1  Purchased Assets.  On the terms and subject to the
                       ----------------
     conditions contained in this Agreement, Buyer shall, or shall cause the applicable Buyer Subsidiary to, purchase from each Subsidiary, and Seller shall cause each Subsidiary to sell, convey, assign, transfer and deliver to Buyer or the applicable Buyer Subsidiary, the following assets of each such Subsidiary that are used in and necessary for the conduct of the operations of the Facilities (the "Transferred Assets"), but excluding all
                                        ------------------
     Excluded Assets as defined in Section 2.2:
                                   -----------

               (a) All of the Subsidiary's right, title and interest in and to the real property owned in fee (the "Owned Real Property") that is
                                          -------------------
     identified in Schedule 2.1(a) on which Facilities are located and all other
                   ---------------
     real property owned in fee by the Subsidiary and used in and necessary for the conduct of the operations of the Facilities, together with the Facilities, construction work-in-progress, and all other buildings, fixtures and improvements thereon, and all rights, privileges, permits and easements appurtenant thereto.

               (b) All of the Subsidiary's right, title and interest, as lessee or sublessee, in and to the leasehold estates and the related lease or sublease agreements (the "Real Property Leases") respecting land,
                               --------------------
     Facilities, buildings, fixtures and real property improvements (whether owned or leased) (the "Leased Real Property") identified in Schedule
                            --------------------                 --------
     2.1(b), together with all construction work-in-progress in respect of same
     ------
     and all rights, privileges and easements appurtenant thereto.

               (c) All of the Subsidiary's right, title and interest in and to the joint ventures or partnerships identified in Schedule 2.1(c) hereto
                                                      ---------------
     (the "Ventures") that relate to partnerships or joint ventures that own or
           --------
     lease Facilities or other Transferred Assets, together with all of the Subsidiary's right, title and interest in and to the joint venture or partnership agreements, also identified in such Schedule (the "Venture
                                                                    -------
     Agreements"), that govern such partnerships or joint ventures, and, subject
     ----------
     to the provisions of Section 7.6, in and to all distributions and
                          -----------
     allocations which the Subsidiary is entitled to receive as of the relevant Scheduled Closing (as defined in Section 2.13).
                                      ------------

               (d) All of the Subsidiary's right, title and interest in and to fixed machinery and equipment, other fixtures and fittings, moveable plant, machinery, equipment and furniture, trucks, tractors, trailers and other vehicles, tools and other similar items of tangible personal property (collectively "Equipment") (i) that are not consumed, disposed of or held
                    ---------
     for sale or as inventory in the ordinary course of business, (ii) that are used, owned, held or leased by the Subsidiary as of the relevant Scheduled Closing, and (iii) that are used in and necessary for the conduct of the operations of the Facilities.

               (e) All of the Subsidiary's right, title and interest in and to inventories of supplies, drugs, food, janitorial and office supplies, maintenance and shop supplies, and other similar items of tangible personal property intended to be consumed, disposed of or sold in the ordinary course of business (collectively, the "Inventory") that are used, owned or
                                            ---------
     held by the Subsidiary as of the relevant Scheduled Closing and that are used by the Subsidiary in and necessary for the conduct of the operations of the Facilities.

               (f) All of the Subsidiary's right, title and interest in and to all written contracts and agreements (the "Other Assigned Contracts") to
                                                ------------------------
     which the Subsidiary is a party at the relevant Scheduled Closing, other than the Real Property Leases and the Venture Agreements, (i) that are listed on Schedule 2.1(f), (ii) pursuant to which the Subsidiary paid or
               ---------------
     received less than $25,000 during its last fiscal year or pursuant to which it expects to pay or receive less than $25,000 during its current fiscal year, or (iii) with respect to Other Assigned Contracts not described in clauses (i) or (ii) above, for which Buyer has not provided Seller with
             ---    ----
     written notice of its rejection of such contract or agreement within sixty
     (60) days following the relevant Scheduled Closing, provided that the Other
                                                         -------------
     Assigned Contracts shall not include any contract or agreement that relates to or covers healthcare facilities or operations of Seller other than the Facilities that are being sold, assigned, transferred or conveyed at such relevant Scheduled Closing except to the extent the portion of such contract or agreement related to such Facilities may be assigned together with the sale, assignment, transfer or conveyance of such Facilities.

     Schedule 2.1(f) contains a list by Facility of the following categories of
     ---------------
     Other Assigned Contracts pursuant to which a Subsidiary paid or received $25,000 or more during its last fiscal year or expects to pay or receive $25,000 or more during its current fiscal year: construction contracts relating to construction work-in-progress at the Facilities; Equipment leases (whether operating or capitalized leases) and installment purchase contracts where the annualized lease or installment payments exceed $25,000; contracts or arrangements binding on a Facility which contain any covenant not to compete or otherwise significantly restrict the nature of the business activities in which the Facility may engage; provider agreements with Payors other than Medicare and Medicaid (as defined in Section 1.1); bridge and other loan
                                          -----------
     commitment agreements (the "Loan Commitment Agreements") pursuant to
                                 --------------------------
     which a Subsidiary has agreed to provide advances or income guarantees from time to time to lessors or sublessors under the Real Property Leases or to healthcare professionals, groups or entities providing services to the Facilities, together with promissory notes (the "Loan Commitment Notes")
                                                      ---------------------
     evidencing amounts owed to the Subsidiary as a result of any such advances or guarantees; agreements with healthcare professionals; leases as lessor or sublessor; and any other contracts in force pursuant to which the Subsidiary paid or received over $25,000 during its last fiscal year or expects to pay or receive $25,000 or more during its current fiscal year. Notwithstanding the foregoing, the Other Assigned Contracts shall not include and Schedule 2.1(f) need not contain:
                 ---------------

                    (w) Any contract which evidences indebtedness for money borrowed or the deferred portion of the purchase price for Owned Real Property and is therefore an Excluded Liability under the provisions of Section 2.4(i), unless the parties mutually agree, in accordance
             --------------
          with the provisions of such Section 2.4(i), that such indebtedness
                                      --------------
          will be assumed by Buyer, in which case the contract or contracts evidencing such indebtedness will be Transferred Assets, provided that
                                                                   -------------
          if the indebtedness evidenced by any such contract is secured by a lien on any Transferred Asset, Seller shall cause such lien to be released at or prior to the relevant Scheduled Closing unless Buyer agrees to assume such indebtedness pursuant to Section 2.4(i);
                                                         --------------

                    (x) Any contract respecting an intercompany transaction between the Subsidiary, on the one hand, and Seller or an Affiliate (as defined in Section 1.1) of Seller, on the other, whether or not
                         -----------
          such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like ("Intercompany Transactions"), except that
                                  -------------------------
          transactions arising in connection with open purchase orders where the Seller has acted as an intermediary for a Subsidiary and transactions between Seller or an Affiliate of Seller, on the one hand, and the ventures and partnerships described in Section 2.1(c)
                                                               --------------
          that are not wholly owned by Seller and its Affiliates, on the other hand, shall not be regarded as Intercompany Transactions;

                    (y) Employment contracts, if any, between the Subsidiary or a Facility and the chief executive or chief financial officer of such Facility, whether or not such officer is a Hired Employee (as defined in Section 2.10(c)); and
             ---------------

                    (z) Collective bargaining agreements in respect of the employees of a Facility, unless Buyer elects to assume such agreements (it being understood, however, that nothing herein is intended to affect Buyer's obligations with respect thereto, if any, under the National Labor Relations Act).

               (g) All of the Subsidiary's right, title and interest in and to the right to receive mail and other communications addressed to Seller or the Subsidiary insofar as such mail or other communication relates to the operation of the Facilities after the relevant Scheduled Closing, or to Receivables, Inventory, Prepayments or Accrued Operating Expenses (as herein defined).

               (h) All of the Subsidiary's right, title and interest in and to the business names set forth in Schedule 2.1(h) (the "Transferred Business
                                     ---------------       --------------------
     Names").
     -----

               (i) All of the Subsidiary's right, title and interest in and to Licenses (as defined in Section 1.1) in favor of the Subsidiary as of the
                             -----------
     relevant Scheduled Closing that are related to, necessary for, or used in connection with the operation of the Facilities transferred in such Scheduled Closing as presently operated by the Subsidiary, provided that
                                                                -------------
     Licenses in favor of the Subsidiary shall be included in the Transferred Assets only to the extent they are lawfully transferable.

               (j) All of the Subsidiary's right, title and interest in and to unexpired warranties as of the relevant Scheduled Closing that are transferable to Buyer which the Subsidiary has received from third parties with respect to the Transferred Assets, including, but not limited to, such warranties as are set forth in any construction agreement, lease agreement, equipment purchase agreement, consulting agreement or agreement for architectural and engineering services.

               (k) All of the Subsidiary's right, title and interest in and to advance payments, prepayments, prepaid expenses, deposits and the like (i) made by the Subsidiary or Seller on its behalf in the ordinary course of business with respect to Subject Transferred Assets (as defined in Section
                                                                        -------
     2.13) prior to the relevant Scheduled Closing, (ii) which exist as of such
     ----
     Scheduled Closing, (iii) with respect to which Buyer will receive the benefit after the relevant Scheduled Closing, and (iv) which Buyer agrees
                                                   ---
     to acquire (Buyer hereby agreeing not to withhold such agreement unreasonably) (collectively, "Prepayments"), which Prepayments are listed
                                   -----------
     by Facility, category and approximate amount as of November 30, 1993 (or a later date if mutually agreed upon), in Schedule 2.1(k).
                                             ---------------

               (l)  Subject to the further provisions of Section 2.9, all of the
                                                         -----------
     Subsidiary's right, title and interest as of the Closing in and to accounts receivable recorded by the Subsidiary as an account receivable from Payors, patients and other third parties (whether or not billed) arising from or in connection with the operation of the Facilities, together with rights to payment for services rendered through the relevant Closing Date to Straddle Patients referred to in Section 2.9(c) (collectively, "Receivables"),
                             --------------                 -----------
     provided that any account receivable that would, under Sections
     --------                                               --------
     2.9(b)(ii)(B) or (C), qualify as an "Eligible Receivable" as of the end of
     --------------------
     the month ending prior to the relevant Scheduled Closing shall, at the option of Buyer, not be a receivable included in the Scheduled Closing and shall be an Excluded Asset. The parties hereby acknowledge that interim payments made by a Payor that are in excess of the net carrying value of the Receivables with respect to which such interim payments are a credit against amounts that would otherwise be due from the Payor ("Excess Interim
                                                                  --------------
     Payments") shall not be regarded as Receivables for any purpose of this
     --------
     Agreement, because such Excess Interim Payments do not reflect amounts which the recipient is entitled to retain for services rendered and such Excess Interim Payments are Excluded Assets and Excluded Liabilities under this Agreement.

               (m) All of the Subsidiary's right, title and interest in and to the goodwill of the businesses evidenced by the Transferred Assets, and, except for Excluded Assets, any and all other assets of the Subsidiary used in and necessary for the conduct of the operations of the Facilities as conducted prior to the relevant Scheduled Closing, whether or not such assets have any value for accounting purposes, provided that with respect
                                                    -------------
     to NME Hospitals, Inc., NME Properties Corp., NME Psychiatric Properties, Inc., NME Specialty Hospitals, Inc. and any subsidiary of NME Specialty Hospitals, Inc. (including, without limitation, NME Psychiatric

     Hospitals, Inc.), only those assets described in Section 2.1(a)-(l) above
                                                      ------------------
     (other than Excluded Assets) shall be included in the Transferred Assets.

          Section 2.2  Excluded Assets.  The following properties and assets
                       ---------------
     (the "Excluded Assets") are not included in Transferred Assets:
           ---------------

               (a) Except for the Inventory, Receivables, Prepayments and current amounts represented by the Loan Commitment Notes, all assets constituting working capital, whether cash, cash equivalents, securities, or other current assets, and all claims, choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights.

               (b)  Except for the Transferred Business Names, Licenses and
     Other Assigned Contracts included in the Transferred Assets and except for manuals relating to equipment and other tangible property included in the Transferred Assets, all privileged or proprietary (to Seller or a Subsidiary) materials, documents, information, media, methods and processes owned by Seller or a Subsidiary, and any and all rights to use same, including, but not limited to, all intangible assets of an intellectual property nature such as trademarks, service marks and trade names (whether or not registered), computer software that is proprietary to Seller or a Subsidiary, all procedures and manuals that are proprietary to Seller or a Subsidiary, all promotional or marketing materials (including all marketing computer software), and any and all names under which the Subsidiaries or the Facilities have done business or offered programs, other than the Transferred Business Names, and all abbreviations and variations thereof, provided, however, that Buyer shall have the rights set forth in Section
     --------  -------                                                -------
     2.11.
     ----

               (c) The rights of Seller or any Subsidiary under any insurance policy, if any, included in the Transferred Assets which relate to any Excluded Asset or Excluded Liability (as defined in Section 2.4) (it being
                                                         -----------
     understood, however, that Buyer shall have no obligation to take any action under any such policy to seek any recovery except at the reasonable request, and at the sole expense, of Seller or a Subsidiary or to continue any such policies in force).

               (d) The rights of Seller or of any Subsidiary to receive mail and other communications addressed to any of them with respect to Excluded Assets or Excluded Liabilities.

               (e)  Subject to the provisions of Section 5.7, any and all
                                                 -----------
     business and patient records of or related to the operation of the Facilities, whether or not maintained at or by the Facilities.

               (f) All property, plant, equipment and other assets pertaining to the psychiatric healthcare business of Seller or any subsidiary of Seller that relate primarily to any general hospital, acute hospital or so-called "campus facility" of Seller or any subsidiary of Seller and all outpatient facilities and other assets primarily related thereto.

               (g) Any and all contracts and agreements pursuant to which a Subsidiary provides management services to third parties other than a Facility, except for such contracts and agreements as are specifically listed on Schedule 2.1(f).
               ---------------

               (h)  Subject to Sections 2.17 and 6.7, any and all rights
                               -------------     ---
     respecting computer and data processing hardware or firmware that is proprietary to Seller or any Affiliate of Seller, and any computer and data processing hardware or firmware, whether or not located at a Facility, that is part of a computer system the central processing unit for which is not located at a Facility.

               (i) All of the right, title and interest of Seller and the Subsidiaries in assets resulting from any resolution with Payors of amounts due with respect to Cost Reports ("Cost Report Settlements") to the extent
                                        -----------------------
     such Cost Reports cover any period through the relevant Scheduled Closing with respect to a Facility and other rights of Seller respecting Cost Reports described in Section 6.6, including any assets or liabilities
                          -----------
     resulting from any gain or loss on the sale of the Facilities in connection with the Transactions.

               (j) (i) All amounts due to the Subsidiaries arising from Intercompany Transactions, (ii) assets that are the subject of the Subsequent Facilities Agreement, and (iii) such other assets, if any, specifically described in Schedule 2.2(j) and assets which would be
                               ---------------
     Transferred Assets except for the operation of Sections 2.12, 6.2(c), 8.5,
                                                    -------------  ------  ---
     8.7 or 9.5 or other provisions of this Agreement.
     ---    ---

               (k) All "800" telephone lines and related Equipment and contract rights and all advertising containing any name other than a Transferred Business Name.

     Seller shall remove at any time prior to or within thirty (30) days following the relevant Closing Date or, with respect to the Hospital Records (as defined in Section 5.7(a)), Seller may remove from time to time
                            --------------
     within the relevant Document Retention Period (as defined in Section
                                                                  -------
     5.7(b)) (in each case, at Seller's expense, but without charge by Buyer for
     -------
     storage), any and all of the Excluded Assets from the Facilities, provided
                                                                       --------
     that Seller shall do so in a manner that does not unduly or unnecessarily disrupt Buyer's normal business activities at the Facilities.

          Section 2.3  Assumed Liabilities.  Subject to the terms and conditions
                       -------------------
     set forth in this Agreement, Buyer shall assume and pay, discharge and perform as and when due only the following obligations and liabilities of
                             ----
     Seller and the Subsidiaries and no others (the "Assumed Liabilities"), as
                                                     -------------------
     such obligations and liabilities may exist at the time they are assumed by Buyer in accordance with the terms hereof:

               (a) All liabilities and obligations of the Subsidiaries which pertain to or are to be performed during the period following the relevant Closing Date, and which arise under any contract, license, permit, agreement, arrangement, understanding or undertaking included in the Transferred Assets, including the Real Property Leases, the Venture Agreements, the Other Assigned Contracts and the Licenses, and any obligation or liability (the "Assumed Guarantees") of Seller or any
                                   ------------------
     Affiliate of Seller (including letters of credit and performance bonds) which is in the nature of a guaranty of the foregoing (together, the

     "Assumed Contracts"), including without limitation, the capitalized lease
     ------------------
     liabilities and obligations of the Facilities listed on Schedule 2.3(a).
                                                             ---------------

               (b)  Without affecting the provisions of Sections 2.1(k), 2.6(a),
                                                        ---------------  ------
     2.6(b) or 2.6(c), all liabilities and obligations under open purchase
     ------    ------
     orders at a Facility included in the Subject Transferred Assets that were entered into by Seller or a Subsidiary in the ordinary course of business with respect to operation of such Facility on or prior to the relevant Closing Date and which provide for the delivery of goods or services subsequent to the relevant Closing Date.

               (c) All obligations and liabilities to any Hired Employee for paid time off that is vested and with respect to which the Hired Employee would be entitled to payment upon termination of his or her employment with Seller or an Affiliate of Seller (including, for all purposes of this Agreement, "old paid days leave," "paid time off," sick leave and vacation pay to the extent that they are vested rights that are subject to payment upon termination of employment; collectively, "Paid Time Off") through the
                                                    -------------
     relevant Closing Date in accordance with the employment policies of Seller and its Affiliates as they exist on the date of this Agreement; provided
                                                                     --------
     that if Seller satisfies any portion of such obligations and liabilities existing at the relevant Scheduled Closing by payment to a Hired Employee, then such payment shall be treated as a reduction of Accrued Operating Expenses (as defined in Section 2.3(g)).
                             --------------

               (d) Without limiting Seller's representations and warranties contained in Article 3 or Buyer's rights under Article 11 for a breach
                  ---------                         ----------
     thereof, all liabilities and obligations respecting any changes or improvements needed to the Facilities for them to be in material compliance following the relevant Scheduled Closing with respect to such Facilities with safety, building, fire, land use, access (including without limitation the Americans With Disabilities Act) or similar Laws (as defined in Section
                                                                         -------
     1.1) respecting the physical condition of the Facilities.
     ---

               (e) All liabilities and obligations respecting employee matters assumed by Buyer pursuant to the provisions of Section 2.10.
                                                    ------------

               (f) Any liability or obligation which becomes an Assumed Liability by operation of Section 2.4(i) and such other liabilities and
                               --------------
     obligations pertaining to the Facilities, if any, specifically described in

     Schedule 2.3(f).
     ---------------

               (g) Any accrued and unpaid liabilities (whether or not due) of the Subsidiaries in existence on the relevant Scheduled Closing Date which relate to the Facilities, which were incurred in the ordinary course of the operation of the Facilities and which represent (i) trade payables incurred to suppliers of goods or services; (ii) water, gas, electricity and other utility charges; (iii) license fees; (iv) rent, common area maintenance charges, operating expenses and other charges arising under the Real Property Leases; (v) insurance premiums (but only with respect to policies that will be continued in force by Buyer after the relevant Scheduled Closing); (vi) salaries and other payroll costs respecting Hired Employees accrued in accordance with the normal accounting practices of Seller and the Subsidiaries (but not including bonuses or other incentive compensation or accrued benefits with respect to benefit plans that are not assumed by Buyer); (vii) Taxes, except for Taxes referred to in Section 5.5 relating
                                                          -----------
     to expenses of the Transactions and payroll taxes respecting employees who are not Hired Employees; and (viii) similar liabilities incurred in the ordinary course of the operation of the Facilities and customarily recorded as a current liability, other than the current portion of long-term liabilities and obligations (the liabilities referred to in this Section
                                                                      -------
     2.3(g), together with the liabilities and obligations for Paid Time Off
     ------
     assumed under Section 2.3(c), being herein referred to as "Accrued
                   --------------                               -------
     Operating Expenses").
     ------------------

          Section 2.4  Excluded Liabilities.  The parties agree that liabilities
                       --------------------
     and obligations of Seller and the Subsidiaries not expressly described in

     Section 2.3 as Assumed Liabilities are not part of the Assumed Liabilities,
     -----------
     and Buyer shall not assume or become obligated with respect to any other obligation or liability of Seller or any Subsidiary or any Affiliate of either of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due) (collectively, "Excluded Liabilities"), including, but not
                                    --------------------
     limited to, the liabilities and obligations described in this Section, all of which shall remain the sole responsibility of Seller or the pertinent Subsidiary or Affiliate, as the case may be. Without limiting the generality of the foregoing, Buyer shall not assume and shall have no liability or obligation of any kind for or with respect to any of the following liabilities or obligations:

               (a)  Subject to Section 5.5 respecting certain expenses incurred
                               -----------
     in connection with the Transactions, any of Seller's or any of the Subsidiaries' (or their respective Affiliates') liabilities or obligations (including, but not limited to, any liabilities or obligations under any tax sharing agreements) with respect to franchise taxes and with respect to foreign, federal, state or local taxes imposed upon or measured, in whole or in part, by the income for any period of Seller and/or such Subsidiaries or any member of a combined or consolidated group of companies of which Seller and/or such Subsidiaries are, or were at any time, a part, or with respect to interest, penalties or additions to any of such taxes, and any income, franchise, tax recapture, transfer tax, sales tax or use tax that may arise upon consummation of the transactions contemplated by this Agreement and be due or payable by Seller or any Subsidiary, it being understood that Buyer shall not be deemed to be Seller's or any Subsidiary's transferee with respect to any such tax liability.

               (b) Any of Seller's or any of its Subsidiaries' or Affiliates' liabilities or obligations with respect to the recapture of foreign, federal, state or local tax deductions or credits taken by Seller or such Subsidiary imposed upon, or any taxable gain recognized by, Seller or such Subsidiary on account of the Transactions contemplated hereby.

               (c) Liabilities or obligations of Seller, its Affiliates or a Subsidiary arising from the breach by Seller or such Subsidiary on or prior to the relevant Closing Date of any term, covenant, or provision of any of the Assumed Contracts.

               (d) Liabilities or obligations of Seller, a Subsidiary or Seller's Affiliates now existing or which may hereafter exist by reason of any violation or alleged violation of Law or Laws by Seller or any of its Affiliates or by a Subsidiary, or by an employee or independent contractor of any of the foregoing where any of the foregoing is or is alleged to be responsible for the acts or omissions of any such person, occurring on or prior to the relevant Scheduled Closing Date.

               (e) Liabilities or obligations of Seller or a Subsidiary now existing or which may hereafter exist by reason of any liability to refund any payment or reimbursement received by Seller or a Subsidiary from any Payor which is attributable to any period of time ending on or prior to the relevant Closing Date respecting such Facilities for which such payment or reimbursement was received.

               (f) Liabilities or obligations of Seller or a Subsidiary under any Assumed Contract which would be included in the Transferred Assets but for the provisions of Section 2.12, unless Buyer is provided with the
                           ------------
     benefits thereunder as contemplated in Section 2.12.
                                            ------------

               (g) Liabilities of Seller and the Subsidiaries arising from or in connection with litigation described in Section 3.14, including, but not
                                                ------------
     limited to, the Unusual Proceedings described therein, and any and all liabilities or obligations of Seller and the Subsidiaries for claims for personal injury (including sickness, trauma, disease, pain and suffering, loss of future earnings, punitive damages and the like), property damage, and other damage and injury in existence (i.e., all elements of the claim
                                               ----
     are complete) at or prior to the relevant Scheduled Closing, whether or not any claim has been made or litigation has been instituted with respect thereto and whether or not any claim is covered partially or fully by insurance.

               (h)  Subject to Section 2.12, liabilities of Seller and the
                               ------------
     Subsidiaries incurred in connection with their obtaining any consent, authorization or approval necessary for them to sell, convey, assign, transfer or deliver any Transferred Asset to Buyer hereunder.

               (i) Any liability of Seller or a Subsidiary representing indebtedness for money borrowed or the deferred portion of the purchase price for any Owned Real Property or Equipment (and any refinancing thereof), including without limitation the indebtedness identified on

     Schedule 2.4(i); provided that if, prior to the relevant Scheduled Closing,
     ---------------  --------
     the parties mutually agree that any such indebtedness or obligation will be assumed by Buyer and further agree upon an equitable reduction in the cash portion of the Purchase Price (as defined in Section 2.5) to reflect
                                                  -----------
     Buyer's assumption of such indebtedness or obligation, then any such indebtedness or obligation will be deemed to constitute an Assumed Liability for all purposes of this Agreement; and provided further that
                                                       -------- -------
     with respect to any such indebtedness or obligation not so assumed by Buyer that constitutes a lien or encumbrance upon any Transferred Asset, Seller agrees that on or prior to the relevant Scheduled Closing it will either pay or discharge such indebtedness or liability in full or otherwise cause such lien or encumbrance to be removed from such Transferred Asset, so that such Transferred Asset is sold, conveyed, assigned, transferred and delivered to Buyer at such Scheduled Closing free and clear of such lien or encumbrance.

               (j) Such other liabilities and obligations, if any, specifically described in Schedule 2.4(j) and liabilities which would be Assumed
                  ---------------
     Liabilities but for the provisions of Sections 2.12, 8.5, 8.7 or 9.5.
                                           -------------  ---  ---    ---

               (k) Amounts due from the Subsidiaries arising from Intercompany Transactions.

               (l) Liabilities and obligations respecting Cost Report Settlements to the extent such Cost Reports cover any period through the relevant Closing Date and other obligations of Seller respecting Cost Reports described in Section 6.6.
                          -----------

               (m)  Subject to Section 2.10(f), liabilities and obligations for
                               ---------------
     bonuses, other incentive compensation and benefits under benefit plans to the extent not specifically included in Accrued Operating Expenses.

          Section 2.5  Purchase Price.  The purchase price (the "Purchase
                       --------------                            --------
     Price") in the aggregate for all of the Transferred Assets shall be equal to the sum of (a) Ninety-One Million Four Hundred Sixty-Eight Thousand

     Dollars ($91,468,000), subject to such adjustments, if any, as may occur pursuant to Sections 2.12, 2.14, 6.2(c), 8.5, 8.7, or 9.5 or other
                          ----  ----  ------  ---  ---     ---
     provisions of this Agreement, including the book value as of the relevant Scheduled Closing of capitalized lease liabilities assumed and the value of any assumption of debt pursuant to Section 2.4(i), plus (b) an amount equal
                                        --------------  ----
     to the net book values as of the relevant Scheduled Closing of the Loan Commitment Notes, Inventory, Receivables and Prepayments (collectively,

     "Accrued Operating Assets") included in the Transferred Assets less Accrued
     -------------------------                                      ----
     Operating Expenses, plus (c) an amount (determined on the basis of the Venture's balance sheet) equal to the net book value as of the relevant Scheduled Closing of (i) the sum of each Venture's current assets and distributions payable to partners or venturers, less (ii) the sum of each
                                                     ----
     such Venture's current liabilities, indebtedness for money borrowed and capitalized lease liabilities, pro-rated in each case to the equity percentage in such Venture held by Seller and the Subsidiaries (the amounts in clauses (b) and (c) being referred to as the ("Net Book Values"). In
                ---     ---                            ---------------
     addition, at the First Closing, Buyer shall pay to Seller the sum of Two Million Dollars ($2,000,000) for the covenant not to compete described in

     Section 6.8.  Notwithstanding anything in this Agreement or in a Schedule
     -----------
     hereto that might be construed to the contrary, Net Book Values will not be reduced by Seller's retained liability for Excess Interim Payments made by a Payor prior to the relevant Scheduled Closing that are in excess of the net carrying value of the Receivables transferred at such Scheduled Closing with respect to which such interim payments are a credit against amounts that would otherwise be due from the Payor.

          Section 2.6  Payment of Purchase Price.  That portion of the Purchase
                       -------------------------
     Price due and payable for the Transferred Assets actually sold, assigned, transferred and conveyed to Buyer and the applicable Buyer Subsidiaries hereunder shall be paid as follows:

               (a)  Payment of Tentative Purchase Price.  No less than five (5)
                    -----------------------------------
     business days prior to each Scheduled Closing, Seller shall deliver to Buyer a certificate executed on the Seller's behalf by a responsible officer setting forth the Seller's estimate of what the Net Book Values will be as of such Scheduled Closing for the Subject Transferred Assets (as defined in Section 2.13) (the "Estimated Net Book Values"), and
                ------------        -------------------------
     additionally setting forth (i) the Net Book Values for the Subject Transferred Assets recorded by Seller as of the most recent month-end prior to the delivery of such certificate for which data is available, and (ii) the methodology used by Seller for updating changes in Net Book Values since such month-end data to arrive at such estimate. All determinations made with respect to the Net Book Values shall be based upon the internal records of, and the valuation methods customarily used by, Seller and the Subsidiaries, absent error, and consistent with generally accepted accounting principles with respect to the recording and accruing of the types of assets and liabilities included in Net Book Values. On the terms and subject to the conditions contained in this Agreement, at each Scheduled Closing Buyer shall pay to Seller, in the manner set forth herein, an amount equal to (iii) the portion of the Purchase Price arising under Section 2.5(a) (including any debt assumptions
                                  --------------
     pursuant to Section 2.4(i)) due at such Scheduled Closing as calculated on
                 --------------
     the basis of the values assigned to the pertinent Subject Transferred Assets in the Allocation Schedule (as defined in Section 2.7) plus (iv) an
                                                      -----------  ----
     amount equal to one hundred percent (100%) of the Estimated Net Book Values related to the Subject Transferred Assets,(the sum of clauses (iii) and
                                                                   -----
     (iv) being referred to as the "Tentative Purchase Price"), less (v) the
     ----                           ------------------------    ----
     book value of any capitalized leases assumed at such Scheduled Closing,

     less (vi) the value of any debt assumed pursuant to Section 2.4(i) at such
     ----                                                --------------
     Scheduled Closing.

               (b)  Determination of Interim Net Book Values.   As soon as
                    ----------------------------------------
     practicable, but in no event later than sixty (60) days after each Scheduled Closing, Seller shall cause a schedule to be prepared and delivered to Buyer showing an interim calculation of the Net Book Values with respect to the Subject Transferred Assets (the "Interim Net Book
                                                          ----------------
     Values") as of the relevant Closing Date derived by Seller from the
     ------
     internal books and records of Seller and the Subsidiaries and otherwise in accordance with the second sentence of Section 2.6(a) with respect to the
                                            --------------
     Facilities included in such Subject Transferred Assets, as well as from a physical inventory, taken after the date hereof and prior to or as of such relevant Closing Date, of property which would constitute Inventory if the relevant Scheduled Closing had occurred on the date of such physical inventory. If such schedule as submitted by Seller is not challenged in writing by Buyer within thirty (30) days of its receipt of same, then it shall be deemed accepted by Buyer. If it is so challenged, then, unless otherwise resolved by agreement of the parties within thirty (30) days from the date of Buyer's challenge or such later date as the parties may mutually agree upon, such disagreement shall be mutually submitted by the parties to their respective independent certified public accountants for resolution. If such accountants cannot resolve the disagreement within thirty (30) days of such submission, then they shall submit the matter to a third accounting firm of national standing selected by them, whose determination shall be final and binding, and shall be rendered within thirty (30) days of the date on which the matter is submitted to such firm. Any such third accounting firm shall determine the issues in dispute following such procedures, consistent with the language of this Agreement, as it deems appropriate to the circumstances and with reference to the amounts in issue. No particular procedures are intended to be imposed upon such third accounting firm, it being the desire of the parties that any such dispute shall be resolved as expeditiously and inexpensively as reasonably practicable. In the event that the Interim Net Book Values differ from the Estimated Net Book Values, whether determined on the basis of the schedule prepared by Seller, or agreement of the parties, or decision by independent public accountants, as the case may be, then and in such event, within five (5) business days following such determination of the Interim Net Book Values, either Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, in immediately available funds, the amount by which the Interim Net Book Values differs from the Estimated Net Book Values. The pendency of a dispute shall not affect the payment obligation hereunder of either Buyer or Seller to the extent such payment is not disputed.

               (c)  Determination of Final Net Book Values.  Within ten (10)
                    --------------------------------------
     business days following expiration of six (6) months from each Scheduled Closing, Buyer shall provide a certificate to Seller, executed on Buyer's behalf by a responsible officer, setting forth a proposed calculation of final Net Book Values with respect to the Subject Transferred Assets (the

     "Final Net Book Values") as of the end of such six (6) month period (a
     ----------------------
     "Working Capital Adjustment Date") which shall contain a reconciliation as
     --------------------------------
     of the relevant Closing Date of the Interim Net Book Values, adjusted only for (i) errors claimed by Buyer to exist in Seller's accruals for Accrued Operating Assets and Accrued Operating Expenses and the Ventures' calculations of partners' equity, partners' distributions payable and the net book value of Venture fixed assets, (ii) Buyer's ability to collect Receivables and the Ventures' ability to collect their accounts receivable in existence as of the relevant Closing Date, on or before the Working Capital Adjustment Date, in excess of the carrying value therefor as of the relevant Closing Date net of reserves, and by Buyer's or a Venture's receipt of Excess Interim Payments, (iii) Buyer's inability to collect Receivables and the Ventures' inability to collect their accounts receivable in existence as of the relevant Closing Date, on or before the Working Capital Adjustment Date, in accordance with their net carrying values as of the relevant Closing Date, and (iv) Buyer's ability to pay Accrued Operating Expenses and the Ventures' ability to pay similar expenses of the Venture at less than their book value as of the relevant Closing Date or Buyer's or the Ventures' payment of the same at more than their book value as of the relevant Closing Date to the extent legally required to do so. For purposes of any such calculation, (v) the accuracy of Seller's or the Ventures' accrual for real and personal property taxes shall be based upon the last notice of tax assessment respecting such property prior to the relevant Scheduled Closing that does not reflect the Transactions contemplated to occur at the relevant Scheduled Closing, (vi) variable or undetermined charges arising under Real Property Leases shall be accrued as of the relevant Scheduled Closing on an historical basis, (vii) payments received on account of Receivables shall be applied in accordance with Sections 2.9(b) and (c),
                                                     ---------------     ---
     and (viii) expenses for such items as real and personal property taxes, utility charges, charges arising under leases, insurance premiums and the like shall be pro-rated as of the relevant Scheduled Closing. In the event that Buyer elects to reassign to Seller any Loan Commitment Notes on or prior to the relevant Working Capital Adjustment Date, then the Final Net Book Values shall be deemed to be further reduced by an amount equal to the uncollected portion thereof, in which case Buyer shall execute such documents of re-assignment as are reasonably satisfactory to Seller and such Loan Commitment Notes as are reassigned shall thereafter to be deemed to be Excluded Assets. Any dispute concerning Buyer's calculation of the Final Net Book Values that is unresolved for thirty (30) days shall be submitted for resolution by the parties' independent certified public accountants in accordance with the procedures contained in Section 2.6(b).
                                                                --------------
     Within five (5) business days following determination of the Final Net Book Values for a Scheduled Closing, either Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, in immediately available funds, the amount by which the Final Net Book Values differ from the Estimated Net Book Values, as adjusted for payments, if any, on account of the Interim Net Book Values. The pendency of a dispute shall not affect the payment obligation hereunder of either Buyer or Seller to the extent such payment is not disputed.

               (d)  Seller as Agent of Subsidiaries.  Seller shall, at or prior
                    -------------------------------
     to the relevant Scheduled Closing, cause each Subsidiary transferring Subject Transferred Assets thereat to irrevocably designate (with an original copy being provided to Buyer) Seller as its agent to receive on its behalf delivery of that portion of all payments made by Buyer hereunder to which such Subsidiary may be entitled as a result of its participation in such Scheduled Closing, including without limitation that portion of the Purchase Price attributable to the Subject Transferred Assets sold to Buyer by it, and to acknowledge that delivery of such payments, including the Purchase

     Price, to Seller in accordance with the terms of this Agreement shall be conclusive and binding evidence against such Subsidiary that any payments or consideration due to such Subsidiary in respect of the Subject Transferred Assets sold to Buyer by it, or in respect of other payments due to it from Buyer under the terms of this Agreement, have been delivered.

          Section 2.7  Allocation of Purchase Price.  The Purchase Price shall
                       ----------------------------
     be allocated to the Transferred Assets on a Facility by Facility basis in accordance with Schedule 2.7 (the "Allocation Schedule"), except that the
                     ------------       -------------------
     portion of the Purchase Price attributable to the Net Book Values shall be allocated in accordance with the amounts actually paid therefor in accordance with the provisions of Sections 2.5(b) and (c). Notwithstanding
                                       ---------------     ---
     the foregoing, at least five (5) days prior to the First Closing (as defined in Section 2.13), Buyer and Seller shall in good faith agree upon
                ------------
     reasonable modifications to the Allocation Schedule set forth in Schedule
                                                                      --------
     2.7 to reduce the aggregate amounts allocated therein to the First
     ---
     Facilities by the sum of Five Million Dollars ($5,000,000), and such modified Allocation Schedule shall thereafter be the Allocation Schedule for all purposes of this Agreement. Seller and Buyer shall, and Seller shall cause the Subsidiaries to, allocate the Purchase Price in accordance with the Allocation Schedule and allocate the Net Book Values portion thereof in accordance with the amounts paid therefor, to be bound by such allocations for all purposes, to account for and report the purchases and sales contemplated hereby for all purposes (including, without limitation, financial, accounting, Medicare reimbursement and federal and state tax purposes) in accordance with such allocations, and not to take any position (whether in financial statements, Cost Reports, tax returns, Cost Report or tax audits, or otherwise), including without limitation any claim to an adjustment in the basis of such assets by Buyer or its successors and assigns for Medicare purposes which is inconsistent with such allocations without the prior written consent of the other party, except to the extent, if any, required by applicable Law or generally accepted accounting principles.

          Section 2.8  Contingent Lease Obligations.  With respect to each Real
                       ----------------------------
     Property Lease for which Seller or a Subsidiary remains or will remain contingently liable after the relevant Scheduled Closing as lessee, sublessee, guarantor or assignor, Buyer hereby agrees to exercise its best efforts:

               (a) To cause the contingent liability of Seller or such Subsidiary, as the case may be, to be removed on or prior to any extension, renewal or modification of such Real Property Lease by Buyer or a Buyer Subsidiary;

               (b) To procure for Seller and the applicable Subsidiaries a security interest, in form reasonably satisfactory to Seller, in all of the right, title and interest of Buyer and the applicable Buyer Subsidiaries in such Real Property Lease, junior only to the security interest of Buyer's most senior secured lenders, in order to secure the due and punctual performance by Buyer and the applicable Buyer Subsidiaries of the Assumed Liabilities represented by such Real Property Lease; and

               (c) To procure for Seller and the applicable Subsidiaries the right to acquire such right, title and interest in such Real Property Lease, at fair market value, in the event that Buyer and the applicable Buyer Subsidiaries fail to pay, perform and discharge when due the Assumed Liabilities represented by such Real Property Lease and such failure results in Seller or any Subsidiary being required to pay, perform or discharge any of such Assumed Liabilities.

          Section 2.9  Remittances and Receivables.
                       ---------------------------

               (a)  In General.
                    ----------

               (i) All remittances, mail and other communications relating to the Excluded Assets or Excluded Liabilities received by Buyer or a Buyer Subsidiary at any time after a relevant Scheduled Closing shall be promptly turned over by Buyer to the addressee thereof, or if the addressee is no longer affiliated with Seller, to Seller, and pending such delivery, Buyer shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of Seller and the Subsidiaries. All remittances, mail and other communications relating to the Transferred Assets or the Assumed Liabilities received by Seller or any Subsidiary at any time after the relevant Scheduled Closing at which such Transferred Assets are transferred and such Assumed Liabilities are assumed by Buyer shall be promptly turned over by Seller or such Subsidiary to the addressee thereof, or if the addressee is no longer affiliated with Buyer, to Buyer, and pending such delivery, Seller or such Subsidiary shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of Buyer.

               (ii) With regard to the Medicare, Medicaid and CHAMPUS programs, and any Blue Cross program that requires a Cost Report or retains the right of offset, Buyer and Seller mutually covenant and agree as follows. Seller acknowledges that, from time to time, Buyer or Buyer Subsidiaries, after a relevant Scheduled Closing, may receive a demand for payment in connection with overpayments or alleged overpayments from one or more of such programs, or both, which demand relates to the operation of a Facility prior to the relevant Scheduled Closing at which such Facility was included in the Subject Transferred Assets. Buyer shall provide notice to Seller of such demand within ten (10) days of Buyer's receipt of same. Seller covenants and agrees with Buyer that Seller shall, within thirty (30) days of its receipt of written notice from Buyer of such request for any such payment, which notice shall state the basis thereof in reasonable detail, pay in cash to Buyer an amount equal to any and all such overpayments claimed or (by an election made in writing, within twenty (20) days after receiving notice of any such demand) diligently pursue a contest of such claim of overpayment and indemnify and hold Buyer harmless from any liability resulting therefrom, but the right to contest without first paying shall not be available to Seller if the programs collect the alleged overpayment by means of a setoff against Buyer, unless Seller first reimburses Buyer in an amount equal to the amount so setoff, provided that
                                                                  --------
     in all events Buyer shall provide notice to Seller of such demand within ten (10) days of Buyer's receipt of same. Subject to the foregoing, if any such program, with or without notice, collects an alleged overpayment or other amount allegedly owed by Seller or a Subsidiary by offset against Buyer or Buyer Subsidiary, Seller shall promptly pay to Buyer an amount equal to such offset amount provided that Buyer shall have provided Seller
                                 --------
     with any notice related to such offset within ten (10) days of Buyer's receipt of same, or, if no such notice was received by Buyer, Buyer shall have provided notice to Seller of such offset within ten (10) days of Buyer's obtaining notice of such offset being taken. Nothing in this
     Section 2.9(a)(ii) shall limit Buyer's obligations under Section 7.3.
     ------------------                                       -----------

               (b)  Receivables.
                    -----------

                    (i) Buyer shall exercise commercially reasonable efforts to collect Receivables. Any payments received by Buyer or its successors and assigns after a Scheduled Closing Date, from patients, Payors, clients, customers or others who are the obligors on Receivables transferred as of such Scheduled Closing Date (collectively, "Account
                                                                        -------
          Parties"), shall be applied to the oldest remaining
          -------

          Receivables transferred as of such Scheduled Closing Date from such Account Party in the order in which they arose unless, in the case of an Account Party who is a patient, otherwise indicated by the patient's Payor.

                    (ii) On the tenth day of the first month that begins at least thirty (30) days after a Scheduled Closing, on the tenth day of each month thereafter until the Working Capital Adjustment Date with respect to such Scheduled Closing, and on the tenth day following such Working Capital Adjustment Date, Buyer shall execute appropriate instruments of assignment to re-assign back to Seller, and shall turn over to Seller all evidences of and documents pertaining to, any Receivable which, as of the end of the immediately preceding month and/or such Working Capital Adjustment Date, as the case may be, was uncollected and which either (A) is a Receivable in respect of a non-Medicare patient as to which Buyer has decided to cease collection activity, or (B) is a Receivable in respect of a non-Medicare patient which, as of such month end or such Working Capital Adjustment Date, has remained unpaid for a period of at least one hundred eighty (180) days following the date of such patient's discharge from a Facility,
          (C) is a Receivable in respect of a Medicare patient which relates to amounts that represent such patient's deductible or co-insurance obligations, and which, as of such month end or Working Capital Adjustment Date, has remained unpaid for a period of at least one hundred eighty (180) days following the date after which the patient is first billed, or (D) is a Receivable from Medicare in respect of a Medicare patient for which payment has been denied by Medicare provided that Buyer has filed a request for reconsideration within the
          --------
          period required. Such Receivables which are eligible to be turned over to Seller are herein referred to as "Eligible Receivables." Any
                                                    --------------------
          Eligible Receivable that is assigned back to Seller within thirty (30) days following the first opportunity to do so under the provisions of this clause (ii) shall, for purposes of the adjustments contemplated
               -----------
          by Section 2.6(c), be deemed to have not been collected by Buyer, and
             --------------
          any Eligible Receivable that is not so assigned back to Seller within thirty (30) days following the first opportunity to do so under the provisions of this clause (ii) shall, for purposes of the adjustments
                             -----------
          contemplated by Section 2.6(c), be deemed to have been collected by
                          --------------
          Buyer. With respect to any such Eligible Receivable re-assigned back to Seller, Seller and the Subsidiaries shall be free to institute such collection efforts, including, without limitation, initiating such legal proceedings, with respect thereto as they shall, in their sole discretion determine.

                    (iii) In the event of any adjustment in the Net Book Values arising under Section 2.6(c)(iii), then upon such determination, Buyer
                        -------------------
          shall execute instruments of assignment, effective as of the relevant Working Capital Adjustment Date, respecting any unpaid Receivables which are not collected or deemed collected as of such date (it being agreed that any unpaid Receivables not so assigned shall be deemed collected as of or prior to such Working Capital Adjustment Date).

               (c)  Straddle Patient Receivables.  To compensate Seller and the
                    ----------------------------
     Subsidiaries for services rendered and medicine, drugs and supplies provided through a Scheduled Closing Date with respect to patients

     ("Straddle Patients") who were admitted to a Facility on or before the date
       -----------------
     of the Scheduled Closing in which such Facility was transferred and were discharged by the Facility after such Scheduled Closing Date, the following shall apply:

                    (i)  Cut-Off Billings.  Seller shall, or shall cause the
                         ----------------
          Subsidiaries to, prepare cut-off billings for all Straddle Patients as of the close of business on the relevant Closing Date. All payments (other than Excess Interim Payments) which are received by Buyer (or its successors in interest or assigns) after the relevant Closing Date with respect to Straddle Patients and which relate to such cut-off billings shall constitute Receivables for purposes of calculating the Tentative Purchase Price and the Interim Net Book Values for such Scheduled Closing.

                    (ii)  Cut-Off Billings Not Accepted.  If the Payor of any
                          -----------------------------
          Straddle Patient cannot or does not for any reason accept cut-off billings, then Buyer shall notify Seller of same, and Seller shall, or shall cause the Subsidiaries to, deliver to Buyer a statement calculating the total charges made by Seller and the Subsidiaries for services rendered and medicine, drugs and supplies provided through the relevant Closing Date with respect to such Straddle Patient. Within ten (10) days following the discharge of each such Straddle Patient, Buyer shall deliver to Seller a statement reflecting the total charges for the services rendered and medicine, drugs and supplies billed to such Straddle Patient after the relevant Closing Date and the patient receivable (the "Straddle Patient Payments") of Buyer with
                                       -------------------------
          respect to such Straddle Patient (including any cost per discharge limit imposed by the Tax Equity and Fiscal Responsibility Act of 1982, as amended ("TEFRA") and all deductibles and co-insurance payments).
                       -----
          For purposes of calculating the Final Net Book Values for any Scheduled Closing, the pro rata share of the Straddle Patient Payments which shall be treated as a Receivable shall be equal to the amount obtained by multiplying the Straddle Patient Payments by a fraction, the numerator of which is the total charges of Seller and the Subsidiaries with respect to such Straddle Patient through the relevant Closing Date and the denominator of which is the total charges of Buyer, Seller and the Subsidiaries with respect to such Straddle Patient. Seller or Buyer, as may be applicable, may have such statements as submitted by Buyer or Seller verified by their respective independent public accountants within thirty (30) days from delivery. If such statements, as submitted by Buyer or Seller, are acceptable, then such statements shall fix the value of the services, medicine, drugs and supplies provided by Seller and the Subsidiaries, on the one hand, and by Buyer, on the other, to each such Straddle Patient. If any such statement is challenged by Seller or Buyer, then unless otherwise resolved by agreement of the parties within thirty
          (30) days of any such challenge, such statement shall be deemed in dispute, which dispute shall be resolved by the parties' independent certified public accountants. If such accountants cannot resolve the matter within thirty (30) days, then it shall be submitted by them to a third accounting firm in accordance with the procedures contained in
          Section 2.6(b). If Seller or Buyer does not give written notice to the
          --------------
          party preparing the statement of its challenge of such statement within the first said thirty (30) day period, the receiving party shall be deemed to have accepted the same.

               (d)  Cooperation in Collecting Receivables and Excluded Assets.
                    ---------------------------------------------------------
     Buyer agrees to cooperate with Seller and the Subsidiaries and to provide access to records (both medical and financial) to assist in the collection, rebilling and auditing (by Seller or its representatives, including its independent public accountants) of the Receivables and the Excluded Assets (including, but not limited to, any and all Receivables from Account Parties or amounts due to or from any Payor). Without limiting the generality of the foregoing agreements of Buyer to cooperate with Seller, until six (6) months after the relevant Closing Date, (i) Seller may locate one or more of its or its subsidiaries' employees at any or all of the Facilities transferred at such Closing Date, without charge, in order to facilitate such collection, rebilling and auditing, (ii) Buyer shall provide such employees, without charge, adequate and proper space to facilitate the performance of such duties, and (iii) Buyer shall provide reasonable assistance of the employees of Buyer, without charge.

               (e)  Non-Assignable Receivables.  Notwithstanding anything in
                    --------------------------
     this Agreement that might be construed to the contrary, this Agreement shall not constitute an agreement to assign any Receivable (including any Receivable respecting a Straddle Patient) the assignment of which is either prohibited by Law or by the terms of any contract with a Payor. However, without limiting the generality of the foregoing, the Net Book Value of such non-assignable Receivables shall be included in the Net Book Values for all purposes of this Agreement, including, but not limited to, Sections
                                                                        --------
     2.5 through 2.7 and this Section 2.9, as modified by the provisions of this
     ---         ---          -----------
     Section 2.9(e).  That portion of the Purchase Price which, but for the
     --------------
     provisions of this Section 2.9(e), would otherwise be attributable to the
                        --------------
     Net Book Value of such non-assignable Receivables shall be deemed to be a loan from Buyer to Seller and to the pertinent Subsidiary that will be repaid from the proceeds of such Receivables collected and held by Buyer and from the adjustments to Estimated Net Book Values contemplated by

     Sections 2.6, 2.9(b), and 2.9(c).  All procedures and requirements
     ------------  ------      ------
     specified herein (including, without limitation, Buyer's obligations under

     Section 2.9(b)) for the collection of Receivables (including any
     --------------
     Receivables in respect of a Straddle Patient) shall be fully applicable to such non-assignable Receivables, except that (i) Buyer shall be deemed to collect and hold the proceeds of such non-assignable Receivables as agent for the Seller and the Subsidiaries and shall apply such proceeds to the repayment of such loan, and (ii) any provision herein that would otherwise require or provide for Buyer's "reassignment" of a Receivable (including an Eligible Receivable) that is non-assignable to Buyer in the first instance shall be construed to require or provide that Buyer, as agent for Seller and the Subsidiaries, return pertinent documentation respecting such Receivable to Seller and the Subsidiaries to permit collection of such Receivable by them (in accordance with such collection efforts and procedures as they, in their sole discretion, shall determine).

               (f)  Collection Fee.
                    --------------

                    (i) Buyer shall be entitled to a collection fee equal to fifteen percent (15%) of the sum of the following amounts (the "Collection Fee Base"):
          --------------------

                         (A) Cash collected, or deemed, under the provisions of this Agreement, to be collected by Buyer after a relevant Scheduled Closing in respect of (1) Receivables included in the Net Book Values that are acquired by Buyer at such Scheduled Closing, excluding Receivables that Buyer or a Buyer Subsidiary assigns or entrusts at or after such Scheduled Closing to an Affiliate of Seller for purposes of collection and (2) Excess Interim Payments; and

                         (B) Cash remitted to a Facility after the relevant Scheduled Closing by any collection agency (excluding an Affiliate of Seller) with respect to accounts receivable that were assigned to such agency prior to such Scheduled Closing and that would be Receivables but for the provisions of paragraph 6 of Schedule 2.2(j), provided that for purposes of calculating the
                  ---------------  -------------
               collection fee, such cash remitted shall be deemed to be net of any collection agency discounts, fees and charges.

          Five (5) days prior to each Scheduled Closing, Buyer and Seller shall in good faith agree to an estimate of Excess Interim Payments for each Facility included in such Scheduled Closing. Absent manifest error, such estimates shall be binding on Buyer and Seller. Fifteen percent (15%) of the total of such estimates for all Facilities included in each Scheduled Closing (the "Credit Amount") shall be credited against amounts due from Seller to Buyer as provided in Section 2.9(f)(ii).

                    (ii) On the tenth day of the first month that begins at least sixty (60) days after a Scheduled Closing, on the tenth day of every other month thereafter until the Working Capital Adjustment Date, and on the tenth day following the Working Capital Adjustment Date, Buyer shall submit a report to Seller as of the nearest month-end specifying in reasonable detail its calculation of the Collection Fee Base for the period covered by such report. Within five (5) business days following receipt of each such report, Seller shall pay to Buyer, by wire transfer of immediately available funds, the collection fee due with respect to the Collection Fee Base covered by such report less the amount of any Credit Amount not previously used to offset amounts due under this provision. Any Receivable for which a collection fee is so paid shall, to the extent of such Receivable on which such a fee is paid, no longer qualify as an Eligible Receivable.

          Section 2.10  Employee Matters.
                        ----------------

               (a)  Pension Plans.  Schedule 2.10(a) lists all "employee pension
                    -------------   ----------------
     benefit plans" ("Pension Plans") within the meaning of Section 3(2) of the
                      -------------
     Employee Retirement Income Security Act of 1974, as amended ("ERISA") in
                                                                   -----
     which Retained Employees (as defined in Subsection (b) below) directly
                                             --------------
     employed to work at the Facilities participate. Seller shall, or shall cause the Subsidiaries to, (i) terminate as of the relevant Closing Date the active participation of all such employees in the Pension Plans who constitute Hired Employees, (ii) cause the Pension Plans to make timely appropriate distributions following the relevant Closing Date, to the extent required, to such employees in accordance with, and to the extent permitted by, the terms and conditions of such Pension Plans, and (iii) in connection with the termination of the active participation of all such employees in such Pension Plans, comply, and cause each Pension Plan to comply, with all applicable Laws. Prior to the relevant Closing Date, Seller shall have delivered to Buyer, for information purposes only, forms of any letters or other written communications which Seller or the Subsidiaries shall distribute generally to such employees notifying them of their rights in respect of their cessation of active participation in the Pension Plans. There are no "multiemployer plans" within the meaning of
     Section 3(37) of ERISA ("Multiemployer Plans") in which Retained Employees
                              -------------------
     directly employed to work at the Facilities participate.

               (b)  Retained Employees.
                    ------------------

                    (i) Buyer shall have the right to offer to hire at each Scheduled Closing each of the direct employees of Seller or an Affiliate of Seller, who is not a Facility's chief executive or chief financial officer and who, as of such Scheduled Closing, works at the Facilities (including any such direct employees who are on medical disability or leaves of absence and who worked at the Facilities immediately prior to such disability or leave) included in the Subject Transferred Assets, and shall additionally have the right to offer to hire at the First Closing up to five (5) employees of Seller selected by Buyer who are primarily employed at Seller's Fairfax, Virginia regional office in connection with Seller's PHIS System described in Section 2.17 (whether direct or indirect employees with
                       ------------
          respect to the PHIS System, the "PHIS Employees"), provided that Buyer
                                           --------------    --------
          may not offer to hire those employees covered by this clause (i), if
                                                                       ---
          any, who are designated by Seller at least five (5) days prior to the relevant Scheduled Closing and provided further that Buyer shall
                                         ----------------
          extend offers of employment to a sufficient number of employees at each Facility so as to avoid any liability on the part of Seller and the Subsidiaries under the WARN Act (as defined in Section 2.10(e))
                                                             ---------------
          with respect to the Transactions contemplated hereby. Seller will advise Buyer of the number of employees terminated at each Facility during the ninety (90) day period preceding the relevant Scheduled Closing.

                    (ii) Buyer shall additionally have the right to offer to hire at each Scheduled Closing such other employees of Seller and its Affiliates who are mutually agreed upon by Buyer and Seller and who are either (A) indirect employees with respect to the operation of the Facilities included in the Subject Transferred Assets, or (B) a chief executive or chief financial officer of a Facility included in the Subject Transferred Assets, provided that in the event that Buyer
                                      --------
          wishes to hire a chief executive or chief financial officer and Seller does not agree to such hiring, Seller shall not employ such chief executive or chief financial officer in such capacity at a healthcare facility operated or managed by Seller or its subsidiaries for a period of at least one (1) year following such Scheduled Closing.

                    (iii) All such direct and indirect employees to whom Buyer has the right to make offers of employment pursuant to clauses (i) or
                                                                         ---
          (ii) above are herein referred to as the "Retained Employees."
          ----                                      ------------------

                    (iv) Any such offer of employment to a Retained Employee by Buyer shall be to perform comparable services, in such position and for such compensation as is comparable to the position such Retained Employee held with, and the compensation paid to such Retained Employee by, Seller or any of its subsidiaries as of the Scheduled Closing. Seller or its Affiliates shall have the right (but not the obligation) to employ or offer to employ any Retained

          Employee (including, but not limited to, the chief executive officer and the chief financial officer of each Facility without regard to the provisions of Section 2.10(b)(ii)(B)) who declines Buyer's offer of
                        ----------------------
          employment.

               (c)  Hiring of Retained Employees.  Buyer shall hire at each
                    ----------------------------
     Scheduled Closing each Retained Employee who elects to accept employment with Buyer (the "Hired Employees") and shall continue to employ each such
                      ---------------
     Hired Employee for a period of no less than ninety (90) days following the relevant Closing Date, unless the employment of such Hired Employee is terminated for cause or as a result of the Hired Employee's resignation. Subject to the proviso to Section 2.3(c), Buyer agrees to give the Hired
                               --------------
     Employees full credit for the Paid Time Off earned or accrued by them during, and to which they are entitled as a result of, their employment by Seller and/or its subsidiaries, by allowing such Hired Employees such Paid Time Off as to which such Hired Employees would have been entitled as of the relevant Closing Date under the policies of Seller and/or its subsidiaries if such Hired Employees had remained employees of Seller and/or its subsidiaries and, upon termination of employment, by making full payment to such Hired Employees of the Paid Time Off that such employees would have received had they taken such Paid Time Off.

               (d)  Health Benefits.  Buyer shall provide the Hired Employees a
                    ---------------
     program of health care benefits which is comparable in the aggregate to the program of health care benefits currently provided by Seller or its pertinent Subsidiaries, as the case may be, provided, however, that such
                                                 --------  -------
     health care benefits shall be immediately available to the Hired Employees as of the relevant Closing Date, and the Hired Employees shall become as of the relevant Closing Date participants thereunder, without regard to any applicable waiting period or any limitation with respect to preexisting conditions except insofar as such waiting period or limitation gives full credit to such Hired Employees for the period of time during which he or she was employed by Seller and its Affiliates and, provided further, that
                                                        ----------------
     Buyer may make modifications or changes in such health care benefits at any time following a Scheduled Closing. Buyer acknowledges and agrees that, with respect to the Hired Employees, Buyer is a successor employer for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), that the Hired Employees will not, as a result, be
               -----
     deemed to have had a termination of employment for purposes of COBRA and that any COBRA notices or coverages required to be given or made available to any Hired Employee shall be given or made by Buyer and not Seller or the Subsidiaries, provided that Buyer does not
                                               --------
     assume, and shall not be deemed to have assumed, any COBRA obligations which Seller or any Subsidiary may have to former employees of Seller or such Subsidiary whose employment was terminated on or prior to the relevant Closing Date, or to any Retained Employees who do not accept employment with Buyer, and provided further that Seller shall be responsible for any
                     --------
     COBRA coverages required to be made available to any Hired Employee who is entitled to COBRA coverage under existing plans of Seller or any Subsidiary as a result of the Transactions.

               (e)  Acknowledgement of Responsibility.  Buyer acknowledges and
                    ---------------------------------
     agrees that as of the date and time a Scheduled Closing is effective, Buyer shall be considered for purposes of the Worker Adjustment and Retraining Notification Act (the "WARN Act") the employer of the Retained Employees
                            --------
     related to the Transferred Assets transferred at such Scheduled Closing and that Buyer (and not Seller or the Subsidiaries) shall thereupon be responsible for complying with the WARN Act with respect to such Retained Employees and that prior to such time none of such Retained Employees shall be, nor shall they be deemed to be, terminated. Buyer shall indemnify and hold Seller and its Affiliates harmless, in accordance with Sections 11.4,
                                                                 -------------
     11.5 and 11.6, from and against all Losses (i) resulting from any
     ----     ----
     compliance obligation (including, without limitation, the obligation to give notice or pay money) that Seller and its Affiliates or Buyer has under the WARN Act arising from the termination of any Retained Employee or (ii) resulting from any claims of the Hired Employees (including, without limitation, claims for health care coverage or benefits); provided,
                                                               --------
     however, Buyer shall neither be responsible for, nor indemnify Seller and
     -------
     its Affiliates for the consequences of any WARN event which may be caused by the actions of Seller or its Affiliates with respect to employees whom Seller and its Affiliates retain pursuant to rights set forth in Section
                                                                      -------
     2.10(b) above.
     -------

     Notwithstanding the foregoing, nothing in this Section 2.10 shall, or shall
                                                    ------------
     be deemed to, create any rights in favor of any person not a party hereto or to constitute an employment agreement or condition of employment for any employee of Seller or any Affiliate of Seller or any Retained Employee.

          Section 2.11  Use of Names.
                        ------------

               (a) Although trade names of Seller and the Subsidiaries, other than the Transferred Business Names, are Excluded Assets, such names appear on certain of the fixed Transferred Assets, such as certain fixtures and Equipment, and on supplies, materials, stationery and similar consumable items which will be on hand at the Facilities at a Scheduled Closing with respect to such Facilities. Notwithstanding that such names are Excluded Assets, Buyer shall be entitled to use such consumable items for a period of three (3) months following the Scheduled Closing in which such items are transferred and shall have up to six (6) months following such Scheduled Closing to remove such names from fixed Transferred Assets, provided that
                                                                 --------
     Buyer shall not send correspondence or other materials to third parties on any stationery that contains a trade name (other than a Transferred Business Name) of Seller or any Affiliate of Seller.

               (b) Seller hereby grants to Buyer, for the period from the relevant Closing Date through the expiration of the ninetieth day thereafter, the non-exclusive right and license to use, solely in connection with the operation of the Facilities transferred on such Closing Date, the clinical policy and procedures manuals of Seller and/or the Subsidiaries (the "Manuals") presently used at such Facilities. Such
                        -------
     license shall be on the following terms and conditions:

                    (i) Buyer shall accept the Manuals in their present condition, "AS IS" and "WITH ALL FAULTS" and without any representation or warranty of any kind whatsoever, either express or implied, by Seller, including, but not limited to, any representation or warranty that the Manuals are adequate for Buyer's operation of the relevant Facilities after the relevant Scheduled Closing or are in compliance with any Laws;

                   (ii) Buyer agrees that Seller shall have no obligation whatsoever to update or otherwise revise the Manuals, even if Seller or its Affiliates are revising similar manuals at other healthcare facilities, and that Buyer shall have sole responsibility for updating and revising such manuals;

                  (iii) Buyer acknowledges and agrees that the Manuals are confidential and proprietary information of Seller and its Affiliates and Buyer agrees that it will not, directly or indirectly, reproduce, distribute or disclose the contents of the Manuals except as may be required in the operation of such Facilities (including, but not limited to, as may be required by any Laws) and shall exercise due care to otherwise preserve and protect the proprietary nature thereof, provided that Seller and the Subsidiaries acknowledge that the Manuals
          --------
          used by Buyer and the Buyer Subsidiaries more likely than not contain information that is substantially similar to information contained in the Manuals;

                    (iv) Upon the termination of Buyer's use of the Manuals pursuant to this Section, Buyer shall return to Seller all originals and copies of the Manuals; and

                     (v) Buyer shall implement its own policy and procedure manuals promptly following the relevant Closing Date, and in any event by the date on which the license hereby granted to Buyer terminates.

               (c) Notwithstanding the assignment to Buyer of the Transferred Business Names, Seller and its Affiliates and their assignees shall have the nonexclusive right to use such Transferred Business Names, consistent with past practices, in connection with the operation of previously and currently operated healthcare facilities of Seller and its Affiliates not included in the Transferred Assets, and Buyer, on behalf of itself and each Buyer Subsidiary, hereby grants Seller and its Affiliates and their assignees a fully paid-up, perpetual right and license to use such Transferred Business Names in such manner in connection with the operation of such facilities, such license to be effective as of the relevant Scheduled Closing in which such Transferred Business Names are assigned to Buyer and the Buyer Subsidiaries.


          Section 2.12  No Assignment If Breach; Seller's Discharge of Assumed
                        ------------------------------------------------------
     Liabilities.
     -----------

               (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Transferred Asset, or assume any Assumed Liability, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party or failure of a right of first refusal notice period to expire, would constitute a breach or default under any lease, agreement, encumbrance or commitment, would violate any Law or would in any way adversely affect the rights, or increase the obligations, of Buyer, Seller or any Subsidiary with respect thereto; provided that the
                                                              --------
     assignment of any contract, including without limitation Medicare, Medicaid and similar provider agreements, which may lawfully be made subject to customary conditions subsequent (such as needs surveys, evaluations of Buyer or other determinations by the counterparties to such agreements) shall be deemed not to constitute a default under, or to in any way adversely affect the rights or increase the obligations of Buyer with respect to, such lease, agreement, encumbrance or commitment, whether or not such condition or conditions subsequent are met on or prior to the relevant Scheduled Closing. Except as provided in Section 2.12(c), if any
                                                        ---------------
     such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or increase the obligations of Seller, a Subsidiary or Buyer, with respect to any such lease, agreement, encumbrance or commitment, so that Buyer would not, in fact, receive all such rights, or assume the obligations, of Seller or Subsidiary with respect thereto as they exist prior to such attempted assignment or assumption, then Seller and Buyer shall, and Seller shall cause each Subsidiary to, enter into such reasonable cooperative arrangements as may be reasonably acceptable to both Buyer and Seller (including without limitation, sublease, agency, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of Buyer of any and all rights of Seller and the Subsidiaries against an involved third party) to provide for or impose upon Buyer the benefits of such Transferred Asset or the obligations of such Assumed Liability, as the case may be, and any transfer or assignment to Buyer by Seller or a Subsidiary of any such Transferred Asset, or any assumption by Buyer of any such Assumed Liability, which shall require such consent or authorization of a third party that is not obtained shall be made subject to such consent or authorization being obtained. Except as provided in Section 2.12(c), if the parties cannot agree on any such
                 ---------------
     arrangement, or any such arrangement would not be reasonably practicable, to provide Buyer with materially all the benefits of such Transferred Asset or materially all the obligations of such Assumed Liability, then such Transferred Asset or Assumed Liability, as the case may be, shall be excluded from the Transactions and shall be deemed to be an Excluded Asset or an Excluded Liability, as the case may be, and Buyer and Seller shall negotiate in good faith an equitable adjustment in the Purchase Price, or resolve any disagreement respecting such adjustment, in accordance with the procedures of Section 2.14.
                   ------------

               (b) Notwithstanding any other provision of this Agreement, during the period between the date hereof and the relevant Scheduled

     Closing, Seller may, for the purpose of facilitating consummation of the Transactions and with the consent of Buyer (which will not be unreasonably withheld), cause any Subsidiary to acquire a fixed asset, or any direct or indirect interest therein, that results in the simultaneous discharge of all or any part of a liability that exists as of the date hereof which, but for such acquisition, would be an Assumed Liability; provided that in each
                                                          --------
     such case it gives prompt notice of such acquisition to Buyer. In the event of any such acquisition, Buyer and Seller shall negotiate in good faith an equitable adjustment to the Purchase Price, or resolve any disagreement respecting such adjustment, in accordance with the procedures of Section 2.14.
        ------------

               (c)  The provisions of Section 2.12(a) notwithstanding, neither
                                      ---------------
     Buyer nor Seller shall be obligated to close with respect to a given Facility if any private third party consent or authorization in respect of Transferred Assets and Assumed Liabilities related to such Facility that is enumerated in Schedule 2.12(c) (the "Schedule of Required Consents") is not
                   ----------------       -----------------------------
     obtained, unless both Buyer and Seller waive in writing their respective conditions precedent that such consent or authorization be obtained prior to the transfer of such Facility. With respect to all other private third party consents or authorizations with respect to such Facility that have not been obtained by the relevant Scheduled Closing, if the parties have not entered into a cooperative arrangement in respect of the Transferred Asset or Assumed Liability to which such consent or authorization relates, then, subject to the provisions of Section 2.18 regarding Buyer's right to
                                        ------------
     reject certain contracts within sixty (60) days following the Scheduled Closing at which such contracts are assigned or purported to be assigned,
     (i) Buyer hereby agrees to accept the assignment of any such pertinent Transferred Asset, and to assume any such pertinent Assumed Liability, as the case may be, whether or not such assignment or assumption is made subject to such consent or authorization being obtained after the relevant Scheduled Closing, and (ii) the parties agree to continue to cooperate with one another, pursuant to the provisions of Sections 5.2 and 5.3, to obtain
                                                ------------     ---
     any such requisite consent

          Section 2.13  Closings.  All of Seller's and the Subsidiaries' right,
                        --------
     title and interest in a Facility and all other Transferred Assets and Assumed Liabilities which relate to, or constitute a part of, a Facility shall be transferred to Buyer or the applicable Buyer Subsidiaries at a "Scheduled Closing" (as defined below). Subject to the terms and conditions
      -----------------
     hereof, the Transferred Assets shall be transferred to Buyer at one of three Scheduled Closings: The "First Closing" (as defined below), the
                                    -------------
     "Second Closing" (as defined below) or the "Final Closing" (as defined
      --------------                             -------------
     below).  The

     First Closing, Second Closing and Final Closing, collectively, are the "Scheduled Closings" and each is a "Scheduled Closing." A date on which a Scheduled Closing actually occurs is a "Closing Date," and the Closing Date
                                             ------------
     of the Final Closing is the "Final Closing Date." A Scheduled Closing shall
                                  ------------------
     be effective for all purposes as to each Facility which is the subject of such Scheduled Closing (and the Transferred Assets and Assumed Liabilities related thereto or constituting a part thereof) (collectively, the "Subject
                                                                         -------
     Transferred Assets") at 11:59 p.m. on the relevant Closing Date, as
     ------------------
     determined by reference to the local time zone in which the Facility is located. Notwithstanding the foregoing, either the First or Second Closing may also be a Final Closing and if the First Closing is the Final Closing, there shall be no Second Closing. Scheduled Closings shall occur in accordance with the following provisions:

               (a)  The First Closing.  Provided that no Scheduled Closing shall
                    -----------------
     occur after the Termination Date set forth in Section 10.1(b), the "First
                                                   ---------------       -----
     Closing" shall occur at a mutually agreeable time and place or places
     -------
     within five (5) business days (unless another date is mutually agreed upon by Buyer and Seller) after the first date on which all of the conditions set forth in Article 8 and Article 9 hereof are capable of being satisfied
                  ---------     ---------
     or are waived (i) as to Facility Nos. 29, 48 and 55 (the "Required First
                                                               --------------
     Facilities"), and (ii) as to the Transferred Assets and Assumed Liabilities
     ----------
     in respect of First Facilities that account in the aggregate for at least Twenty-Seven Million Dollars ($27,000,000) of the EBITDA (as defined in
     Section 3.17(a)) assigned to Facilities for this purpose as shown on
     ---------------
     Schedule 2.13B hereto, and all Facilities, Transferred Assets and Assumed
     --------------
     Liabilities sold, assigned, conveyed, transferred, delivered and assumed at the First Closing shall be the Subject Transferred Assets with respect to the First Closing; provided that:
                        -------------

                    (A)  If the conditions set forth in Articles 8 and 9 with
                                                        ----------     -
          respect to any of the Required First Facilities have not been met by the First Closing, then at the option of Buyer, the condition set forth in clause (a)(i) above may be waived to permit the First Closing
                          ------
          to occur, in which case any of the Required First Facilities not included in the First Closing will, to the extent the conditions set forth in Articles 8 and 9 with respect thereto are otherwise
                   ----------     -
          satisfied, be Subject Transferred Assets at the Second Closing or the Final Closing;

                    (B) At the option of Buyer, exercisable by written notice to Seller at least five (5) business days prior to the First Closing, Buyer may elect to defer until the Second Closing or the Final Closing (but in no event later than the Termination Date) consummation of the Transactions respecting one or more of the Facilities denominated on Schedule A-2 as Facility Nos. 35, 36 and 53; and
          ------------

                    (C) In the event that Buyer elects to exercise either or both of the options set forth in paragraphs (A) or (B) above, then the
                                                      ---    ---
          amounts set forth in clause (a)(ii) above shall be reduced by the
                                      -------
          EBITDA set forth on Schedule 2.13(B) for the Facilities that the Buyer
                              ----------------
          excludes from the Subject Transferred Assets pursuant to such options.

     Upon consummation at the First Closing of Transactions in compliance with the foregoing provisions, any remaining Transactions in respect of Facilities that were not consummated at such Closing may be consummated at a subsequent Closing subject to the provisions of Article 8 and Article 9
                                                       ---------     ---------
     and to the provisions of this Section 2.13 with respect to such Closings.
                                   ------------

               (b)  The Second Closing.  Provided that the First Closing has
                    ------------------
     occurred and that no Scheduled Closing shall occur after the Termination Date, the "Second Closing" shall occur at a mutually agreeable time and
                --------------
     place or places, on the date which is within five (5) business days (unless another date is mutually agreed upon by Buyer and Seller) after the first date on which all of the conditions set forth in Article 8 and Article 9
                                                      ---------     ---------
     hereof are capable of being satisfied or are waived as to any additional First Facilities and the Transferred Assets and Assumed Liabilities related thereto or constituting a part thereof that are not the subject of the First Closing, and the First Facilities and the Transferred Assets and Assumed Liabilities shall be the Subject Transferred Assets with respect to the Second Closing, provided that the Second Closing shall be held, in any
                         --------
     event, within thirty (30) days of the First Closing with respect to any First Facilities for which the conditions to Closing, including those set forth in this Section 2.13, have been met or waived as of such date.

               (c)  The Final Closing.  Provided that a First Closing has
                    -----------------
     occurred, the "Final Closing" shall occur with respect to First Facilities
                    -------------
     that are not the subject of the First or Second Closings at a mutually agreeable place or places and at a mutually agreeable time as follows:

                    (i) If all of the conditions set forth in Articles 8 and 9
                                                              ----------     -
          hereof and in this Section 2.13 are capable of being satisfied or are
                             ------------
          waived on or prior to the Termination Date as to all First Facilities that are not included in the First Closing or the Second Closing, then the Final Closing shall occur (A) within five (5) business days (unless another date is mutually agreed upon by Buyer and Seller) after the first date upon which such conditions may be satisfied or are waived, but in no event later than the Termination Date or (B) if the only Facilities subject to the Final Closing are one or more of Facilities Nos. 35, 36 and 53, on such date as the parties shall mutually agree, but no later than the Termination Date.

                   (ii) If all of the conditions set forth in Articles 8 and 9
                                                              ----------     -
          hereof and in this Section 2.13 are capable of being satisfied or are
                             ------------
          waived on or prior to the Termination Date as to some, but not all, of the Facilities that are not included in the First Closing or the Second Closing, then the Final Closing shall occur within five (5) business days after the identity of the Facilities as to which such conditions will not be satisfied has become reasonably manifest or has been mutually agreed upon by the parties, but in no event shall such Final Closing occur later than the Termination Date.

               (d)  Deliveries by Seller.  At each Scheduled Closing Seller
                    --------------------
     shall deliver, or cause the Subsidiaries to deliver, to Buyer:

                    (i) A Bill or Bills of Sale and Assignment in substantially the form of Exhibit A executed by each Subsidiary with respect to the
                      ---------
          Subject Transferred Assets of the Subsidiary covered thereby;

                    (ii) Grant deeds (or equivalent special or limited warranty deeds for Owned Real Properties outside California), properly executed and acknowledged by each Subsidiary with respect to the Owned Real Properties of the Subsidiary included in the Subject Transferred Assets;

                    (iii) Separate assignments and assumptions in substantially the form of Exhibit B executed by each Subsidiary with respect to each
                      ---------
          Real Property Lease of the Subsidiary included in the Subject Transferred Assets that is designated by either Buyer or Seller;

                    (iv) Instruments of transfer, sufficient to transfer personal property interests of each Subsidiary that are included in the Subject Transferred Assets but not otherwise transferred by the Bills of Sale and Assignment referred to in clause (i) above, executed
                                                      ----------
          by each Subsidiary in the form customarily used in commercial transactions in the areas in which such other personal property of such Subsidiary is located;

                    (v) Such other instruments of transfer, executed by each of the pertinent Subsidiaries necessary to transfer to and vest in Buyer all of Seller's and the Subsidiaries' rights, title and interest in and to the Subject Transferred Assets or which may be required by the Title Insurer (as defined in Section 8.7), including owner's and
                                           -----------
          lessee's affidavits, if any; and

                    (vi)  Possession of the Subject Transferred Assets.

     All such documents of transfer shall be in a form and substance reasonably satisfactory to Buyer.

               (e)  Deliveries by Buyer.  At each Scheduled Closing, Buyer shall
                    -------------------
     deliver to Seller:

                    (i) Immediately available funds, by way of wire transfer to an account or accounts designated by Seller, in an amount equal to the amounts then due pursuant to Sections 2.5 and 2.6(a) (including, with
                                       ------------     ------
          respect to the First Closing, the amount due for the covenant not to compete as specified by the last sentence of Section 2.5), as adjusted
                                                       -----------
          by the expenses due at such Scheduled Closing pursuant to Section 5.5;
                                                                    -----------

                    (ii) Separate assignments and assumptions in substantially the form of Exhibit C executed by Buyer and the applicable Buyer
                      ---------
          Subsidiaries with respect to each Real Property Lease included in the Subject Transferred Assets that is designated by either Buyer or Seller; and

                    (iii) An Assumption Agreement or Assumption Agreements with respect to the Assumed Liabilities assumed at such Scheduled Closing, in substantially the form of Exhibit C, executed
                                       ---------
          by Buyer and the applicable Buyer Subsidiaries in favor of Seller and each of the applicable Subsidiaries.

     All such documents of transfer shall be in a form and substance reasonably satisfactory to Seller.

               (f)  Escrow.  If either of the parties desires to consummate a
                    ------
     Scheduled Closing through an escrow, an escrow shall be opened with, and the escrow agent shall be, Chicago Title Company (the "Escrow Agent"), by
                                                            ------------
     depositing a fully executed copy of this Agreement with Escrow Agent to serve as escrow instructions. This Agreement shall be considered the primary escrow instructions between the parties, but the parties shall execute such additional escrow instructions as Escrow Agent shall require and the parties may agree upon in order to clarify the duties and responsibilities of Escrow Agent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement shall prevail. If a Scheduled Closing is to be consummated through the Escrow Agent, then on or prior to the Closing Date, Buyer shall cause the funds required by Subsection (e)(i) above to be wired to Escrow Agent, and
                       ---------- ------
     the parties shall deliver the instruments of sale, assignment, conveyance and assumption called for by Subsections (d) and (e) above to be delivered
                                  ---------------     ---
     to the Escrow Agent, and on the Closing Date, the Escrow Agent shall close the escrow with respect to such Scheduled Closing by:

                    (i) Causing the deeds for the Owned Real Properties, the assignments of the Real Property Leases, and any other documents which the parties may mutually designate to be recorded in the official records of the appropriate counties in which the pertinent Subject Transferred Assets are located;

                   (ii) Delivering to Seller by wire transfer of immediately available funds, to an account or accounts designated by Seller, the amounts called for by Subsection (e)(i) above; and
                                -----------------

                  (iii) Delivering to Buyer or Seller, as the case may be, the other instruments referred to in Subsections (d) and (e) above.
                                               ---------------     ---

               (g)  Ability To Close Without Regard To Subsequent Facilities.
                    --------------------------------------------------------
     Without limiting the generality of the foregoing, the parties hereby expressly acknowledge that the Transactions related to the First Facilities may be consummated if the conditions thereto are satisfied or waived, irrespective of whether transactions in respect of the Subsequent Facilities that are contemplated by the Subsequent Facilities Agreement are previously, concurrently or subsequently consummated.

          Section 2.14  Purchase Price Adjustment.  If circumstances exist that
                        -------------------------
     require the parties to negotiate in good faith equitable adjustments in the Purchase Price pursuant to the provisions of Section 2.12 (respecting
                                                  ------------
     absence of consents), Sections 8.5 and 9.5 (dealing with certain
                           ------------     ---
     prohibitions and restraints), Section 6.2(c) (respecting Seller's
                                   --------------
     obligations with respect to environmental conditions), Section 8.7
                                                            -----------
     (respecting the condition of title to interests in real property) or

     Section 8.10 (respecting casualty losses or condemnation) (Sections 2.12,
     ------------                                               -------------
     6.2(c), 8.5, 8.7, 8.10, 9.5 and this Section 2.14 being collectively
     ------  ---  ---  ----  ---          -------------
     referred to as the "Adjustment Sections"), then and in any of such events,
                         -------------------
     such negotiations, and the resolution of disagreements arising therefrom, shall be conducted in accordance with the provisions of this Section 2.14.
                                                                  ------------
     The parties shall negotiate such equitable adjustments in the Purchase Price in good faith prior to any relevant Closing Date (as may be extended by mutual agreement of the parties), provided, that any adjustment in the
                                          --------
     Purchase Price shall be consistent with the Allocation Schedule. If the parties are unable to agree by the day prior to such relevant Closing Date, then such relevant Closing Date (the "Original Closing Date") (and the
                                           ---------------------
     Termination Date, if necessary) shall be extended for up to fifteen (15) business days to provide for the opportunity to resolve such disagreement pursuant to the provisions of this Section 2.14. On the day a Scheduled
                                        ------------
     Closing would have occurred but for the absence of agreement between the parties, each party shall designate an individual (who may not be a present or former officer, director, partner or employee of the party or of any present or former investment banker, accounting firm, law firm or attorney of or for the party) to mediate such disagreement, and advise the other party in writing of the identity of such individual, which advice shall be accompanied by a list of up to ten (10) suggested neutral individuals to serve as a third mediator. The mediators originally designated by each party shall promptly confer about the selection of a third mediator from such lists, and within five (5) business days following the Original Closing Date (or Termination Date, as the case may be), the originally designated mediators shall agree upon and (subject to availability) select the third mediator from the lists submitted by the parties or otherwise, provided that if the originally designated mediators cannot agree upon a
     --------
     third mediator by such date, the third mediator shall be a retired judge designated by Judicial and Arbitration Mediation Services, Inc., located in Los Angeles, California. The three mediators so selected are herein referred to as the "Panel". Within two (2) business days
                                    -----
     following the designation of the third mediator, each party shall submit to the Panel in writing, its proposed equitable adjustments in the Purchase Price. Such proposals shall be materially in accordance with the last proposals made by such party to the other party during the course of the aforementioned good faith negotiations between the parties. The parties shall additionally submit such memoranda, arguments, briefs and evidence in support of their respective positions, and in accordance with such procedures, as a majority of the Panel may determine. Within seven (7) business days following the designation of the third mediator, as to each adjustment of the Purchase Price about which there is disagreement, the Panel shall, by majority vote, select the proposed adjustment of the Purchase Price proposed by one of the parties, it being agreed that the Panel shall have no authority to alter any such proposal in any way. Thereafter, the parties shall, subject to the terms and conditions of this Agreement, consummate the Transactions on the basis of such adjustments at a mutually agreeable time and place or places, in accordance with and subject to the provisions of Section 2.13, which shall be no later than the
                                  ------------
     fifteenth (15th) business day following the Original Closing Date or such later date as the parties may agree upon. Subject to the foregoing, the Panel may determine the issues in dispute following such procedures, consistent with the language of this Agreement, as it deems appropriate to the circumstances and with reference to the amounts in issue, but in any event consistent with the Allocation Schedule to the extent applicable. No particular procedures are intended to be imposed upon the Panel, it being the desire of the parties that any such disagreement shall be resolved as expeditiously and inexpensively as reasonably practicable. No member of the Panel shall have any liability to the parties in connection with service on the Panel, and the parties shall provide such indemnities to the members of the Panel as they shall request.

          Section 2.15  Transfer of Assets in Corporate Form.  If Buyer consents
                        ------------------------------------
     in writing in its sole and absolute discretion, Seller may, prior to any Scheduled Closing, cause any Transferred Asset or Assumed Liability to be assigned and transferred by way of an assignment to Buyer of the stock of a subsidiary of Seller (including the stock of any Subsidiary), in which case all right, title and interest of Seller and any of its Affiliates in such subsidiary (which shall constitute all of the outstanding capital stock and rights to acquire capital stock in such subsidiary) shall be transferred to Buyer at the Scheduled Closing as a Subject Transferred Asset. Any such agreement of the parties shall become an amendment to this Agreement.

          Section 2.16  Assignment of Rights and Obligations to Buyer
                        ---------------------------------------------
     Subsidiaries.  Notwithstanding any contrary provisions contained herein,
     ------------
     the parties hereto agree that, prior to a Scheduled Closing, Buyer, in its sole discretion, may assign any or all of its rights and obligations with respect to the Subject Transferred Assets and the Assumed Liabilities to be transferred at such Scheduled Closing to one or more Buyer Subsidiaries, provided that no such assignment shall relieve Buyer of any obligation or
     --------
     liability to Seller hereunder, and provided further that the following
                                        --------
     shall apply:

               (a) Buyer will provide Seller with prompt written notice of any such assignment.

               (b) No such assignment shall be effected if the making of the assignment will result in Seller's inability to obtain any consent or authorization reasonably required to consummate the Transactions or to avoid economic detriment to the Seller arising from the consummation of the Transactions.

               (c) Each such Buyer Subsidiary that is an assignee of Buyer shall irrevocably appoint Buyer as its sole and exclusive representative and agent authorized to act for and to receive notices and payments on behalf of the Buyer Subsidiaries in all matters arising from or related to this Agreement and the Transactions.

               (d) As a condition to Seller's agreement to such assignments, Buyer hereby agrees that Buyer will at all times be the ultimate parent entity of the consolidated group of companies of which Buyer is a group member or that, in the event of any reorganization involving Buyer and its subsidiaries, the ultimate parent entity of the consolidated group of companies emerging from such reorganization that includes Buyer and its successors and assigns shall, prior to any such reorganization, execute such documents as are reasonably necessary to confirm the assumption by such ultimate parent entity of Buyer's obligations to Seller hereunder.

               (e) Buyer shall remain jointly and severally liable to Seller and the Subsidiaries and to third parties with respect to any Assumed Liabilities transferred to a Buyer Subsidiary, and, without limiting the generality of the foregoing, hereby absolutely and unconditionally guarantees the full, prompt and faithful performance by each Buyer Subsidiary of all covenants and obligations to be performed by such Buyer Subsidiary under this Agreement and any Related Agreement (as defined in
     Section 3.4) which are assigned to such Buyer Subsidiary, including but not
     -----------
     limited to, the payment of all sums stipulated to be paid by such Buyer Subsidiary pursuant to such assignment, it being understood that each such covenant and obligation constitutes the direct and primary obligation of Buyer and that a separate action or actions may be brought and prosecuted against Buyer whether action is brought against the pertinent Buyer Subsidiary or whether such Buyer Subsidiary is joined in any such action or actions (Buyer hereby waiving any right to require Seller or a Subsidiary to proceed against a Buyer Subsidiary). Buyer hereby authorizes Seller, without notice and without affecting Buyer's liability hereunder, from time to time to (x) renew, compromise, extend, accelerate, or otherwise change the terms of any obligation of a Buyer Subsidiary hereunder with the agreement of such Buyer Subsidiary, (y) take and hold security for the obligations guaranteed, and exchange, enforce, waive and release any such security, and (z) apply such security and direct the order or manner of sale thereof as Seller in its discretion may determine. Buyer hereby further waives:


                     (i) Any defense that may arise by reason of the incapacity or lack of authority of any Buyer Subsidiary;

                    (ii) Any defense based upon a statute or rule of law which provides that the obligations of a surety must be neither larger in amount nor in other respects more burdensome than those of the principal; and

                   (iii) Any duty on the part of Seller or a Subsidiary to disclose to Buyer any facts that Seller or a Subsidiary may now or hereafter know about a Buyer Subsidiary.

          Section 2.17  Data Processing Services.  In order to facilitate the
                        ------------------------
     transition of the Facilities from Seller's to Buyer's ownership, from and after the First Closing until the expiration of eight (8) months after the later of the Final Closing or the last closing to occur under the Subsequent Facilities Agreement (the "Transition Period"):
                                           -----------------

               (a) Seller will provide Buyer, at no charge, with data processing services from Seller's Psychiatric Hospital Information System (the "PHIS System") that support the collection of Receivables acquired by
           -----------
     Buyer hereunder and of "Receivables," as defined in the Subsequent Facilities Agreement, acquired by Buyer, if any, pursuant to the Subsequent Facilities Agreement.

               (b) Seller shall, at no charge to Buyer, provide the PHIS Employees with reasonable access to the PHIS System on-site at Seller's Fairfax, Virginia offices from which the PHIS System is operated, and Buyer hereby agrees that such PHIS Employees will be made reasonably available to Seller, at no charge to Seller, to provide assistance to Seller in connection with Seller's operation of the PHIS System. Seller may require, as a condition of such access, that such PHIS Employees comply with such security and safety measures as Seller may reasonably impose.

               (c) Seller will provide Buyer, at no charge, with reasonable access to Seller's data processing training center in Fairfax, Virginia for the purpose of training employees with respect to data services utilized by the First Facilities and the Subsequent Facilities (to the extent any are acquired pursuant to the Subsequent Facilities Agreement).

               (d) Seller agrees to cause to be made available to the First Facilities and the Subsequent Facilities (to the extent any are acquired pursuant to the Subsequent Facilities Agreement) the customary support services that have been provided to the Facilities by up to three (3) employees at the so-called "Help Desk" of Seller located in Fairfax, Virginia, which provides telephone assistance to First and Subsequent Facilities in connection with management information services and facility accounting.

     At the First Closing, Buyer will be entitled to purchase from Seller certain excess computer equipment associated with the PHIS System (together with certain agreements related to such equipment) for One Dollar ($1.00). In addition, within thirty (30) days following Seller's closure of its operations at its Fairfax, Virginia offices, Seller shall notify Buyer of such event, and Buyer shall have the right to purchase certain additional equipment associated with the PHIS System (to the extent owned by Seller) (together with certain agreements related to such equipment), for the sum of One Dollar ($l.00). Such purchases, as well as Seller's provision of services pursuant to paragraphs (a) and (d) above, shall be subject to the further terms and conditions of a Data Processing Services Contract to be executed by the parties at the First Closing substantially in the form of Exhibit F
                                                                      ---------
     hereto.


          Section 2.18  Rejection of Certain Contracts.  The provisions of this
                        ------------------------------
     Section 2.18 shall apply to the following categories of Assumed Contracts:
     ------------
     (i) those subject to the provisions of Section 2.1(f)(iii); (ii) those
                                            -------------------
     subject to the provisions of the second sentence of Section 2.12(c); and
                                                         ---------------
     (iii) those subject to Section 6.1(f) that are entered into by Seller or a
                            --------------
     Subsidiary after the date hereof in violation of Section 6.1(f).  With
                                                      --------------
     respect to each such contract (a "Contingent Contract"):
                                       -------------------

               (a) Buyer or the pertinent Buyer Subsidiary shall have the right to reject such Contingent Contract by giving a written notice of such rejection to Seller within sixty (60) days following the relevant Scheduled Closing, such written notice to be accompanied by originals of the contract then in Buyer's or the Buyer Subsidiary's possession, copies of any written communications between Buyer or the Buyer Subsidiary and the counterparty to such contract relating to the subject matter thereof, and instruments evidencing the reassignment of such contract to Seller or the pertinent Subsidiary in form reasonably satisfactory to Buyer and Seller, in which case such contract shall be treated as an Excluded Asset, and the liabilities related thereto shall be treated as an Excluded Liability, for all purposes of this Agreement, subject to the further provisions of this
     Section 2.18.
     ------------

               (b) In the event that Seller or the pertinent Subsidiary incurs any costs in connection with the termination of any such Contingent Contract so rejected by Buyer (including payments during any applicable notice period required to terminate such contract) and Buyer or the pertinent Buyer Subsidiary continues to do business with the counterparty to such contract related to the subject matter thereof during any period for which Seller or the applicable Subsidiary is obligated to make payments to such counterparty, then Buyer will reimburse Seller for one-half of the payments that Seller or the applicable Subsidiary is obligated to make to such counterparty in connection with such termination, but not in excess of one-half of the payments that Seller or the applicable Subsidiary is obligated to make to such counterparty under such contract for a period of ninety (90) days.

               (c) With respect to any Contingent Contract subject to clause
     (ii) of this Section 2.18 that is not also subject to either clause (i) or
     ----         ------------                                           ---
     clause (iii) of this Section 2.18 and that is not rejected by Buyer
            -----         ------------
     pursuant to Subsection (a) above, Buyer agrees to indemnify and hold
                 --------------
     harmless Seller and the Subsidiaries, in accordance with the provisions of Sections 11.3 through 11.6, from and against any and all Losses arising
     -------------         ----
     from or related to the lack of any consent or authorization in connection with the assignment of such Contingent Contract to Buyer (or the pertinent Buyer Subsidiary) hereunder.

               (d) In the event Buyer rejects a Contingent Contract pursuant to Subsection (a), then, notwithstanding any other provision of this
     --------------
     Agreement, Seller shall have no liability to Buyer and the Buyer Subsidiaries for Losses under the provisions of Sections 11.3 through 11.6
                                                     -------------         ----
     related to such Contingent Contract for the period prior to such rejection or for the amounts due Seller under Subsection (b) above.
                                         --------------

               (e) With respect to any Contingent Contract subject to clause
     (iii) of this Section 2.18 that appears on an updated Schedule 2.1(f)
     -----         ------------                            ---------------
     delivered pursuant to Section 6.3 and that is not rejected by Buyer
                           -----------             ---
     pursuant to Subsection (a) above, then, notwithstanding any other provision
                 --------------
     of this Agreement, Seller shall have no liability to Buyer and the Buyer Subsidiaries for Losses under the provisions of Sections 11.3 through 11.6
                                                     -------------         ----
     for violation of Section 6.1(f) with respect to such Contingent Contract.
                      --------------

          Section 2.19  Remaining Schedules.  Notwithstanding anything to the
                        -------------------
     contrary herein, this Agreement shall be deemed cancelled and of no further force and effect if the parties shall have failed to agree upon the Schedules enumerated in Exhibit E, if any, within five (5) business days
                             ---------
     following the date hereof, the parties hereby agreeing to cooperate with one another in good faith and to work expeditiously to agree upon such Schedules within such period. Such agreement shall be evidenced by a duly executed amendment of this Agreement that deletes this Section 2.19.
                                                            ------------

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer, as of the date hereof, as follows, except as set forth in Schedules numbered in relation to the Sections set forth below:

          Section 3.1  Organization and Corporate Power.  Seller is a
                       --------------------------------
     corporation duly incorporated and validly existing under the laws of, and is authorized to exercise its corporate powers, rights and privileges and is in good standing in, the State of Nevada and has full corporate power to carry on its business as presently conducted and to own or lease and operate its properties and assets now owned or leased and operated by it and to perform the transactions on its part contemplated by this Agreement and all other agreements contemplated hereby.

          Section 3.2  Subsidiaries.
                       ------------

               (a) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation (which, in the case of Subsidiaries existing on the date of this Agreement, is indicated on Schedule A-1). Each Subsidiary has all requisite power and
                     ------------
     authority (corporate and otherwise) to carry on its business as presently conducted and to own or lease and operate its properties and assets now owned or leased and operated by it and to perform the transactions on its part contemplated by this Agreement and all other agreements contemplated hereby.

               (b) All of the outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable and, except as indicated on Schedule A-1, is owned beneficially and of
                                 ------------
     record by Seller or another subsidiary of Seller as indicated on Schedule
                                                                      --------
     A-1.  Except as provided in Schedule A-1, there are no (i) rights,
     ---                         ------------
     subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary, or (ii) securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of any Subsidiary, or (iii) obligations of any kind obligating Seller to sell or dispose of all or any part of Seller's ownership interest therein. The Subsidiaries listed on Schedule A-1 are, on the date hereof, the only
                            ------------
     subsidiaries of Seller that have any right or interest in, or title to the Facilities.

               (c) The board of directors of each Subsidiary and, if required, its shareholders, have duly and effectively authorized (i) the sale of the Transferred Assets to be sold by such Subsidiary and (ii) the execution, delivery and performance of the Related Agreements (as defined in Section
                                                                       -------
     3.4) and all other agreements contemplated hereby and thereby to which such
     ----
     Subsidiary is a party. No other corporate act or proceeding on the part of any Subsidiary, its board of directors or its shareholders is necessary to authorize any Related Agreement or other agreement contemplated hereby and thereby or the transactions contemplated hereby and thereby.

               (d) The Related Agreements and all other agreements contemplated hereby and thereby to which any Subsidiary is a party will, as of each Scheduled Closing, have been duly executed and delivered by each such Subsidiary, and each such agreement, when executed and delivered, will constitute a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

          Section 3.3  Authority Relative to this Agreement.  The execution,
                       ------------------------------------
     delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by the board of directors of Seller; no other corporate act or proceeding on the part of Seller, its board of directors or its shareholders is necessary to authorize this Agreement, any such other agreement or the transactions contemplated hereby and thereby. This Agreement has been, and each of the other agreements contemplated hereby will, as of each Scheduled Closing, have been, duly executed and delivered by Seller, and this Agreement constitutes, and each such other agreement when executed and delivered will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

          Section 3.4  Absence of Breach.  Subject to the provisions of Sections
                       -----------------                                --------
     3.5 and 3.6 below regarding private party and governmental consents, and
     ---     ---
     except for compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any
                                                          -------
     regulatory or licensing Laws applicable to the businesses
     and assets represented by the Transferred Assets, the execution, delivery and performance by Seller of this Agreement and all other agreements contemplated hereby or executed in connection herewith (not including the Subsequent Facilities Agreement, the "Related Agreements"), and the
                                           ------------------
     execution and delivery by any Subsidiary of the Related Agreements to which it is a party, and the performance by the Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements entered into by the Subsidiaries, do not, (a) conflict with or result in a breach of any of the provisions of the Articles or Certificates of Incorporation or Bylaws or similar charter documents (the "Charter Documents") of Seller or of any
                                        -----------------
     of the Subsidiaries, (b) contravene any Law or cause the suspension or revocation of any License presently in effect, which affects or binds Seller or any of the Subsidiaries, or any of their properties, except where such contravention, suspension or revocation will not have a Material Adverse Effect (as defined below) on the Transferred Assets and will not affect the validity or enforceability of this Agreement and the Related Agreements or the validity of the Transactions contemplated hereby and thereby, or (c) conflict with or result in a breach of or default (with or without notice or lapse of time or both) under any indenture or loan or credit agreement or any other agreement or instrument to which Seller or any of the Subsidiaries is a party or by which it or they or any of their properties may be affected or bound, the effect of which conflict, breach, or default, either individually or in the aggregate, would be a Material Adverse Effect on the Transferred Assets. As used herein, a "Material
                                                                  --------
     Adverse Effect": (x) when used with respect to the Transferred Assets,
     --------------
     means a material adverse effect on the Transferred Assets and on the businesses operated therefrom, including their condition (financial or otherwise) and results of operations, taken as a whole; (y) when used with respect to any portion of the Transferred Assets (including, without limitation, a Facility), means a material adverse effect on such portion of the Transferred Assets and on the businesses operated therefrom, including their condition (financial or otherwise) and results of operations, taken as a whole; and (z) when used with respect to an entity, such as Seller, a Subsidiary or Buyer, means a material adverse effect on the business, condition (financial or otherwise) and results of operations of such entity taken as a whole (including any subsidiaries of such entity).

          Section 3.5  Private Party Consents.  Except as set forth in Schedule
                       ----------------------                          --------
     3.5, the execution, delivery and performance by Seller of this Agreement
     ---
     and the Related Agreements, and the execution and delivery by any Subsidiary of the Related Agreements to which it is a party, and the performance by the Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be performed by the Subsidiaries, do not require the authorization, consent or approval of any non-governmental third party of such a nature that the failure to obtain the same would have a Material Adverse Effect on the Transferred Assets or a Facility.

          Section 3.6  Governmental Consents.  The execution, delivery and
                       ---------------------
     performance by Seller of this Agreement and the Related Agreements, and the execution and delivery by any Subsidiary of the Related Agreements to which it is a party, and the performance by the Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be performed by the Subsidiaries, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency of such a nature that the failure to obtain the same would have a Material Adverse Effect on the Transferred Assets or a Facility, except for compliance with the HSR Act and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of health care facilities such as the Facilities.

          Section 3.7  Brokers.  Except as shown on Schedule 3.7, no broker,
                       -------                      ------------
     finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transactions contemplated hereby based upon any agreements or arrangements or commitments, written or oral, made by or on behalf of Seller or any of its Affiliates. Seller shall be solely responsible for the payment of any such fee or commission to any person or entity listed on Schedule 3.7 as an
                                                              ------------
     exception to the foregoing.

          Section 3.8  Title to Property.
                       -----------------

               (a) Each Subsidiary has good and defensible title, or valid and effective leasehold rights in the case of leased property, to all tangible personal property included in the Transferred Assets to be sold, conveyed, assigned, transferred and delivered to Buyer by such Subsidiary, free and clear of all liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever, except for those created or allowed to be suffered by Buyer and except for the following (individually and collectively, the "Permitted Encumbrances"): (i) the lien of current
                            ----------------------
     taxes not delinquent, (ii) liens listed on Schedules 3.8(a) and 3.8(b),
                                                ---------------------------
     (iii) the

     Assumed Liabilities, (iv) such consents, authorizations, approvals and licenses referred to in Sections 3.5 and 3.6, and (v) liens, charges,
                             ------------     ---
     claims, pledges, security interests, equities and encumbrances which will be discharged or released either prior to, or substantially simultaneously with, the Scheduled Closing at which such property is sold, conveyed, assigned and transferred to Buyer and other possible minor matters that in the aggregate are not substantial in amount and do not materially detract from or interfere with the present or intended use of such property. All such tangible personal property is in good operating condition and repair, subject to ordinary wear and tear and ordinary and routine maintenance, and is reasonably adequate for the operation of the Facilities as they are presently operated.

               (b) Except as set forth on Schedule 3.8(b), and except for the
                                          ---------------
     Owned Real Property and the Leased Real Property, no Subsidiary owns any fee or leasehold or other interests in any real property used in and necessary for the conduct of the operations of any Facility as presently conducted. Each Subsidiary has good and marketable title to all Owned Real Property, or valid and effective leasehold rights in the case of the Leased Real Property, included in the Transferred Assets to be sold, conveyed, transferred and delivered to Buyer by such Subsidiary, free and clear of all liens except for those created or allowed to be suffered by Buyer and except for the following: (i) Permitted Encumbrances, (ii) liens (not including liens for borrowed money or the deferred purchase price of property) that do not materially impair the use of the Owned Real Property subject thereto, as such Owned Real Property is being used on the date hereof, (iii) easements and similar encumbrances disclosed by current standard ALTA Preliminary Title Reports, delivered to and approved by Buyer prior to the date hereof (except for such easements or similar encumbrances shown on Schedule 8.7(b)), and (iv) zoning, set back, building and other
              ---------------
     similar restrictions including, without limitation, restrictions and requirements affecting the Owned Real Property and the Leased Real Property imposed by deeds, leases, development agreements, declarations, and redevelopment authorities, which are not being violated in any manner that would cause a Material Adverse Effect on any Facility as currently used and operated. The condition of the Owned and Leased Real Property is such that it will not materially adversely affect the operations of the Transferred Assets on or from such Owned and Leased Real Property. All of the improvements on land included in the Transferred Assets are in good condition and repair, subject to those matters disclosed in Section 3.16 or
                                                                 ------------
     Schedule 3.16, ordinary wear and tear and
     -------------
     ordinary and routine maintenance, and in view of the purpose for which such improvements are being used, free of any material structural or engineering defects.

          Section 3.9  Assumed Contracts.  Except for such matters that, when
                       -----------------
     viewed in the aggregate, do not have a Material Adverse Effect on a Facility, (a) there is no liability to any person by reason of the default by Seller or a Subsidiary under any Assumed Contract, (b) neither Seller nor any Subsidiary has received written or other notice that any person intends to cancel or terminate any Assumed Contract, (c) all of the Assumed Contracts are in full force and effect and without any material default by any party or to the knowledge of Seller and the Subsidiaries, any event which, with the passage of time or the giving of notice or both would be such a material default, (d) subject to the provisions of Sections 3.5 and
                                                               ------------
     3.6, the consummation of the transactions contemplated by this Agreement
     ---
     will not constitute and, to the best of Seller's current actual knowledge, no event has occurred which, with or without the passage of time or the giving of notice or both, would constitute a material breach or default by Seller or a Subsidiary of such Assumed Contract, or would cause the acceleration of any obligation of Seller or any Subsidiary or the creation of any lien (except for Permitted Encumbrances) upon any Transferred Asset, and (e) neither Seller nor any Subsidiary has waived any right under any Assumed Contract; provided that Seller makes no separate representation or
                       --------
     warranty under this Section 3.9 respecting compliance with the provisions
                         -----------
     of any Assumed Contract related to title to or condition of property, licenses, environmental conditions, hazardous substances or environmental laws, taxes, or compliance with laws generally, it being the intent of the parties that warranties respecting such matters shall be made exclusively under the provisions of Sections 3.8, 3.10, 3.16, 3.20, and 3.25. Seller
                             ------------  ----  ----  ----      ----
     has previously delivered to Buyer true and complete copies of all written Assumed Contracts except where the failure to so deliver a copy thereof will not have a Material Adverse Effect on a Facility.

          Section 3.10  Licenses.  Except as set forth on Schedule 3.10, (a) the
                        --------                          -------------
     Subsidiaries possess all Licenses necessary for their operation of the Facilities at the locations and in the manner presently operated (other than such Licenses the absence of which would not have a Material Adverse Effect on a Facility), (b) if required, such Facilities are accredited by applicable accrediting agencies as necessary for their operations in the manner presently operated, and (c) such Facilities are certified for participation in the Medicare program and have current and valid provider contracts with such program. Schedule 3.10 lists each License held by a
                                   -------------
     Subsidiary and related to the ownership or operation of a Facility and a true and correct copy of each has previously been delivered to Buyer by Seller (other than such Licenses the absence of which would not have a Material Adverse Effect on a Facility). All such Licenses are in full force and effect.

          Section 3.11  U.S. Person; Resident of Georgia.  Neither Seller nor
                        --------------------------------
     any Subsidiary is a "foreign person" for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), or any other Laws
                                                     ----
     requiring withholding of amounts paid to foreign persons. For purposes of the withholding tax imposed by Section 48-7-128 of the Official Code of Georgia Annotated, each Subsidiary that owns Transferred Assets constituting Owned Real Property located in Georgia and related tangible personal property is a corporation the principal place of business of which is located in the State of Georgia. The Seller shall, or shall cause the relevant Subsidiaries to, provide an appropriate affidavit of each such Subsidiary's residence. Seller acknowledges that jurisdictions other than Georgia may impose withholding obligations similar to those imposed by Georgia and that it is Seller's obligation to provide evidence of exemptions from such withholding taxes.

          Section 3.12  Employee Relations.  With respect to the Retained
                        ------------------
     Employees, except as set forth on Schedule 3.12:
                                       -------------

               (a) Neither Seller, nor any Subsidiary nor any Facility is a party to any agreement with any union, trade association or other similar employee organization, no written demand has been made for recognition by a labor organization, and to Seller's knowledge it has received no notice of any union organizing activities by or with respect to any such employees;

               (b) There are no controversies (including, without limitation, any unfair labor practice complaints, labor strikes, arbitrations, disputes, work slowdowns or work stoppages) pending, or to the best of Seller's current actual knowledge, threatened, which could have a Material Adverse Effect on any Facility; and

               (c) Each Subsidiary has been and is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours

     (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990 and the Family and Medical Leave Act).

          Section 3.13  Employee Plans.
                        --------------

               (a) With respect to each Multiemployer Plan, there has occurred no "complete withdrawal" or "partial withdrawal," as each is defined in Sections 4203 and 4205, respectively, of ERISA, and all payments required to be made to such Multiemployer Plans by a Subsidiary under any collective bargaining agreement have been made.

               (b) Neither Buyer nor any Buyer Subsidiary shall have any obligation or liability to Seller, any Subsidiary or any present or former employee of any of them for or with respect to any benefit plan, employee benefit plan or employee health or welfare program or other Employee Benefit Arrangements (as defined in Section 3.26(c)), except for
                                         ---------------
     specifically listed Assumed Liabilities and other express obligations of Buyer and the Buyer Subsidiaries under this Agreement.

          Section 3.14  Litigation.  Except for (a) matters associated with or
                        ----------
     within the scope of the significant legal proceedings and investigations of an unusual nature referred to in Seller's filings with the Securities and Exchange Commission (the "Unusual Proceedings"), (b) ordinary routine
                               -------------------
     claims and litigation incidental to the businesses represented by the Facilities (including, but not limited to, actions for negligence, professional malpractice, workers' compensation claims, so-called "slip-and-fall" claims and the like), (c) governmental inspections and reviews customarily made of businesses such as those operated from the Facilities, and (d) as set forth on Schedule 3.14, there are no actions, suits, claims
                             -------------
     or proceedings pending, or to the knowledge of Seller or any Subsidiary, threatened against or affecting the Transferred Assets or relating to the operations of the Facilities, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, agency or instrumentality. The claims and litigation referred to in clause
                                                                          ------
     (b) above are covered by insurance currently maintained by Seller except
     ---
     where the failure to be so covered (i) would not have a Material Adverse Effect on any Facility or (ii) is of a nature that is not ordinarily subject to insurance coverage (e.g., demands for punitive damages).
                                    ----
     Neither Seller nor any Subsidiary is in default under any judgment, order or decree of any governmental agency or authority applicable to the conduct of the business conducted at the Facilities. Except as disclosed on Schedule 3.14, there is no condemnation
                                        -------------
     proceeding pending or, to the knowledge of Seller or any Subsidiary, threatened against any of the Owned or Leased Real Property. Schedule 3.14
                                                                  -------------
     includes an accurate and complete list of each malpractice claim or lawsuit pending or to Seller's or any Subsidiary's knowledge, threatened against any Facility or Subsidiary.

          Section 3.15  Inventory.  All Inventory included in the Transferred
                        ---------
     Assets and included in the Net Book Values will consist of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality at any given Facility, all of which in the aggregate are immaterial to the financial condition or results of operations of the businesses operated from such Facility taken as a whole, or have been, or prior to the relevant Scheduled Closing will be, written down to realizable market value.

          Section 3.16  Hazardous Substances.  To Seller's and the Subsidiaries'
                        --------------------
     knowledge, except as disclosed by the Environmental Survey (as defined in
     Section 6.2(b)) or otherwise on Schedule 3.16:
     --------------                  -------------

               (a) There has not been a Release of Hazardous Material on or otherwise affecting the Owned Real Properties or the Leased Real Properties, (other than Releases involving de minimis quantities of Hazardous Materials) that would: (i) constitute a violation of any Environmental Law by Seller or the Subsidiaries, or by any third party if the effect of such violation by such third party imposes a remediation obligation on the part of Seller or any Subsidiary; (ii) trigger any release-reporting obligations of Seller or the Subsidiaries under any Environmental Law; or (iii) trigger any clean-up or remediation obligations or Seller or the Subsidiaries under any Environmental Law;

               (b) Seller and the Subsidiaries have complied with and currently are in compliance in all material respects with all Environmental Laws that govern the Owned Real Properties, the Leased Real Properties, and the businesses operated from any such properties;

               (c) Seller and the Subsidiaries have obtained all material Licenses required under the Environmental Laws for operation of their businesses related to the Owned Real Properties and the Leased Real Properties, have complied with and currently are in compliance in all material respects with all such Licenses, and have not received any notice that: (i) any such existing License will be revoked; or (ii) any pending application for any new such License will be denied;

               (d) Seller and the Subsidiaries have not received any currently outstanding notice of any proceedings, action, or other claim or liability arising under any Environmental Laws (including, without limitation, notice of potentially responsible party status under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
     (S)(S)9601 et seq. or any state counterpart) from any person or governmental agency regarding the Owned Real Properties, the Leased Real Properties, or the businesses operated from such properties;

               (e) Neither Seller nor any Subsidiary has received any currently outstanding notice, which notice is specifically directed to an Owned or Leased Real Property (rather than to all property owners or operators in a given geographic area), that any of the Owned Real Properties or any of the Leased Real Properties is the subject of a material deed restriction, material title-transfer restriction, other material land-use restriction, or material lien arising in each case under any Environmental Law;

               (f) Neither the Owned Real Properties, the Leased Real Properties, nor any of the businesses conducted on any such properties is the subject of any outstanding order, decree, or agreement with or involving any governmental agency, court, or other party respecting any material aspect of the operation of such properties and businesses that relates to or arises under any Environmental Law (other than orders, decrees or agreements affecting or directed to the healthcare industry generally, or in the case of Leased Real Properties, lease agreements requiring compliance with applicable Environmental Law);

               (g) No portion of the Owned Real Properties or Leased Real Properties contains or has ever contained any underground storage tank, surface impoundment or similar device used for the management of wastewater, or other waste management unit dedicated to the disposal, treatment, or long-term (greater than 90 days) storage of waste materials; and

               (h) Neither Seller, any Subsidiary nor any other person has improperly disturbed or encroached upon any floodplain areas, waters, or wetlands associated with any of the Owned Real Properties or Leased Real Properties in violation of any Environmental Law.

          Section 3.17  Financial Information.
                        ---------------------

               (a)  Attached hereto as Schedule 3.17(a) is an unaudited
                                       ----------------
     statement of combined earnings from the operations of the Transferred Assets and Assumed Liabilities of the First Facilities and Subsequent Facilities (as they were comprised on the as of date of such Schedule) before interest, income taxes, depreciation and amortization ("EBITDA")
                                                                    ------
     for the fiscal year ended May 31, 1993 and for the fiscal period ended November 30, 1993 (collectively, the "EBITDA Statements"). The EBITDA
                                           -----------------
     Statements present fairly the combined EBITDA of such operations, taken as a whole, as of the dates and for the periods shown, and were derived from and are in accordance with the internal books and records of the Subsidiaries as well as the "Subsidiaries" defined in the Subsequent Facilities Agreement (the "Combined Subsidiaries") and the regularly
                                ---------------------
     prepared unaudited internal financial statements of the First Facilities and the Subsequent Facilities, which are prepared in accordance with the generally accepted accounting principles utilized in the preparation of the published financial statements of Seller.

               (b)  Attached hereto as Schedule 3.17(b) is an internally
                                       ----------------
     prepared unaudited combined statement of certain assets and liabilities of the First Facilities and the Subsequent Facilities as of November 30, 1993 (the "Balance Sheet"; collectively, the Balance Sheet and the EBITDA
           -------------
     Statements are the "Financial Schedule").  The Balance Sheet has been
                         ------------------
     prepared from, and is in accordance with, the internal books and records of the Combined Subsidiaries and presents fairly the financial condition of the First Facilities and the Subsequent Facilities with respect to the Transferred Assets and Assumed Liabilities that are the subject of this Agreement and the Subsequent Facilities Agreement, taken as a whole, as of the date shown. The Balance Sheet was prepared in accordance with Seller's practices for the preparation of internal financial statements, consistently applied, and is in accordance with the generally accepted accounting principles utilized in the preparation of the published financial statements of Seller.

               (c) Notwithstanding the foregoing, (i) the Financial Schedule does not (A) reflect all intercompany eliminations, adjustments and accruals that are reflected in financial statements of Seller, (B) reflect any reserves for the Unusual Proceedings, (C) reflect any anticipation of the divestiture of the Transferred Assets that are the subject of this Agreement and the Subsequent Facilities Agreement and any adjustments to the carrying values of such assets occasioned thereby, (D) contain footnotes or other explanatory material associated with financial statements prepared in accordance with generally accepted accounting principles, or (E) contain normal year-end adjustments with respect to interim periods, (ii) the EBITDA Statements do not reflect allocations of indirect costs and non-hospital overhead or the corresponding cost reimbursement impact of claiming such costs in a Cost Report relating to First Facilities or Subsequent Facilities, and (iii) certain earnings, assets and liabilities have been excluded from the EBITDA Statements or the Balance Sheets, as applicable, as noted in the footnotes or other explanatory material associated with the Financial Statements. In addition, the Financial Schedule is to be read in conjunction with, and is subject to, all notes and other explanatory material set forth therein.

               (d) The Balance Sheet reflects the amount of Receivables, as well as "Receivables" as defined in the Subsequent Facilities Agreement (together, the "Combined Receivables"), which for this purpose may include
                     --------------------
     Eligible Receivables (including "Eligible Receivables" as defined in the Subsequent Facilities Agreement) as of the date thereof, net of allowances customarily recorded by the Combined Subsidiaries for uncollectible and doubtful accounts, and contractual allowances pursuant to agreements with Payors, all in conformity with Seller's practices for the preparation of internal financial statements and in accordance with the generally accepted accounting principles utilized in the preparation of the published financial statements of the Seller. To the knowledge of Seller and each such Subsidiary, all such Combined Receivables included in the Balance Sheet represent amounts validly owed to the applicable Combined Subsidiary by reason of the provision of goods, services and other consideration by such Combined Subsidiary, and, to the knowledge of Seller and each such Combined Subsidiary, are not valued in excess of the amounts expected to be collected with respect thereto. Each such Combined Subsidiary maintains its accounting records in sufficient detail to substantiate the Combined Receivables reflected on the Balance Sheet. Since the date of Seller's most recent audited financial statements, neither Seller nor any such Combined Subsidiary has changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure.

          Section 3.18  Changes Since Balance Sheet.  Since the date of the
                        ---------------------------
     Balance Sheet and up to and including the date of this Agreement, other than as contemplated or permitted by this Agreement, the Subsidiaries have conducted the businesses represented by the Transferred Assets only in the ordinary and normal course, except for (i) matters associated with the Unusual Proceedings, (ii) as shown on Schedule 3.18, (iii) the institution
                                           -------------
     or completion of compliance programs, or (iv) events in anticipation of the divestiture of the Transferred Assets, and there has not been:

               (a) Any entry into or termination by Seller or a Subsidiary of any material commitment, contract, agreement or transaction (including, without limitation, any borrowing or lending transaction or capital expenditure) related to the Transferred Assets except for transactions in the ordinary course of business and renegotiation of credit agreements to which Seller and certain of its subsidiaries are parties which renegotiations will not have a Material Adverse Effect on the Transferred Assets or on any Facility;

               (b) Any casualty, physical damage, destruction or physical loss respecting, or change in the physical condition of, any Facility or Equipment that has had a Material Adverse Effect on a Facility;

               (c) Any transfer of or rights granted under any contract which would have been an Assumed Contract on the date of the Balance Sheet except for transactions in the ordinary course of business;

               (d) Other than in the ordinary course of business, (i) any sale or other disposition of any fixed asset included in the Balance Sheet having a net book value in excess of $100,000, or (ii) any material mortgage, pledge or imposition of any lien or other encumbrances on any such asset, or (iii) sales or dispositions of, or the imposition of material encumbrances on, fixed assets included in such Balance Sheet having a net book value that exceeds $1,000,000 in the aggregate, or (iv) any sale or other disposition of Inventories included in the Balance Sheet;

               (e) Any material amendment (other than general amendments which the carrier makes for a category of policy) or termination of any material insurance policy or failure to renew any material insurance policy covering the Transferred Assets;

               (f) Any default or breach by Seller or a Subsidiary under any contract that would have been an Assumed Contract on the date of the Balance Sheet which, when viewed individually or in the aggregate of all such breaches or defaults, has had a Material Adverse Effect on any Facility;

               (g) Any material adverse change in the trend of the business, financial condition or results of operations of any Facility as compared to the trend of the business, financial condition or results of operations, as applicable, of such Facility for the two year period ended November 30, 1993; or

               (h) Any increase made in the compensation levels of any chief executive officer or chief financial officer of any Facility, or any general increase made in the compensation levels of the other Retained Employees, except in the ordinary course of business.

          Section 3.19  Transferred Business Names.  Seller or one of the
                        --------------------------
     Subsidiaries owns or has the right to use the Transferred Business Names, free of any liens. Schedule 2.1(h) sets forth for each Transferred
                         ---------------
     Business Name, if any, that is the subject of a trademark registration the date of registration, the registration number and the expiration date. To the knowledge of Seller and the Subsidiaries, no aspect of registered trademarks included in the Transferred Business Names, if any, has been adjudged invalid or unenforceable or has been cancelled or revoked. Except as set forth on Schedule 3.19, to the knowledge of Seller and the
                     -------------
     Subsidiaries, the use by the Subsidiaries of the Transferred Business Names in connection with the Facilities does not conflict with or violate any valid rights of third parties, including any patents, trademarks, trade names or copyrights of others, in any way which would have a Material Adverse Effect on the Transferred Assets or a Facility; neither Seller nor any Subsidiary has received any notice of a conflict with the asserted rights of others in connection therewith which, if determined adversely, would have a Material Adverse Effect on any Facility. Neither Seller nor any of the Subsidiaries is obligated to pay any amount, whether as a royalty, license fee or other payment, to any person in order to use any of the Transferred Business Names.

          Section 3.20  Compliance with Laws and Accreditation.  To Seller's and
                        --------------------------------------
     each Subsidiary's knowledge, Seller and each Subsidiary has complied in all material respects with all laws, regulations and orders, and as materially required for participation in the Medicare, CHAMPUS and Medicaid reimbursement programs and is in material compliance with the indigent care conditions, if any, contained in or related to certificates of need obtained by it except (a) as set forth in Schedule 3.20, (b) as described
                                               -------------
     in Sections 3.10, 3.12, 3.16, and 3.21 and the Schedules, if any related
        -------------  ----  ----      ----         ---------
     thereto, and (c) for matters related to the Unusual Proceedings. With respect to each Facility, Seller has previously delivered to Buyer true and complete copies of the most recent Joint Commission on Accreditation of Health Care Organizations ("JCAHO") accreditation survey report and deficiency list, if any; the most recent Statement of Deficiencies and Plan of Correction on Form HCFA-2567; the most recent state licensing report and list of deficiencies, if any; the most recent fire marshall's survey and deficiency list, if any; and the corresponding plans of correction or other responses except, in each case, such surveys, reports or deficiency lists which do not reflect any deficiency which would have a Material Adverse Effect on any Facility. Seller or the relevant Subsidiary has taken or is in the process of taking all reasonable steps to correct all material deficiencies noted therein and a description of any material uncorrected deficiency is listed in Schedule 3.20. There are no provisions in, or other
                             -------------
     agreements to which Seller or a Subsidiary is a party relating to any Licenses, which would preclude or limit Buyer from operating the Transferred Assets substantially as they are now operated and using the beds of any Facility substantially as they are currently classified.

          Section 3.21  Cost Reports, Third Party Receivables and Conditions of
                        -------------------------------------------------------
     Participation.  The Cost Reports of the Facilities for Medicare, Medicaid
     -------------
     (if required) and Blue Cross (if required) reimbursement have been audited through the periods set forth in Schedule 3.21, and Blue Cross and Medicare
                                      -------------
     Cost Reports of the Facilities were filed when due. Except for matters related to the Unusual Proceedings, and as set forth in Schedule 3.21: to
                                                             -------------
     the knowledge of Seller, (a) neither Seller nor any Subsidiary has received notice of any material dispute between a Facility and Blue Cross, governmental authorities or the Medicare fiscal intermediary regarding such Cost Reports for periods subsequent to the period specified in Schedule
                                                                    --------
     3.21 other than with respect to adjustments thereto made in the ordinary
     ----
     course of business which do not involve individual amounts in excess of ten thousand dollars ($10,000) per Cost Report; (b) there are no pending or threatened material claims by any of such programs against any Facility;
     (c) each Facility currently meets, without material exception, the conditions for participation in the Medicare program; and (d) no Facility has been subject to loss of waiver of liability for utilization review denials with respect to any such program during the past two years.

          Section 3.22  Medical Staff.  Seller has previously delivered to
                        -------------
     Buyer, with respect to each Facility, a true and correct copy of the blank forms generally used with respect to medical staff privilege and membership application or delineation of privilege; all current medical staff bylaws, rules and regulations and amendments thereto respecting Facilities; and all written contracts with physicians, physician groups, or other members of the medical staffs of the Facilities. With regard to the active medical staffs of the Facilities, there are no material pending or threatened disciplinary or corrective actions or appeals therefrom involving physician applicants or active medical staff members except as set forth in Schedule
                                                                       --------
     3.22. Schedule 3.22 also sets forth a materially complete and accurate list
     ----  -------------
     and description of (a) the name of each member of the medical staff of each Facility as of the date shown on such Schedule, (b) the approximate age of each active medical staff member as of such date, (c) the specialty, if any, of each medical staff member, (d) readily available reports regarding the number of patient admissions of each medical staff member for the period shown on such Schedule 3.22, and (e) readily available reports
                          -------------
     regarding the aggregate patient days of patients admitted by each medical staff member for the period shown on such Schedule 3.22.
                                               -------------

          Section 3.23  Hill-Burton Care.  Except as set forth in Schedule 3.23,
                        ----------------                          -------------
     no Subsidiary or Facility has an outstanding loan, grant or loan guarantee pursuant to the Hill-Burton Act (42 U.S.C. (S)291a, et seq.) and the transactions contemplated hereby will not result in any obligation on the part of the Buyer or a Buyer Subsidiary to repay any such loans, grants or loan guarantees or provide uncompensated care in consideration thereof.

          Section 3.24  Assets Used in the Operation of the Facilities.  There
                        ----------------------------------------------
     are no assets or properties that are used in and necessary for the conduct of the operations of the Facilities that are owned by Seller and the Subsidiaries, and which individually or in the aggregate, are necessary for the operation of the Facilities that are not included in the Transferred Assets except for such Assumed Contracts which Buyer has elected or will elect to reject pursuant to Section 2.18. Except as set forth in Schedule
                                 ------------                          --------
     3.24 and subject to Section 2.18, the Transferred Assets include all assets
     ----                ------------
     and properties that are properly recordable on the Balance Sheet, other than assets and properties disposed of by the Seller or a Subsidiary in the ordinary course of business since the date of the Balance Sheet and without violation of this Agreement.

          Section 3.25  Taxes.  All tax returns of every kind (including,
                        -----
     without limitation, returns of all income taxes, franchise taxes, real and personal property taxes, intangibles taxes, patient revenue or other healthcare taxes, withholding taxes, employee compensation taxes and all other taxes of any kind applicable to Seller or any Subsidiary) that are due to have been filed in accordance with applicable laws have been duly filed, and all taxes shown to be due and payable on such returns have been paid in full.

          Section 3.26  Lists of Other Data.  Schedule 2.1(f) contains a list,
                        -------------------   ---------------
     materially complete and correct as of the dates shown thereon, of the Other Assigned Contracts, and Schedules 3.26(a) through (h) contain lists or
                             -----------------         ---
     other information, materially complete and correct as of the dates shown thereon, of the following:

               (a) The most recent regularly generated depreciation schedules related to tangible personal property constituting Equipment, together with copies of such schedules;

               (b) A brief description of all insurance in force covering (i) fixed assets that would constitute Transferred Assets, or (ii) the operations of any Facility as of such date;

               (c) All compensation, bonus, incentive, deferred payments, retirement, pension, severance, profit-sharing, stock purchase and stock option plans, group life, automobile, medical, dental, disability, welfare or other employee benefit plans or insurance policies, and other similar arrangements (collectively, "Employee Benefit Arrangements") generally
                                  -----------------------------
     applicable to the Retained Employees or a substantial part thereof or generally applicable to the chief executive or chief financial officers, or a substantial part thereof, of the Facilities as of such date;

               (d) The aggregate accrued Paid Time Off for all employees at each Facility, as of the date shown;

               (e) Any contract relating to clean-up, abatement or other actions in connection with the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study with respect to the Facilities other than with respect to the Environmental Survey and entered into in the three years preceding the date hereof;

               (f) Any indenture, mortgage, loan, credit or other written contract under which any of the Subsidiaries, directly or indirectly, is indebted for money borrowed or is the issuer of any note, bond, indenture or other evidence of indebtedness for money borrowed or guarantor of similar financial obligations of others, whether or not reflected on the Balance Sheet;

               (g) Any contract with any bank, finance company or similar organization pursuant to which such organization acquires receivables from the Subsidiaries; and

               (h) Any contract granting any person a lien, security interest or mortgage on any Transferred Asset (other than Permitted Encumbrances), including, without limitation, any factoring agreement or agreement for the assignment of accounts receivable or inventory.

          Section 3.27  Certain Transactions.  Except as set forth in Schedule
                        --------------------                          --------
     3.27, and except for remuneration as employees, since November 30, 1992 (i)
     ----
     no Facility has been a party to any transaction or series of similar transactions in which the amount involved exceeds $60,000 and in which the chief executive officer, chief financial officer or medical director of such Facility has a direct or indirect material interest, and (ii) no chief executive officer, chief financial officer or medical director of any Facility has been indebted to Seller or any Subsidiary in an amount in excess of $60,000.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller, as of the date hereof, as follows, except as set forth in Schedules numbered in relation to the Sections set forth below:

          Section 4.1  Organization and Corporate Power.  Buyer is a corporation
                       --------------------------------
     duly incorporated and validly existing under the laws of, and is authorized to exercise its corporate powers, rights and privileges and is in good standing in, the State of Delaware and has full corporate power to carry on its business as presently conducted and to own or lease and operate its properties and assets now owned or leased and operated by it and to perform the transactions on its part contemplated by this Agreement and all other agreements contemplated hereby.


          Section 4.2  Buyer Subsidiaries.
                       ------------------

               (a) As of each Scheduled Closing, each Buyer Subsidiary will be a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Buyer Subsidiary will have, at the First Closing and at each Scheduled Closing thereafter, all requisite power and authority (corporate and otherwise) to carry on its business as then conducted and to own or lease and operate its properties and assets then owned or leased and operated by it and to perform the transactions on its part contemplated by this Agreement and all other agreements contemplated hereby.

               (b) The board of directors of each Buyer Subsidiary and, if required, its shareholders, will have, by the date of the First Closing, duly and effectively authorized (i) the purchase of the Transferred Assets to be purchased by such Buyer Subsidiary; and (ii) the execution, delivery and performance of the Related Agreements and all other agreements contemplated hereby and thereby to which such Buyer Subsidiary is a party. No other corporate act or proceeding on the part of any Buyer Subsidiary, its board of directors or its shareholders will be necessary to authorize any Related Agreement or other agreement contemplated hereby and thereby or the transactions contemplated hereby and thereby.

               (c) The Related Agreements and all other agreements contemplated hereby and thereby to which any Buyer Subsidiary is a party will, as of each Scheduled Closing, have been duly executed and delivered by each such Buyer Subsidiary, and each such agreement, when executed and delivered will constitute, a valid and binding obligation of such Buyer Subsidiary, enforceable against such Buyer Subsidiary in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

          Section 4.3  Authority Relative to this Agreement.  The execution,
                       ------------------------------------
     delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by the board of directors of Buyer; no other corporate act or proceeding on the part of Buyer, its board of directors or shareholders is necessary to authorize this Agreement, any such Related Agreement or the transactions contemplated hereby and thereby. This Agreement has been, and each of the Related Agreements contemplated hereby will, as of each Scheduled Closing, have been, duly executed and delivered by Buyer and by each applicable Buyer Subsidiary, and this Agreement constitutes, and each such Related Agreement when executed and delivered will constitute, a valid and binding obligation of Buyer and each Buyer Subsidiary party thereto, enforceable against Buyer and each Buyer Subsidiary party thereto, in accordance with its terms, except as it may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

          Section 4.4  Absence of Breach.  Subject to the provisions of Sections
                       -----------------                                --------
     4.5 and 4.6 below regarding private party and governmental consents, and
     ---     ---
     except for compliance with the requirements of the HSR Act and any regulatory or licensing Laws applicable to the businesses and assets represented by the Transferred Assets, the execution, delivery and performance by Buyer of this Agreement and the Related Agreements, and the execution and delivery by any Buyer Subsidiary of the Related Agreements to which it is a party, and the performance by the Buyer Subsidiaries of the transactions to be performed by them and contemplated by this Agreement and the Related Agreements entered into by the Buyer Subsidiaries, do not, (a) conflict with or result in a breach of any of the provisions of Charter Documents of Buyer or of any of the Buyer Subsidiaries, (b) contravene any Law or cause the suspension or revocation of any License presently in effect, which affects or binds Buyer or any of the Buyer Subsidiaries or any of their material properties, or (c) conflict with or result in a breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which Buyer or any of the Buyer Subsidiaries is a party or by which it or they or any of their properties may be affected or bound.

          Section 4.5  Private Party Consents.  Except as set forth on Schedule
                       ----------------------                          --------
     4.5, the execution, delivery and performance by Buyer of this Agreement and
     ---
     the Related Agreements and the execution and delivery by any Buyer Subsidiary of the Related Agreements to which it is a party, and the performance by the Buyer Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be performed by the Buyer Subsidiaries, do not require the authorization, consent or approval of any non-governmental third party.

          Section 4.6  Governmental Consents.  The execution, delivery and
                       ---------------------
     performance by Buyer of this Agreement and the Related Agreements, and the execution and delivery by any Buyer Subsidiary of the Related Agreements to which it is a party, and the performance by the Buyer Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be executed, delivered or performed by the Buyer Subsidiaries, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency, except for compliance with the HSR Act and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of health care facilities such as the Facilities.

          Section 4.7  Brokers.  Except as set forth on Schedule 4.7, no broker,
                       -------                          ------------
     finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreements or arrangements or commitments, written or oral, made by or on behalf of Buyer or any of its Affiliates. Buyer shall be solely responsible for the payment of any such fee or commission to any person or entity listed on Schedule 4.7 as an
                                                              ------------
     exception to the foregoing.

          Section 4.8  Qualified for Licenses.  Buyer or a Buyer Subsidiary is
                       ----------------------
     qualified to obtain any Licenses and program participations necessary for the operation by Buyer or a Buyer Subsidiary of the Transferred Assets as of the relevant Scheduled Closing in the same manner as the Transferred Assets are presently operated by Seller and the Subsidiaries.

          Section 4.9  Financial Ability to Perform.  Buyer has liquid capital
                       ----------------------------
     or committed sources therefor sufficient to permit it to perform timely its obligations hereunder, including, but not limited to, the payment of the Tentative Purchase Price to Seller at the Scheduled Closings and the other payments to Seller required hereunder. Promptly after its receipt of letters of commitment or other documents related to the financing of its obligations hereunder, Buyer will provide copies of the same to Seller.

          Section 4.10  No Knowledge of Seller's Breach.  Neither Buyer nor, to
                        -------------------------------
     the knowledge of Buyer, any of its Affiliates has knowledge of any breach of any representation or warranty by Seller or of any other condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder. Buyer shall notify Seller as promptly as practicable if any such information comes to its attention before any relevant Closing Date.

          Section 4.11  No Assurance.  Buyer acknowledges and agrees that the
                        ------------
     rates or bases used in calculating payments or reimbursements to it or a Buyer Subsidiary by any Payor (including but not limited to Medicare) may differ from the rates and bases used in calculating such payments or reimbursements to Seller and the Subsidiaries. In entering into the transactions contemplated by this Agreement and the Related Agreements, Buyer is relying solely on the express representations, warranties and covenants of Seller and the Subsidiaries contained in this Agreement and the Related Agreements and upon no other representations or statements of Seller, the Subsidiaries or any of their representatives, and acknowledges and agrees that nothing in this Agreement or the Related Agreements shall be deemed to create any implied duty, disclosure obligation or responsibility on the part of Seller or the Subsidiaries. Buyer further acknowledges that during the course of the due diligence investigation, material information related to the matters that are the subject of the Unusual Proceedings may not have been discovered by or disclosed to it. Seller represents and warrants that, at those scheduled confidential meetings held among counsel for Buyer and Seller on the dates referenced in
     Schedule 4.11, which meetings were held for the purpose of conducting
     -------------
     Buyer's due diligence regarding the Unusual Proceedings, statements of fact concerning the Unusual Proceedings made by Seller's counsel present at such meetings were not materially inaccurate.

                                   ARTICLE 5
                            COVENANTS OF EACH PARTY

          Section 5.1  Efforts to Consummate Transactions.  Subject to the terms
                       ----------------------------------
     and conditions herein provided including, without limitation, Articles 8
                                                                   ----------
     and 9 hereof, each of the parties hereto agrees to use its reasonable
         -
     commercial efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the Transactions contemplated hereby, including the satisfaction of all conditions thereto set forth herein. Such actions shall include, without limitation, exerting their reasonable efforts to obtain the consents, authorizations and approvals of all private parties and governmental authorities whose consent is reasonably necessary to effectuate the Transactions contemplated hereby, and effecting all other necessary registrations and filings, including but not limited to filings under Laws relating to the transfer or obtaining of necessary Licenses, under the HSR Act and all other necessary filings with governmental authorities. Inasmuch as the Transactions in respect of the First Facilities may be consummated without regard to consummation of the transactions contemplated by the Subsequent Facilities Agreement, the parties hereby agree that, in order potentially to expedite the timing of the First Closing, the parties will make separate filings under the HSR Act with respect to the First Facilities. The foregoing notwithstanding, it shall be the responsibility of Buyer to use its reasonable commercial efforts and to act diligently and at its expense to obtain any authorizations, approvals and consents in connection with acquiring Licenses and program participations that will permit it to operate the Facilities after the Scheduled Closings, provided that Buyer will seek to
                                              --------
     obtain Licenses and program participations subject to the existing conditions under which the Subsidiaries operate the Facilities and will not seek to change the same until the Transferred Assets and Assumed Liabilities respecting the Facilities in question have been transferred to and assumed by Buyer. Seller and its Subsidiaries shall cooperate with Buyer's efforts to obtain the requisite regulatory consents, provided neither Seller nor any of its Subsidiaries shall be obligated to incur any liabilities or assume any obligations in connection therewith. Other than Buyer's and Seller's obligations under Section 5.5, neither party shall
                                            -----------
     have any liability to the other if, after using its reasonable commercial efforts (and, in the case of Buyer's efforts to obtain requisite Licenses, acting diligently), it is unable to obtain any consents, authorizations or approvals necessary for such party to consummate the Transactions. As used herein, the terms "reasonable commercial efforts" or "reasonable efforts"
                        -----------------------------      ------------------
     do not include the provision of any consideration to any third party or the suffering of any economic detriment to a party's ongoing operations for the procurement of any such consent, authorization or approval except for the costs of gathering and supplying data or other information or making any filings, fees and expenses of counsel and consultants and for customary fees and charges of governmental authorities and accreditation organizations.

          Section 5.2  Cooperation; Regulatory Filings.  Prior to and after the
                       -------------------------------
     Final Closing, upon prior reasonable written request, each party agrees to cooperate with the other in every reasonable commercial way to consummate the Transactions. Notwithstanding the foregoing, all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law, or made or submitted by or on behalf of Buyer in connection with proceedings to obtain the Licenses and program participations referred to in Section 5.1 hereof, shall be subject to the
                                   -----------
     joint approval or disapproval and the joint control of Buyer and Seller, acting with the advice of their respective counsel, it being the intent of the foregoing that the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analysis, presentation, memorandum, brief, argument, appearance, opinion or proposal; provided that nothing herein shall prevent
                                      --------
     either party hereto or any of their Affiliates or their authorized representatives from (a) making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal in response to a subpoena or other legal process or as otherwise required by Law, or (b) submitting factual information to the United States Department of Justice, the Federal Trade Commission, any other governmental agency or any court or administrative law judge in response to a request therefor or as otherwise required by Law.

          Section 5.3  Further Assistance.  From time to time, at the reasonable
                       ------------------
     request of either party, whether on or after a Scheduled Closing, without further consideration, either party, at its expense and within a reasonable amount of time after request hereunder is made, shall execute and deliver such further instruments of assignment, transfer and assumption and take such other action as may be reasonably required to more effectively assign and transfer the Transferred Assets to, and vest the Assumed Liabilities in, Buyer, deliver or make the payment of the Purchase Price to Seller or any amounts due from one party to the other pursuant to the terms of this Agreement or confirm Seller's ownership of the Excluded Assets and obligations with respect to the Excluded Liabilities.

          Section 5.4  Cooperation Respecting Proceedings.  After the Scheduled
                       ----------------------------------
     Closings, upon prior reasonable written request, each party shall cooperate with the other, at the requesting party's expense (but including only out-of-pocket expenses to third parties and not the costs incurred by any party for the wages or other benefits paid to its officers, directors or employees), in furnishing information, testimony and other assistance in connection with any inquiries, actions, tax or Cost Report audits, proceedings, arrangements or disputes involving either of the parties hereto (other than in connection with disputes between the parties hereto) and based upon contracts, arrangements or acts of Seller or any of the Subsidiaries which were in effect or occurred on or prior to any Scheduled Closing and which relate to the Transferred Assets, including, without limitation, arranging discussions with (and the calling as witness of) officers, directors, employees, agents, and representatives of Buyer.

          Section 5.5  Expenses.  Whether or not the Transactions contemplated
                       --------
     hereby are consummated, except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the foregoing:

               (a) Costs associated with preliminary title reports and title policies shall be borne by Seller up to the costs that would have been incurred had the title policies been standard coverage policies of title insurance, and the remaining costs, if any, including costs for Extended Coverage and any surveys in connection therewith, shall be borne by Buyer;

               (b)  All costs of the Environmental Survey referred to in Section
                                                                         -------
     6.2(b) shall be borne one-half by Buyer and one-half by Seller, other than
     ------
     any cost incurred in connection with any "Phase II" investigation conducted by Buyer's environmental consultant (which shall be borne by Buyer);

               (c) All escrow charges, appraisal fees, and charges of any neutral independent public accountant or mediator, and related costs, shall be borne one-half by Buyer and one-half by Seller (it being agreed that each party shall bear the costs of its own independent public accountant or designated mediator);

               (d) All recording costs and charges respecting real property will be borne one-half by Seller and one-half by Buyer;

               (e) All transfer taxes respecting real property will be borne one-half by Buyer and one-half by Seller;

               (f) All fees and expenses relating to the filings under the HSR Act shall be borne by the party incurring such fees and expenses;

               (g) All fees and charges of governmental authorities and accreditation agencies in connection with the transfer, issuance or authorization of any License, accreditation or program participation shall be borne by Buyer;

               (h) All fees or costs associated with the issuance of any bond or the establishment of any escrow required by Section 2.10(a) shall be
                                                    ---------------
     borne by Buyer;

               (i) All fees, charges or costs (other than internal costs of Seller or any Subsidiary), including auditing fees and expenses, incurred as a result of Buyer's compliance with the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, and the rules and regulations thereunder, shall be borne by Buyer;

               (j) Out-of-pocket costs incurred by Seller and the Subsidiaries in connection with providing transitional assistance to Buyer shall be borne by Buyer, whether such assistance is provided before or after a Scheduled Closing, including costs associated with attendance at meetings requested by Buyer;

               (k) All liabilities or obligations of Seller or a Subsidiary for Taxes in the nature of sales taxes incurred as a result of the sale of the Transferred Assets hereunder to Buyer shall be borne one-half by Seller and one-half by Buyer; and

               (l) All fees, charges and costs of economists and other experts, if any, jointly retained by Buyer and Seller in connection with submissions made to any government agency and advice in connection therewith respecting approval of the Transactions, including proceedings under the HSR Act, will be borne one-half by Buyer and one-half by Seller.

     All such charges and expenses shall be promptly settled between the parties at the relevant Scheduled Closing or upon termination or expiration of further proceedings under this Agreement, or with respect to such charges and expenses not determined as of such time, as soon thereafter as is reasonably practicable.

          Section 5.6  Announcements; Confidentiality.  Prior to the Final
                       ------------------------------
     Closing Date, no press or other public announcement, or public statement or comment in response to any inquiry, relating to the transactions contemplated by this Agreement shall be issued or made by Buyer or Seller or any Subsidiary without the joint approval of Buyer and Seller; provided
                                                                       --------
     that a press release or other public announcement, regulatory filing, statement or comment made without such joint approval shall not be in violation of this Section if it is made in order to comply with applicable securities Laws or stock exchange policies and in the reasonable judgment of the party making such release or announcement, based upon advice of counsel, prior review and joint approval, despite reasonable efforts to obtain the same, would prevent dissemination of such release or announcement in a timely enough fashion to comply with such Laws or policies, provided that in all instances prompt notice from one party to
               --------
     the other shall be given with respect to any such release, announcement, statement or comment. Subject to the foregoing, the parties hereto recognize and agree that all information, instruments, documents and details concerning the businesses of Buyer, Seller and the Subsidiaries are strictly confidential, and Seller and Buyer expressly covenant and agree with each other that, prior to and after the Scheduled Closings, they will not, nor will they allow any of their respective officers, directors, employees, representatives or agents (including professional advisors) to disclose or publicly comment upon any matters relating to the business of the other or relating to this Agreement, including, without limitation, the terms, timing or progress of the transactions contemplated hereby, or its negotiation, terms, provisions or conditions, including Purchase Price, except for disclosure to their respective professional advisors and lenders or prospective financing sources (each of whom shall agree not to disclose the same) which is reasonably necessary to effectuate the Transactions contemplated hereby and in a manner consistent with the provisions of this Agreement. Each party shall keep all information (i) obtained from the other either before or after the date of this Agreement, or (ii) related to Buyer's proposed purchase of the Transferred Assets, Seller's proposed sale of the Transferred Assets, the contents of this Agreement or the negotiation of this Agreement confidential, and neither party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its professional advisors (including lenders and prospective financing sources) without the prior written consent of the other party, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law or disclosure is reasonably necessary to obtain a License or a consent listed on the Schedule of Required Consents. If the Transactions contemplated by this Agreement should fail to close for any reason, each party shall return to the other as soon as practicable all originals and copies of written information provided to such party by or on behalf of the other party and none of such information shall be used by either party, or their employees, agents or representatives in the business operations of any person. Notwithstanding the foregoing, (i) each party's obligations under this Section shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by the other party in violation of this Agreement or other obligation of confidentiality under which such information may be held or becomes available to the party on a non-confidential basis from a source other than the other party or its officers, directors, employees, representatives or agents and (ii) without the prior written consent of Seller, or except as may be required by Law (as determined by the written opinion of independent counsel in form and substance satisfactory to Seller) the schedules to this Agreement shall not be disclosed to or filed with any person (including any governmental entity or regulatory board) if such filing or disclosure could result in such schedules becoming available to the public. The parties' obligations under this Section shall survive the termination of this Agreement. Nothing in this Section shall, or is intended to, impair or modify any of the rights or obligations of Buyer or its Affiliates under that certain letter agreement dated as of September 15, 1993, all of which remain in effect until termination of such letter agreement in accordance with its terms.

          Section 5.7  Preservation of and Access to Certain Records.
                       ---------------------------------------------

               (a)  As set forth in Section 2.2(e), all or any portion of the
                                            ------
     medical, clinical and other records directly or indirectly associated with the admission, care and treatment of patients on or prior to the relevant Closing Date on which the relevant Facility is transferred (collectively, for all Facilities, the "Patient Records") and all financial and other
                              ---------------
     records of, or located at, a Facility for the period ending on or prior to the relevant Closing Date, whether or not maintained at or by a Facility (the Patient Records and such other records for all Facilities are collectively referred to as the "Hospital Records") shall be Excluded Assets. Notwithstanding the
             ----------------
     foregoing, the parties will cooperate in providing copies and access to such records as set forth below.

               (b) Notwithstanding that the Hospital Records are Excluded Assets, to the extent required by applicable Law or at Seller's election, Seller may choose not to remove the Hospital Records from a transferred Facility or otherwise acquire possession of them after a Scheduled Closing. Unless and until removed by Seller, the Buyer shall, in accordance with applicable Laws, maintain the Hospital Records at the Facilities (or at such other mutually approved locations) at Buyer's cost, and as agent of and bailee for Seller, until the expiration of seven (7) years from the relevant Scheduled Closing (and, if at the expiration thereof any tax or Payor audit or judicial proceeding is in progress or the applicable statute of limitations has been extended, for such longer period as such audit or proceeding is in progress or such statutory period is extended)(the "Document Retention Period"). After a Scheduled Closing and subject to
     --------------------------
     applicable Laws, Buyer shall grant Seller full access to the Hospital Records (including any Patient Records) as needed for any lawful purpose (including Seller's inspection and copying of same), and Seller shall have the same rights of access to inspect and copy (at Seller's cost) any or all of the Hospital Records that Seller had prior to the Scheduled Closing. Buyer shall instruct the appropriate employees of the Facilities to cooperate in providing access to such records to Seller and its authorized representatives as contemplated herein. Access to such records shall be, wherever reasonably possible, during normal business hours, with reasonable prior written notice to Buyer of the time when such access shall be needed. Seller's employees, representatives and agents shall conduct themselves in such a manner so that Buyer's normal business activities shall not be unduly or unnecessarily disrupted. After the expiration of the aforementioned Document Retention Period, Buyer shall not, without ninety-one (91) days' prior written notification to Seller, destroy any Hospital Records in its possession. Within ninety (90) days after its receipt of such notice of intent to destroy, Seller shall have the right, at its own expense, to require Buyer to deliver any such records to Seller in accordance with Seller's reasonable instructions. Buyer shall adopt a record retention policy with respect to the Hospital Records which requires that all Hospital Records be maintained for the Document Retention Period and destroyed only after compliance with the notice provisions of this Subsection (b) (including the passage of time), and shall take all
     --------------
     reasonable steps necessary to inform its employees of such policy.

               (c) Buyer acknowledges and agrees that Seller shall have the right to remove, and may remove, from time to time on or prior to the relevant Closing Date and during the Document Retention Period any or all of the Hospital Records. In the event of Seller's removal of any Hospital Records from a Facility, it shall, at Seller's cost and subject to applicable Laws, provide Buyer with copies (or originals, if required by applicable law or accreditation standards) of the following Hospital Records if Buyer elects to retain such copies: (i) the Patient Records for patients who are patients of the Facilities at the relevant Scheduled Closing or who are the subject of Receivables transferred to Buyer hereunder, (ii) the personnel records of the Hired Employees, and (iii) any records Buyer would be required to have to comply with accreditation standards. If the Hospital Records are removed by Seller, then it shall maintain such Hospital Records at its expense during such period of time and at such location as is deemed appropriate by Seller in its sole and absolute discretion. For so long as the Hospital Records are maintained by Seller, Seller shall make Hospital Records (other than those protected by or subject to the attorney-client privilege) available to Buyer, subject to applicable Laws, as needed by Buyer for any lawful purpose and if reasonably necessary to permit Buyer to operate the Facilities or other Transferred Assets. Seller shall instruct its appropriate employees to cooperate in providing access to such records to Buyer and its authorized representatives as contemplated herein. Buyer's access to such Hospital Records shall be during normal business hours, with reasonable prior written notice to Seller of the time when such access shall be needed. Buyer may make copies of or extracts from any such Hospital Records to which Buyer has access hereunder at Buyer's sole cost and expense. Notwithstanding the foregoing, Buyer's access to, or right to copies of, any Patient Records shall be subject to any applicable Law, accreditation standard or rule of confidentiality or privilege.

               (d) After Closing, Buyer or the applicable Buyer Subsidiary shall have the right to assign to an entity which purchases from Buyer or a Buyer Subsidiary a Facility or substantially all the assets of a Facility, all of the rights of Buyer under this Section 5.7, provided that such
                                           -----------
     entity expressly assumes all obligations of Buyer under this Section 5.7
                                                                  -----------
     with respect to the purchased Facility.

                                   ARTICLE 6
                         ADDITIONAL COVENANTS OF SELLER

          Seller hereby additionally covenants, promises and agrees as follows:

          Section 6.1  Conduct Pending Closing.  Prior to consummation of the
                       -----------------------
     Transactions contemplated hereby or the termination or expiration of this Agreement pursuant to its terms, unless Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except for actions taken pursuant to Assumed Contracts, or which arise from or are related to the anticipated transfer of the Transferred Assets, the conduct or resolution of the Unusual Proceedings or effectuation of ongoing compliance programs, or as otherwise contemplated by this Agreement or disclosed in Schedule 6.1 or another Schedule to this Agreement, Seller
                  ------------
     shall, and shall cause the Subsidiaries to:

               (a) Conduct the business represented by, and otherwise deal with, the Transferred Assets only in the usual and ordinary course, materially consistent with practices followed prior to the execution of this Agreement;

               (b) Use reasonable efforts to keep intact the Transferred Assets and the business they represent and to preserve relationships beneficial to such business that doctors, patients, Payors, suppliers, employees and others have with the Facilities;

               (c) Except as required by their terms, not amend, terminate, renew, fail to renew or renegotiate any material contract, except in the ordinary course of business and consistent with practices of the recent past, or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any such contracts, that would be an Assumed Contract as of the date hereof;

               (d) Not (i) sell, lease, transfer or dispose of, or make any contract for the sale, lease, transfer or disposition of, any assets or properties which would be included in the Transferred Assets in an amount in excess of $1,000,000 in the aggregate (other than sales in the ordinary course of business); (ii) incur, assume, guaranty, or otherwise become liable in respect of any indebtedness for money borrowed which would result in Buyer assuming such liability hereunder after the Closing; (iii) purchase or make any contract for the purchase of a material amount of assets or properties which would be included in the Transferred Assets (other than purchases in the ordinary course of business and other than capital expenditures within the aggregate thresholds set forth in clause
     (v) below); (iv) accelerate or delay the purchase of Inventory, or the payment of amounts due to or from the Subsidiaries in a manner inconsistent with past practice; (v) make any new commitments which would require an expenditure of more than $50,000 in the aggregate other than in the ordinary course of business; (vi) encumber or voluntarily subject to any lien any Transferred Asset (except for Permitted Encumbrances); or (vii) assign or transfer accounts receivable to collection agencies in a manner inconsistent with past practice.

               (e) Maintain in force and effect the insurance policies identified in Section 3.26(b);
                   ---------------

               (f) Not enter into any contract or amendment of a contract that, had such contract or amendment been entered into prior to the date hereof, would have been included on Schedule 2.1(f), unless Buyer has failed to
                                 ---------------
     disapprove of such contract or amendment in a written notice to Seller given within two (2) business days of Seller's written notice to Buyer of such contract or amendment accompanied by a copy thereof, provided that
                                                               --------
     Buyer's disapproval of such contract or amendment shall not be unreasonable, and provided further that any contract entered into in
                       --------
     violation of this Section 6.1(f) shall be subject to the provisions of
                       --------------
     Section 2.18;
     ------------

               (g) Not grant any general or uniform increase in the rates of pay or benefits to Retained Employees (or a class thereof) or any increase in salary or benefits of any chief executive or financial officer of any Facility, except for compensation previously agreed to prior to the date hereof; or

               (h)  Subject to Section 6.3, not take any action which would
                               -----------
     cause any of Seller's representations and warranties set forth in Article 3
                                                                       ---------
     to be false as of the relevant Scheduled Closing;

     provided that nothing in this Section shall (i) obligate Seller or any
     --------
     Subsidiary to make expenditures other than in the ordinary course of business and consistent with practices of the recent past or to otherwise suffer any economic detriment, (ii) preclude Seller from paying, prepaying or otherwise satisfying any liability which, if outstanding as of a Closing Date, would be an Assumed Liability or an Excluded Liability, (iii) preclude Seller from incurring any liabilities or obligations to any third party in connection with obtaining such party's consent to any transaction contemplated by this Agreement or the Related Agreements provided such
                                                              --------
     liabilities and obligations under this clause (iii) shall be Excluded
                                            ------------
     Liabilities pursuant to Section 2.4(h) hereof if not approved in advance by
                             --------------
     Buyer (which approval shall not be unreasonably withheld), or (iv) preclude Seller from instituting or completing any program designed to promote compliance or comply with Laws or other good business practices respecting the Facilities.

          Section 6.2  Access and Information; Environmental Survey; Remediation
                       ---------------------------------------------------------
     or Adjustment.
     -------------

               (a)  Subject to the restrictions set forth in Section 5.6
                                                             -----------
     respecting confidentiality and provided that Buyer has complied with each and every provision thereof, Seller shall, and shall cause the Subsidiaries to, afford Buyer, and the counsel, accountants and other representatives of Buyer, reasonable access, throughout the period from the date hereof to the relevant Closing Date, to the Transferred Assets and the employees, personnel and medical staff associated therewith and all the properties, books, contracts, commitments, Cost Reports and records respecting the Transferred Assets (regardless of where such information, may be located) which Seller has or to which it has access. Such access shall be afforded to Buyer after no less than 24 hours prior written notice, during normal business hours and only in such manner so as not to disturb patient care or to interfere with the normal operations of the Facilities; provided,
                                                                --------
     however, that, notwithstanding the foregoing and subject to the provisions concerning nondisclosure set forth in Section 5.6, without first obtaining
                                           -----------
     the written consent of Mr. Donald Thayer which consent shall not be unreasonably withheld, neither Buyer nor its counsel, accountants and other representatives shall tour or visit the Facilities or contact any of the employees, personnel or medical staff thereof; and provided further that
                                                        --------
     until the first to occur of the Termination Date or the Final Closing, under no circumstances shall Buyer directly or indirectly solicit the employment of any employees of Seller or its Subsidiaries, except as Hired Employees pursuant to the terms hereof or except as may be permitted with the prior written consent of a responsible officer of Seller. Seller's covenants under this Section are made with the understanding that Buyer shall use all such information in compliance with all Laws. The foregoing notwithstanding, Buyer acknowledges and agrees that Buyer's access to the books and records of the Transferred Assets shall not include access to, and Seller shall not have any obligation to deliver to Buyer, any information concerning any alleged dispute or any pending litigation, investigation or proceeding involving Seller or its Affiliates that is protected by or subject to the attorney-client privilege, or the disclosure of which is restricted by an agreement entered into in connection with such dispute, litigation, investigation or proceeding or an order entered by any court, or (in the case of the Unusual Proceedings) certain non-public information; moreover, Buyer shall not have access to patient or employee records or any other records the disclosure of which would be prohibited by any Law, accreditation standards, or rule or agreement (express or implied) of confidentiality, except that Buyer may be granted access to such records to the extent they are appropriately redacted and in conformity with such other reasonable procedures as may be required to conform to any such requirements of Law, accreditation standards or rule or agreement of confidentiality.

               (b) Seller has provided (or, with respect to Facility No. 30, will reasonably soon provide) to Buyer copies of an environmental survey conducted with respect to each of the Facilities (the "Environmental
                                                            -------------
     Survey").  The Environmental Survey was conducted by an environmental
     ------
     consulting firm or firms (the "Consultant") in accordance with applicable
                                    ----------
     professional standards in effect at the time the Environmental Survey was conducted and such reasonable procedures as were determined by Seller. In the event of a disagreement between Buyer and Seller concerning the procedures employed by the Consultant, Buyer may at Buyer's expense employ a separate environmental consultant to conduct such procedures requested by Buyer (subject to Seller's prior approval of such procedures, which shall not unreasonably be withheld), and the findings of the Buyer's Environmental consultant shall be included as an addendum to the Environmental Survey. The results of any such Environmental Survey shall be delivered to and owned by Seller, and all proceedings in connection with the Environmental Survey and the results thereof shall be subject to the confidentiality provisions of Section 5.6. Buyer acknowledges and agrees
                                   -----------
     that the Environmental Survey is and shall be only an initial "Phase I" environmental site assessment. If subsequently determined by Seller, the Consultant and the Buyer, to be necessary or prudent to conduct sampling, laboratory analyses, or additional investigation work at any of the Facilities, Seller shall direct the Consultant to undertake a further "Phase II" investigation involving additional investigation and appropriate sampling and laboratory analyses respecting such Facilities the results of which are to be included in the Environmental Survey. In any "Phase II" investigation, Seller shall give Buyer no less than 24 hours' notice before the Consultant enters onto any Facility, and the "Phase II" Environmental Survey shall be conducted so as not to interfere with the normal operation of the Facilities.

     Buyer shall be permitted to have one of its employees or agents present during all inspections of, and sample gatherings (including borings) from the soil or any floor tile, insulation or other internal component of, a Facility and shall be entitled to split samples upon Buyer's request. In the event that Buyer considers it necessary to conduct any "Phase II" investigation work that Seller refuses to order, Buyer may at Buyer's expense employ a separate environmental consultant to conduct such "Phase II" investigation work at least thirty (30) days before the First Closing. Buyer shall give Seller no less than 24 hours' notice before Buyer's environmental consultant enters onto any Facility, and any such "Phase II" work performed by Buyer's environmental consultant shall be conducted so as not to interfere with the normal operations of the Facilities. Seller shall be permitted to have one of its employees or agents present during all inspections of and sample gatherings (including borings) from the soil or any floor tile, insulation, or other internal component of a Facility performed by Buyer's environmental consultant and shall be entitled to split samples upon Seller's request. Buyer shall be liable for any repairs or other costs required to correct damage to the Facilities resulting from such "Phase II" investigation. The findings of any Phase II investigation prepared by Buyer's environmental consultant shall be included as an addendum to the Environmental Survey. Notwithstanding the foregoing, Seller may elect not to permit Buyer to conduct a "Phase II" investigation through its own environmental consultant, in which case Buyer can exclude the affected Facility, and the Transferred Assets and Assumed Liabilities respecting such Facility from the Transactions, in which case the parties shall negotiate in good faith an equitable adjustment to the Purchase Price, or if they cannot agree upon the same, such adjustment shall be determined in accordance with Section 2.14.
                                   ------------

               (c) With respect to any matters disclosed by such Environmental Survey or listed on Schedule 3.16 that would constitute a breach of
                         -------------
     Seller's warranties in Section 3.16, but for the qualifications to such
                            ------------
     warranties based on Seller's knowledge or disclosures in the Environmental Survey or on such Schedule 3.16, Seller will at its election, either (i)
                       -------------
     clean up or otherwise remediate such matters in a reasonable manner prior to the Closing Date related to such Facility, at its expense; or (ii) agree in writing prior to the Closing Date to reimburse Buyer for the costs specified in such written agreement of such reasonable clean-up or remediation incurred by Buyer after the Closing Date related to such Facility, and to promptly reimburse Buyer after Buyer incurs such expenses subsequent to the Closing Date related to such Facility; or (iii) elect to exclude the affected Facility, and Transferred Assets and Assumed Liabilities respecting such Facility, from the Transactions, in which case the parties shall negotiate in good faith an equitable adjustment to the Purchase Price, or if they cannot agree upon the same, such adjustment shall be determined in accordance with
     Section 2.14; provided, however, that in no case will Seller be required to
     ------------  --------
     remove or otherwise remediate (or bear the costs of same) any Hazardous Materials used as construction materials in structures or improvements constituting the Facilities, or in equipment contained therein, unless the current condition of such Hazardous Materials has resulted in either: (i) noncompliance with any Environmental Law or License issued pursuant to an Environmental Law; or (ii) an unreasonable hazard to human health, human safety or the environment.

          Section 6.3  Updating.  Seller shall notify Buyer of any changes or
                       --------
     additions to any of Seller's Schedules to this Agreement with respect to a particular Facility or the Transferred Assets or Assumed Liabilities related thereto by the delivery of updates thereof, if any, as of a reasonably current date prior to the relevant Scheduled Closing not later than three (3) business days prior to the Scheduled Closing with respect to such Subject Transferred Assets, provided, however, that the Financial
                                      --------
     Schedule shall not be updated to cover any period or periods subsequent to the respective dates thereof. No such updates made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless Buyer specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Buyer of any condition set forth in this Agreement.

          Section 6.4  No Solicitation.  Seller will not, and shall cause the
                       ---------------
     Subsidiaries not to, and will use its best efforts to cause its and their officers, employees, agents and representatives (including any investment banker) not to, directly or indirectly, solicit, encourage or initiate any discussions with, or, subject to fiduciary duties to shareholders, negotiate or otherwise deal with, or provide any information to, any corporation, partnership, person or other entity or group, other than Buyer and its officers, employees and agents, concerning any sale of or similar transactions involving the Transferred Assets or the stock of the Subsidiaries. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of Seller's or the Subsidiaries' businesses. Seller shall notify Buyer promptly of any inquiry, proposal or offer received by Seller concerning the sale of or similar transactions involving the Transferred Assets or the stock of the

     Subsidiaries. Subject to the foregoing, in the exercise of its aforementioned fiduciary duties to shareholders, Seller may terminate this Agreement on written notice to Buyer, which termination shall have the effect set forth in Section 10.2, provided that upon consummation prior to
                         ------------  --------
     the first anniversary of this Agreement of any transaction or transactions with one or more third parties covering substantially all of the Transferred Assets, Seller shall be obligated to pay Buyer the sum of Fifteen Million Dollars ($15,000,000), and provided further that the
                                                --------
     payment of such sum shall be deemed to constitute liquidated damages in lieu of any and all other liability of Seller and the Subsidiaries to Buyer and the Buyer Subsidiaries in connection with or related to or arising from this Agreement or the transactions contemplated hereby, or in connection with or related to or arising from the termination hereof.

          Section 6.5  Name Changes.  To the extent that the corporate names of
                       ------------
     any of the Subsidiaries incorporate or are substantially similar to the Transferred Business Names, Seller agrees to cause the Subsidiaries promptly after the relevant Scheduled Closing to take all action necessary to change such names so as not to incorporate or be substantially similar to the Transferred Business Names.

          Section 6.6  Filing of Cost Reports.  Seller shall cause to be
                       ----------------------
     prepared and timely filed all Cost Reports and all other filings which are required to be filed with Medicare and any other cost-based Payors with respect to the operations of the Facilities for any and all periods ending on or prior to a relevant Closing Date. Seller and the Subsidiaries shall retain all rights to any amounts receivable from Medicare or other Payors with respect to such reports or filings or with respect to such periods and, as between Buyer, on the one hand, and Seller and Subsidiaries, on the other, shall remain obligated for all amounts due Medicare or such other Payors with respect to such reports or filings or with respect to such periods, and the parties hereby acknowledge and agree that Buyer is not being assigned or otherwise receiving and is not hereby assuming any of the same. Seller's rights shall include, without limitation, the right to dispute or to appeal any determinations relating to such reports.

          Section 6.7  Purchase of Supplies.  Buyer may request Seller or its
                       --------------------
     Affiliates to permit Facilities transferred at such Scheduled Closing to participate in specified national purchasing contracts of Seller or its Affiliates for a fee to be agreed upon. If Buyer wishes to enter into such an agreement with Seller, it shall notify Seller no later than five (5) days prior to such Scheduled Closing, and at the Scheduled Closing the parties shall execute a Purchasing Contract substantially in the form of Exhibit D hereto. Schedule 6.7 lists all of the national purchasing
     ---------          ------------
     contracts of Seller and its Affiliates in effect as of the date thereof which do not preclude participation by persons which are not Affiliates of Seller.

          Section 6.8  Covenant Not to Compete.
                       -----------------------

               (a)  Covenant.  Subject to the further provisions of this Section
                    --------                                             -------
     6.8, during the "Covenant Period" (as defined in Section 6.8(d)), none of
     ---                                              --------------
     the Subsidiaries, Seller or any other subsidiaries of Seller in which Seller owns a majority of the voting interests (collectively, "Covered
                                                                    -------
     Parties") shall, directly or indirectly (whether through a majority-owned
     -------
     subsidiary or otherwise), in any Specified Capacity (as defined in this
     Section 6.8), engage in the business of delivering mental health or alcohol
     -----------
     or substance abuse services through the operation of a hospital or otherwise, including without limitation through the delivery of inpatient, partial hospitalization, residential or outpatient services (as limited by the provisions of Section 6.8(b), a "Competing Business"). For purposes
                       --------------     ------------------
     hereof, the term "Specified Capacity" shall mean, subject to Section
                       ------------------                         -------
     6.8(b), each of the following capacities:
     ------

                     (i) As an operator, manager or sole owner of the Competing Business, whether directly or indirectly;

                    (ii) As a constituent partner, joint venturer or equity shareholder of an entity engaged in the Competing Business if the voting equity interest held is greater than 10% of all voting equity interests in such entity;

                   (iii) As a lender of money to, or a guarantor of indebtedness for money borrowed by, any other entity engaged in a Competing Business in a principal amount in excess of $1,000,000, except for (A) loans or guarantees made in the ordinary course of business and not as an investment in such entity; (B) loans or guarantees made or entered into in connection with the sale of a Competing Business by a Covered Party; or (C) loans represented by publicly traded instruments.

               (b)  Exceptions.  The provisions of this Section 6.8 shall not
                    ----------                          -----------
     apply to and shall not prohibit the following:

                    (i)  Psychiatric Facilities and Contracts Not Acquired By
                         ----------------------------------------------------
          Buyer.  The conduct of a Competing Business from any facility
          -----
          (including renovations and expansions thereof) at which a Covered Party, in any Specified Capacity, primarily engages in a Competing Business as of the Final Closing, or pursuant to any contract (including modifications, extensions and renewals thereof) under which a Covered Party, in any Specified Capacity, engages in a Competing Business as of the Final Closing, if (A) such facility, contract or Specified Capacity is not acquired or assumed by Buyer or a Buyer
                                ---
          Subsidiary pursuant to this Agreement, or (B) such facility, contract or Specified Capacity, is, after the Final Closing, reacquired by a Covered Party from Buyer or a Buyer Subsidiary pursuant to this Agreement;

                    (ii)  Facilities Outside Geographic Area.  The conduct of a
                          ----------------------------------
          Competing Business from any location that is not within twenty-five
          (25) miles of a Facility (not including satellite locations) that (A) was acquired by Buyer or a Buyer Subsidiary pursuant to this Agreement, and (B) at the time in question, is still owned, operated or managed by Buyer or by a person or entity which, directly or indirectly, controls, is controlled by or is under common control with Buyer (Facilities meeting the requirements of both clauses (A) and (B)
                                                                     ---     ---
          being herein referred to as "Covered Facilities");
                                       ------------------

                    (iii)  Acute Hospitals.  The conduct of a Competing Business
                           ---------------
          from or through any hospital, commonly referred to as an acute care hospital, that is licensed to provide general medical and surgical services, including related facilities that operate on the same campus as, or under the auspices of, such acute care hospital (such hospitals and related facilities being herein referred to as "Acute Hospitals"),
                                                              ---------------
          including the provision of management services to an Acute Hospital,

          provided that the conduct of any Competing Business from or through
          -------------
          a Specified Acute Hospital or an Acquired Acute Hospital (as each such term is defined in Section 6.8(c)) shall be subject to the
                                  --------------
          further provisions of Section 6.8(c);
                                --------------

                    (iv)  Divestiture of Acquired Psychiatric Facilities.  Other
                          ----------------------------------------------
          than an Acquired Acute Hospital, the conduct of a Competing Business in a Specified Capacity first acquired by any Covered Party after the date hereof as part of the acquisition of interests in healthcare assets other than the Competing Business, provided that
                                                    -------------
          no Covered Party engages in such Competing Business after the expiration of twelve (12) months from such acquisition and no such Competing Business is expanded during such twelve (12) month period, except for expansions for which regulatory approval exists, or for which capital expenditures have been undertaken or are in process, or which are required by existing contracts (together, "Permitted
                                                               ---------
          Expansions"); or
          ----------

                    (v)  Acquiring Entities.  The conduct of a Competing
                         ------------------
          Business for, on behalf of, or by (A) any entity that is not a Covered Party that acquires majority ownership or substantially all the assets of a Covered Party after the date hereof, (B) any entity that is not a Covered Party that acquires a Competing Business from a Covered Party after the date hereof, (C) any surviving entity (other than a Covered Party) of a consolidation, merger, reorganization or spinoff (each, a "Reorganization") involving a Covered Party as a result of which
           --------------
          shareholders directly or indirectly owning a majority of such Covered Party immediately before such Reorganization do not own a majority of such surviving entity immediately after such Reorganization, or (D) any majority-owned subsidiary of any such acquiring or surviving entity that is not a Covered Party.

               (c)  Acute Hospital Affiliations.  With respect to an Acute
                    ---------------------------
     Hospital listed on Schedule 6.8(c) (a "Specified Acute Hospital"), and
                        ---------------     ------------------------
     except as set forth below, the exception provided by Section 6.8(b)(iii)
                                                          -------------------
     above shall apply but only to the extent such Specified Acute Hospital conducts a Competing Business (including Permitted Expansions, the

     "Exempted Competing Business") on the Scheduled Closing Date with respect
     -----------------------------
     to the Facility shown on Schedule 6.8(c) as the Specified Acute Hospital's
                              ---------------
     "Affiliation Facility." On and after such Scheduled Closing Date, a Specified Acute Hospital shall not expand its services or its Competing Business beyond the Exempted Competing Business except in accordance with, and subject to, clauses (i) through (iii) below. With respect to any Acute
                     -----------         -----
     Hospital acquired by a Covered Party after the date of this Agreement and which is within twenty (20) miles of a Covered Facility (an "Acquired Acute
                                                                  --------------
     Hospital"), the exception provided by Section 6.8(b)(iii) shall apply but
     ----------                            -------------------
     only to the extent of such Acquired Acute Hospital's Exempted Competing Business on the date the acquisition of such Acquired Acute Hospital is consummated (the "Acquisition Date"). On and after such Acquisition Date,
                       ----------------
     an Acquired Acute Hospital shall not expand its services or its Competing Business beyond the Exempted Competing

     Business except in accordance with, and subject to, clauses (i) through
                                                         -----------
     (iii) below.
     -----

                    (i) Seller or its relevant Affiliate must first provide Buyer notice that it proposes to expand its services or Competing Business beyond the Exempted Competing Business, and shall briefly describe the nature and scope of the expanded Competing Business in which it proposes to engage. Within thirty (30) days following its receipt of such notice, Buyer shall cause (A) the Affiliation Facility with respect to a Specified Acute Hospital (as noted in Schedule
                                                                  --------
          6.8(c)) to offer the Specified Acute Hospital the opportunity to enter
          ------
          into an affiliation agreement with its Affiliation Facility, or (B) the closest Covered Facility with respect to an Acquired Acute Hospital to offer the Acquired Acute Hospital the opportunity to enter into an affiliation agreement. All affiliation agreements must be on customary industry terms, pursuant to which the relevant Covered Facility will agree to provide all services comprising the expanded Competing Business to Payors and patients of, and to subscribers or other participants in services or programs provided by, the Acute Hospital at the Covered Facility's usual and customary prices, terms and conditions which the parties shall negotiate expeditiously and in good faith. The term of the affiliation agreement shall be for the Covenant Period for such Specified or Acquired Acute Hospital and shall give the Specified Acute Hospital or Acquired Acute Hospital, as the case may be, the right to extend the agreement for two successive one-year periods.

                    (ii) The Covered Facility must have the capacity to provide the desired services in a quantity and manner comparable to the quantity and manner in which such services are proposed to be provided by the Specified or Acquired Acute Hospital.

                    (iii) The entry into such affiliation agreement by the Specified Acute Hospital or Acquired Acute Hospital, and the performance thereof by the Specified Acute Hospital or Acquired Acute Hospital (including, without limitation, the failure to provide such Competing Business by the Specified Acute Hospital or Acquired Acute Hospital) will not violate or conflict with, or cause a default under, the terms of any License, accreditation standard or Payor contract to which the Specified Acute Hospital or Acquired Acute Hospital is then subject.

     If the terms and conditions set forth in clause (i) through (iii) (other
                                              ----------         -----
     than the first sentence of clause (i)) are not met as to the expanded
                                ----------
     Competing Business of a Specified or Acquired Acute Hospital, the exception provided by Section 6.8(b)(iii) above shall apply to such expanded
                 -------------------
     Competing Business of such Specified or Acquired Acute Hospital.

               (d)  Covenant Period.  The term of the covenant (the "Covenant
                    ---------------                                  --------
     Period") set forth in Section 6.8(a) shall expire on the third anniversary
     ------                --------------
     of the Final Closing, except (i) as to a Specified Acute Hospital, the covenant shall expire on the earlier of the third anniversary of the Final Closing or the date on which such Specified Acute Hospital's Affiliation Facility is no longer a Covered Facility, and (ii) as to an Acquired Acute Hospital, the covenant shall expire on the earlier of the third anniversary of the Final Closing or the second anniversary of the Acquisition Date for such Acquired Acute Hospital.

               (e)  Severability.  To the extent that this covenant or any
                    ------------
     provision of this Section 6.8 shall be deemed illegal or unenforceable by a
                       -----------
     court or other tribunal of competent jurisdiction with respect to (i) any geographic area, (ii) any part of the time period covered by this covenant,
     (iii) any activity or Specified Capacity covered by this covenant, or (iv) any other aspect of this covenant, such determination shall not affect this covenant with respect to any other geographic area, time period, activity or other aspect covered by this covenant.

               (f)  Injunctive Relief.  Each of the parties to this Agreement
                    -----------------
     acknowledges that (i) the covenant and restrictions contained in this

     Section 6.8 are necessary, fundamental and required for the protection of
     -----------
     the business of Buyer and its operation (through the Buyer Subsidiaries) of the Facilities; (ii) this covenant relates to matters which are of a special character and which give this covenant a special value; and (iii) a breach of the covenant contained in this Section 6.8 will result in
                                              -----------
     irreparable harm and damages to Buyer and Buyer Subsidiaries which cannot be adequately compensated for by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available in law or in equity, Buyer and Buyer Subsidiaries shall be entitled to the remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be issued by any court of competent jurisdiction to restrain or enjoin a Covered Party from breaching this covenant or any provision of this Section 6.8 or otherwise to specifically
                                       -----------
     enforce the provisions of this covenant.

               (g)  Value:  The parties agree that the value of the covenant
                    -----
     contained in this Section 6.8 is the value assigned to it in Section 2.5
                       -----------                                -----------
     and that each will account for and report the value of such covenant in accordance with such valuation and all of the terms and provisions of

     Section 2.7.
     -----------

          Section 6.9  Audited Statements.  Prior to and after any relevant
                       ------------------
     Scheduled Closing, Seller shall make the books and records (other than those protected by or subject to the attorney-client privilege) and unaudited financial statements of the Subsidiaries which are related to the Facilities and are for periods prior to such Scheduled Closing available to Buyer and Buyer's and Seller's independent accountants at reasonable times and in a manner so as to not unduly interfere with Seller's operations, and otherwise cooperate with Buyer in order to permit an audit of the Subsidiaries' financial statements for periods prior to such Scheduled Closing. Seller shall reasonably cooperate in assisting Buyer in obtaining and preparing all necessary information for the timely filing of any documents required to be filed by Buyer under the Securities Exchange Act of 1934 related to the transactions contemplated hereby. Without limiting the effect of Section 5.5 of this Agreement, the audit and the out-of-
                   -----------
     pocket costs of Seller's cooperation in obtaining and preparing any information (including, without limitation, all services of Seller's independent accountants rendered in connection therewith) will be paid for by Buyer.

          Section 6.10  Post-Closing Insurance.  Seller for five years after the
                        ----------------------
     Final Closing, shall maintain its existing comprehensive general liability and hospital professional liability insurance coverages with respect to the Facilities for all periods prior to the Closing in substantially their present form as described on Schedule 3.26(b) (the "Insurance Program"),
                                  ----------------       -----------------
     provided that (a) Seller shall have the right to reduce (but not increase beyond $2,000,000 per occurrence) the existing deductible under the Insurance Program and (b) shall have the right to cancel or terminate, or have cancelled or terminated, the coverages under the Insurance Program so long as Seller acquires (from (i) its present insurance company or (ii) another reasonably acceptable insurance company under a reasonably acceptable policy) an extended discovery period of not less than five years after any such cancellation or termination for periods prior to the Final Closing. Such Insurance Program, if maintained, shall be maintained at Seller's expense, and if such Insurance Program is maintained Seller shall cause Buyer and each Buyer Subsidiary to be named as an additional insured with respect to the applicable Facility and Seller shall provide Buyer with copies thereof and copies of renewals prior to the expiration of the prior policy or policies. Seller shall use commercially reasonable efforts to avoid invalidating the insurance policies referred to in this Section 6.10.
                                                             ------------

          Section 6.11  Use of Controlled Substance Licenses.  To the extent
                        ------------------------------------
     permitted by Law, Buyer shall have the right, for a period not to exceed sixty (60) days following a relevant Scheduled Closing, to operate under the Licenses of the Subsidiaries relating to controlled substances and the operation of pharmacies, until Buyer is able to obtain such Licenses for itself. Seller shall cause the pertinent Subsidiaries to execute and deliver to Buyer any powers of attorney and other instruments which Buyer or the appropriate governmental agency may reasonably require in connection with Buyer's use of such Licenses. Buyer acknowledges that it shall apply for all such Licenses as soon as reasonably possible before or after the relevant Scheduled Closing and diligently pursue such applications in accordance with Section 5.1.
                     -----------

          Section 6.12  Non-Disturbance Agreements.  Seller hereby agrees to
                        --------------------------
     exercise its reasonable commercial efforts, prior to the relevant Scheduled Closing, to obtain from each existing mortgagee of each Facility identified below a non-disturbance agreement providing in substance that in the event the lessor or sublessor of such Facility defaults in its obligations to the mortgagee respecting indebtedness existing at the relevant Scheduled Closing and as a result thereof the mortgagee forecloses upon, exercises a power of sale or otherwise succeeds to the ownership of such property, then and in such event, such foreclosure or other change in ownership shall not terminate or affect the validity of the Real Property Lease respecting such Facility assigned to Buyer hereunder, provided that Buyer hereby agrees
                                           -------------
     that, in connection with Seller's obtaining any such non-disturbance agreement, Buyer will execute such reasonable agreements in favor of such mortgagee confirming the attornment of Buyer to such mortgagee or its assigns, and subordinating the Real Property Lease to the interest of such mortgagee, under such circumstances. In the event that Seller shall be unable to obtain any such non-disturbance agreement and the lessor's or sublessor's default under indebtedness existing at the relevant Scheduled Closing results in the termination of any such Real Property Lease prior to the expiration of the current term and any renewal terms available in the Real Property Lease as of the relevant Scheduled Closing, then Seller shall indemnify Buyer, in accordance with the provisions of Section 11.3(a)(ii),
                                                           -------------------
     for Losses arising therefrom but not in excess of the portion of the Purchase Price allocated to such Facility in the Allocation Schedule, provided that
     -------------

     Buyer shall provide Seller with notice of any such default or claimed default by the lessor or sublessor reasonably promptly following Buyer's receipt of any notice or knowledge respecting same. The Facilities and Real Property Leases to which this Section shall apply are the Real Property Leases respecting the hospitals numbered as Facility Nos. 40, 44, 46, and 49.


                                   ARTICLE 7
                         ADDITIONAL COVENANTS OF BUYER

          Section 7.1  Waiver of Bulk Sales Law Compliance.  Subject to the
                       -----------------------------------
     indemnification provisions of Section 11.3(a)(iii) hereof, Buyer hereby
                                   --------------------
     waives compliance by Seller and the Subsidiaries with the requirements, if any, of Article 6 of the Uniform Commercial Code as in force in any state in which Transferred Assets are located and all other similar laws applicable to bulk sales and transfers.

          Section 7.2  Resale Certificate.  Buyer agrees to furnish to Seller
                       ------------------
     and the Subsidiaries any resale certificate or certificates or other similar documents reasonably requested by Seller to comply with pertinent sales and use tax laws.

          Section 7.3  Cost Reports and Audit Contests.  After each Scheduled
                       -------------------------------
     Closing and for the period of time necessary to conclude any pending or potential audit or contest of any Cost Reports with respect to the Facilities transferred at such Scheduled Closing that include periods ending on or before the relevant Closing Date, Buyer shall (a) properly keep and preserve all financial books and records delivered to Buyer by Seller and the Subsidiaries (if any) and utilized in preparing such Cost Reports, including, without limitation, accounts payable invoices, Medicare logs and billing information in accordance with Section 5.7, and
                                                     -----------
     (b) within five (5) days of Buyer's receipt of the same, forward to Seller all information received from Payors relating to periods prior to and as of the relevant Closing Date including, without limitation, Cost Report Settlements, notices of program reimbursements, demand letters for payment and proposed audit adjustments. Upon reasonable written notice by Seller, Seller (or its agents) shall be entitled, at Seller's expense, during regular business hours, to have access to, inspect and make copies of all such books and records. Upon the reasonable request of Seller, Buyer shall assist Seller and the Subsidiaries in obtaining information deemed by Seller to be necessary or desirable in connection with any audit or contest of such reports. To the extent required to meet its obligations under this Section, Buyer shall provide the reasonable support of its employees at no cost to Seller.

          Section 7.4  Tax Matters.  After each Scheduled Closing, Buyer shall
                       -----------
     be responsible for causing its employees, at no cost to Seller, to assist Seller and the Subsidiaries, in the same manner and to the extent that personnel of the Facilities currently provide such assistance, in the preparation and filing of all returns relating to taxes imposed upon the businesses operated through the Transferred Assets that relate to periods ending on or prior to the relevant Scheduled Closing but are due after the relevant Closing Date and that are not related to Taxes included in the Assumed Liabilities, including without limitation, income tax and information returns. It is further acknowledged by Buyer that Taxes (including, without limitation, the Florida indigent care tax) imposed upon the right or privilege to do business from the Facilities after the Closing shall be Buyer's responsibility even if measured by gross receipts, net operating revenues or patient days for a period ending on, before or including a Closing Date and that Taxes included in Accrued Operating Expenses shall be only those properly accruable, in accordance with generally accepted accounting principles, for the right or privilege of doing business through the relevant Closing Date. Buyer further agrees to exercise its reasonable commercial efforts to have the income tax year of any venture or partnership referred to in Section 2.1(c) terminated as of
                                               --------------
     the relevant Scheduled Closing with respect to the pertinent Subsidiary or Subsidiaries transferring its interests therein.

          Section 7.5  Letters of Credit.  Subject to the terms and conditions
                       -----------------
     hereof, at the relevant Scheduled Closing, Buyer shall cause letters of credit and indemnity or performance bonds to be provided to substitute for those letters of credit and bonds listed in Schedule 7.5, so that at and as
                                                 ------------
     of such Scheduled Closing Seller and its Affiliates shall have no further obligation to provide such designated letters of credit or bonds.

          Section 7.6  Conduct Pending Closing.  Prior to consummation of the
                       -----------------------
     Transactions contemplated hereby or the termination or expiration of this Agreement pursuant to its terms, unless Seller shall otherwise consent in writing, Buyer shall not, and shall not permit any Buyer Subsidiary to, take any action which would cause any of Buyer's representations and warranties set forth in Article 4 to be false as of the relevant Scheduled
                             ---------
     Closing.

          Section 7.7  Securities Offerings.  Buyer hereby agrees to indemnify
                       --------------------
     and hold harmless Seller and each of its Affiliates, in accordance with the provisions of Section 11.4(a)(ii), against any and all Losses, as incurred,
                   -------------------
     arising out of the offer or sale by Buyer of securities, except to the extent that such Loss arises from any untrue statement or alleged untrue statement of a material fact contained in any such securities offering materials or prospectus used by Buyer or its representatives, or from the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information furnished to Buyer by Seller under a cover letter from Seller's counsel stating that such information is expressly for use in such offering materials or prospectus.

                                   ARTICLE 8
                         BUYER'S CONDITIONS TO CLOSING

          The obligations of Buyer to consummate the Transactions with respect to a Facility and the Transferred Assets and Assumed Liabilities related thereto shall be subject to the requirements of Section 2.13 and to the
                                                     ------------
     fulfillment at or prior to the relevant Scheduled Closing of the following conditions, unless Buyer waives in writing such fulfillment:

          Section 8.1  Performance of Agreement.  Seller shall have performed in
                       ------------------------
     all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Scheduled Closing.

          Section 8.2  Accuracy of Representations and Warranties.  The
                       ------------------------------------------
     representations and warranties of Seller set forth in Article 3 of this
                                                           ---------
     Agreement shall be true in all respects as of the date of this Agreement (unless the inaccuracy or inaccuracies which would otherwise result in a failure of this condition have been cured by the Scheduled Closing) and as of the Scheduled Closing (as updated by the revising of Schedules contemplated by Section 6.3) as if made as of such time, except where such
                     -----------
     inaccuracy or inaccuracies would not individually or in the aggregate result in a Material Adverse Effect on the Facility in question.

          Section 8.3  Officers' Certificate.  Buyer shall have received from
                       ---------------------
     Seller an officers' certificate, executed on Seller's behalf by its chief executive officer, president, chief financial officer or treasurer (in his or her capacity as such) dated the Closing Date and stating that to the knowledge of such individual, the conditions in Sections 8.1 and 8.2 above
                                                     ------------     ---
     have been met.

          Section 8.4  Consents.  The waiting period under the HSR Act shall
                       --------
     have expired or been terminated, and, subject to the provisions of Section
                                                                        -------
     2.12,  all approvals, consents, authorizations and waivers from
     ----
     governmental and accreditation agencies the absence of which would render Buyer unable to operate the facility in the manner operated prior to such Scheduled Closing, and all approvals, consents, authorizations and waivers from other third parties to the extent shown on the Schedule of Required Consents (collectively "Consents") required for Buyer to consummate the
                             --------
     Transactions with respect to such Facility, shall have been obtained, except that a Consent from a third party to the sale and assignment of a Transferred Asset, such as a Medicare or Medicaid provider agreement, or the assumption of an Assumed Liability with respect thereto, shall not constitute a condition to Buyer's consummation of the Transactions with respect to a Facility if such sale, assignment or assumption may lawfully be made subject to a customary condition subsequent that the Consent be obtained from the third party based upon determinations of such third party, including without limitation needs surveys or evaluations of Buyer, to be completed after the Scheduled Closing. As to each of the Real Property Leases listed on the Schedule of Required Consents, Buyer shall have received an estoppel certificate, identifying the lease and stating that such lease is in full force and effect, that the lessee under such lease is current in all of its obligations under such lease and that the lessor is not aware of any default by lessee under such lease.

          Section 8.5  Absence of Injunctions.  There shall be no:
                       ----------------------

               (a) Injunction, restraining order or order of any nature issued by any court of competent jurisdiction or governmental agency which directs that the Transactions related to such Facility contemplated hereby shall not be consummated as herein provided or compels or would compel Buyer to dispose of or discontinue, or materially restrict the operations of, such Facility or any significant portion of the Transferred Assets with respect thereto as a result of the consummation of the Transactions contemplated hereby;

               (b) Suit, action or other proceeding by any governmental agency pending before any court, governmental agency or non-governmen tal, self-regulatory organization, or threatened (pursuant to a written notification), wherein such complainant seeks the restraint or prohibition of the consummation of the Transactions related to such Facility or asserts the illegality of the Transactions related to such Facility; or

               (c) Action taken, or law enacted, promulgated or deemed applicable to the Transactions related to such Facility, by any governmental agency which would render consummation of such Transactions illegal or which would threaten the imposition of any penalty or material economic detriment upon Buyer if such Transactions were consummated;

     provided that:
     -------- ----

               (i) The parties will use their reasonable efforts to litigate against, or to obtain the lifting of, any such injunction, restraining or other order, restraint, prohibition, action, suit, law or penalty;

               (ii) In the event that (A) the First Closing has occurred, (B) there is such a pending or threatened suit, action, proceeding, injunction, restraining order or other order, made, sought, issued, initiated or obtained by a governmental agency in respect of Transactions contemplated to occur at the Final Closing, and (C) on or prior to the original Termination Date for the Final Closing, the parties and such agency have entered into a written agreement which would resolve such controversy but such agreement is subject to final agency approval that has not been obtained on or prior to the fifth business day before the original Termination Date for the Final Closing, then and in such events the original Termination Date for the Final Closing shall be extended to the fifth business day following such final agency approval if the date of such approval is within five (5) business days of the end of a month or the original Termination Date for the Final Closing shall be extended to the end of the month in which such approval is obtained if the date of such approval is not within five (5) business days of the end of a month, but in no event shall the original Termination Date for the Final Closing be extended for more than three (3) calendar months from the original Termination Date; and

               (iii)  Clauses (a) through (c) above notwithstanding, the effect
                              ---         ---
     of any such event, action or suit shall be to exclude the affected Facility from the Scheduled Closing and, if such Facility is not transferred in a subsequent Closing, to adjust the Purchase Price pursuant to the Allocation Schedule.

          Section 8.6  Opinion of Counsel.  Buyer shall have received, on and as
                       ------------------
     of the Closing Date, an opinion of Mr. Scott Brown, general counsel to Seller, substantially as to the matters set forth in Sections 3.1, 3.2,
                                                          ------------  ---
     3.3, 3.4, 3.5, 3.6 and 3.14, subject to customary conditions and
     ---  ---  ---  ---     ----
     limitations.

          Section 8.7  Title to Real Property.  Title to Transferred Assets
                       ----------------------
     related to the Facility comprised of interests in real property shall have been evidenced by the willingness of Chicago Title Insurance Company (or an Affiliate thereof) (the "Title Insurer") to issue at regular rates ALTA (or
                              -------------
     the local equivalents thereof) owner's, or lessee's, as the case may be, extended coverage policies of title insurance (1990 Form B) (the "Title
                                                                       -----
     Policies"), with the survey exception removed, in amounts equal to the
     --------
     respective portions of the Purchase Price allocated to such interests, showing title to such interests in such real property vested in Buyer subject to transfer of such interest to Buyer. Each such Title Policy shall be free of exceptions relating to (i), except for Title Policies respecting Facilities located in Texas, any claim which arises out of the transaction vesting in Buyer the estate or interest insured by the Title Policy, by reason of the operation of federal bankruptcy, state insolvency or similar creditors's rights laws, and (ii) rights of the United States of America, and the state in which the real property covered by the Title Policy is located, or either or them, to recover any federal funds advanced as provided in the Hill-Burton Act, 42 U.S.C (S)(S) 291 et. seq. Such Title Policies shall additionally be free of all other exceptions, including other standard exceptions, other than the following:

               (a) A lien or liens to secure payment of real estate taxes, not delinquent;

               (b)  Exceptions, other than those listed on Schedule 8.7(b),
                                                           ---------------
     disclosed by current standard ALTA Preliminary Title Reports, delivered to and approved (except as shown on Schedule 8.7(b)) by Buyer prior to the
                                      ---------------
     date hereof (as indicated by Buyer's signature of approval appended thereto) together with copies of all documents underlying the exceptions contained therein; and

               (c) Other possible minor matters that in the aggregate are not substantial in amount and do not materially detract from or interfere with the present or intended use of such real property, including such minor matters as may be disclosed by surveys taken after the date hereof.

     The willingness of the Title Insurer to issue the Title Policies shall be evidenced either by the issuance thereof at the relevant Scheduled Closing or the written commitments or binders, dated as of the relevant Scheduled Closing, of the Title Insurer to issue such Title Policies within a reasonable time after the relevant Closing Date, subject to actual transfer of the real property in question. If the Title Insurer is unwilling to issue any such Title Policy, it shall be required to provide Buyer and Seller, in writing, notice setting forth the reason(s) for such unwillingness on or before the relevant Closing Date. Seller shall have the right to seek to cure any defect which is the reason for such unwillingness, and, if such notice by the Title Insurer is given less than ten (10) business days prior to the then Scheduled Closing, then the relevant Closing Date (and, to the extent necessary, the Termination Date) shall be extended for a period of up to ten (10) business days to provide to Seller such opportunity to cure. In the event that, despite Seller's efforts to cure, the Title Insurer remains unwilling to issue any such Title Policy on the Final Closing Date (as may be extended as provided herein), then, at the election of Buyer, and without affecting the other conditions of the parties to consummation of the Transactions, such real property interests not covered by such a Title Policy shall not be included in the Transferred Assets and shall be deemed to be Excluded Assets, and liabilities associated therewith that would otherwise be Assumed Liabilities shall be deemed to be Excluded Liabilities; and Buyer and Seller shall negotiate in good faith prior to the Final Closing Date an adjustment in the Purchase Price based on the Allocation Schedule. If the parties cannot agree upon such adjustment, then the disagreement shall be resolved in accordance with Section 2.14. Notwithstanding the foregoing,
                                 ------------
     Buyer may accept such title to any such interests as the pertinent Subsidiary may be able to convey, and such title insurance with respect to the same as the Title Insurer is willing to issue, in which case such interests shall be conveyed as part of the Transferred Assets without reduction of the Purchase Price or any credit or allowance against the same and without any other liability on the part of Seller or the Subsidiaries.

          Section 8.8  Receipt of Other Documents.  Buyer shall have received
                       --------------------------
     the following:

               (a) Certified copies of the resolutions of Seller's and each relevant Subsidiary's board of directors respecting this Agreement, the Related Agreements and the Transactions, together with certified copies of any shareholder resolutions which are necessary to approve the execution and delivery of this Agreement and any Agreements and/or the performance of the obligations of Seller and the Subsidiaries hereunder and thereunder;

               (b) Certified copies of Seller's and each relevant Subsidiary's Charter Documents, together with a certificate of the corporate secretary of each that none of such documents have been amended;

               (c) One or more certificates as to the incumbency of each officer of Seller or of any Subsidiary who has signed the Agreement, any Related Agreement or any certificate, document or instrument delivered pursuant to the Agreement or any Related Agreement;

               (d) Good standing certificates for Seller and each of the relevant Subsidiaries from the Secretaries of State of their respective states of incorporation, dated as of a date not earlier than fifteen (15) business days prior to the relevant Closing Date;

               (e) Copies of all third party and governmental consents, permits and authorizations that Seller or any Subsidiary has received in connection with the Agreement, the Related Agreements and the Transactions to occur at the relevant Scheduled Closing; and

               (f)  Certificates of non-foreign status in the form required by
     Section 1445 of the Code duly executed by Seller and the relevant Subsidiaries.

          Section 8.9  Licenses and Permits.  The Buyer shall have obtained any
                       --------------------
     and all authorizations, approvals and consents in connection with acquiring Licenses that will permit it to operate the Facility after the relevant Scheduled Closing substantially as operated by the relevant Subsidiary immediately prior to the relevant Scheduled Closing.

          Section 8.10  Casualty; Condemnation.
                        ----------------------

               (a)  Casualty.  If any part of the Transferred Assets related to
                    --------
     the Facility are damaged, lost or destroyed (whether by fire, theft, vandalism or other casualty) in whole or in part prior to the relevant Scheduled Closing, and the fair market value of such damage or destruction is less than thirty percent (30%) of the allocated portion of the Purchase Price for such Facility set forth in the Allocation Schedule, Seller shall, at its option, either (i) reduce the Purchase Price by the fair market value of the assets destroyed, such value to be determined as of the date immediately prior to such destruction or, as the case may be, by the estimated cost to restore damaged assets, (ii) provided that the proceeds are obtainable without delay and are sufficient to fully restore the damaged assets, upon the relevant Scheduled Closing transfer the proceeds or the rights to the proceeds of applicable insurance to Buyer, and Buyer may restore the improvements, or (iii) repair or restore such damages or destroyed improvements. If any part of the Transferred Assets related to the Facility are damaged, lost or destroyed (whether by fire, theft, vandalism or other cause or casualty) in whole or in part prior to the relevant Scheduled Closing and the fair market value of such damages is greater than thirty percent (30%) of such allocated portion of the Purchase Price, Buyer may elect either to (i) require Seller upon the relevant Scheduled Closing to transfer the proceeds (or the right to the proceeds) of applicable insurance to Buyer and Buyer may restore the improvements, or
     (ii) terminate this Agreement with respect to the damaged assets or Facility only, with a reduction in the Purchase Price determined as follows. The reduction in Purchase Price shall be mutually determined by Buyer and Seller on the basis of the Allocation Schedule, or if the Buyer and Seller fail to agree, then such reduction shall be determined in accordance with Section 2.14.
                     ------------

               (b)  Condemnation.  From the date hereof until the relevant
                    ------------
     Scheduled Closing, in the event that any portion of the Transferred Assets related to the Facility becomes subject to or is threatened with any condemnation or eminent domain proceedings (except for an immaterial portion), then Buyer, at its sole option, may elect to terminate this Agreement with respect only to that part which is condemned or threatened to be condemned with a reduction in the Purchase Price determined as provided in Section 8.10(a).
                 ---------------

          Section 8.11  Reasonable Assurances.  There shall not have been any
                        ---------------------
     actions taken by the United States government to indicate that it is reasonably likely that either the Unusual Proceedings or any proceeding, investigation, claim or lawsuit relating thereto, in each case relating to periods prior to the relevant Scheduled Closing, (a) shall be applied to or be expanded to include an assertion against Buyer or the applicable Buyer Subsidiaries with respect to their operation of the Facility after the relevant Scheduled Closing, or (b) would be the basis of any investigation or proceeding to exclude Buyer or the applicable Buyer Subsidiaries from participation in any government healthcare program with respect to the operations of the Facility after the relevant Scheduled Closing, or (c) would result in the Transferred Assets being subjected to forfeiture under 18 U.S.C. (S)1961-1966 or otherwise.

          Section 8.12  Certain Events.  During the thirty (30) days preceding
                        --------------
     the date of the relevant Scheduled Closing, there shall not have occurred or be continuing (a) any suspension of trading on the New York Stock Exchange or material governmental restrictions (not in force on the date hereof) on trading in securities generally, or (b) any banking moratorium declared by Federal, California or New York authorities, or (c) any material disruption of or any material adverse change in the financial, banking or capital markets, or (d) any outbreak or material escalation of hostilities affecting the United States of America or other calamity, panic or crisis, the effect of which on the financial markets of the United States in each case described in clauses (a), (b), (c) or (d) above, is that lending institutions have generally ceased providing funding for transactions of the size contemplated hereby, provided that the occurrence
                                                   --------
     of such event shall operate only to delay the Scheduled Closing (and extend the Termination Date, if necessary) until the tenth day following the date upon which lending institutions generally have resumed providing funding for transactions of the size contemplated hereby and that such delay may not extend the original Termination Date for more than sixty (60) days, after which time there shall be deemed to be a failure of this condition.


                                   ARTICLE 9
                         SELLER'S CONDITIONS TO CLOSING

          The obligations of Seller to consummate the Transactions with respect to a Facility and the Transferred Assets and Assumed Liabilities related thereto shall be subject to the fulfillment at or prior to the relevant Scheduled Closing of the following conditions, unless Seller waives in writing such fulfillment:

          Section 9.1  Performance of Agreement.  Buyer shall have performed in
                       ------------------------
     all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Scheduled Closing.

          Section 9.2  Accuracy of Representations and Warranties.  The
                       ------------------------------------------
     representations and warranties of Buyer set forth in Article 4 of this
                                                          ---------
     Agreement shall be true in all material respects as of the date of this Agreement (unless the inaccuracy or inaccuracies which would otherwise result in a failure of this condition have been cured by the Scheduled Closing) and as of the Scheduled Closing as if made as of such time.

          Section 9.3  Officers' Certificate.  Seller shall have received from
                       ---------------------
     Buyer an officers' certificate, executed on Buyer's behalf by its chief executive officer, president, chief financial officer or treasurer (in his or her capacity as such) dated the Closing Date and stating that to the actual knowledge of such individual, the conditions in Sections 9.1 and 9.2
                                                            ------------     ---
     above have been met.

          Section 9.4  Consents.  The waiting period under the HSR Act shall
                       --------
     have expired or been terminated, and, subject to the provisions of Section
                                                                        -------
     2.12, all Consents required for Seller to consummate the Transactions with
     ----
     respect to such Facility shall have been obtained, except that a Consent from a third party to the sale and assignment of a Transferred Asset, such as a Medicare or Medicaid provider agreement, or the assumption of an Assumed Liability with respect thereto, shall not constitute a condition to Seller's consummation of the Transactions with respect to such Facility if such sale, assignment or assumption may lawfully be made subject to a customary condition subsequent that the Consent be obtained from the third party based upon determinations of such third party, including without limitation needs surveys or evaluations of Buyer, to be completed after the Scheduled Closing, whether or not such third party indicates prior to the Scheduled Closing that any such Consent is likely or not likely to be given.

          Section 9.5  Absence of Injunctions.  There shall be no:
                       ----------------------

               (a) Injunction, restraining order or order of any nature issued by any court of competent jurisdiction or governmental agency which directs that the Transactions related to such Facility contemplated hereby shall not be consummated as herein provided;

               (b) Suit, action or other proceeding by any governmental agency pending before any court, governmental agency or non-governmental, self-regulatory organization, or threatened (pursuant to a written notification), wherein such complainant seeks the restraint or prohibition of the consummation of the Transactions related to such Facility or asserts the illegality of the Transactions related to such Facility; or

               (c) Action taken, or law enacted, promulgated or deemed applicable to the Transactions related to such Facility, by any governmental agency which would render consummation of such Transactions illegal or which would threaten the imposition of any penalty or material economic detriment upon Seller or the Subsidiaries if such Transactions were consummated;

     provided that:
     -------- ----

               (i) The parties will use their reasonable efforts to litigate against, or to obtain the lifting of, any such injunction, restraining or other order, restraint, prohibition, action, suit, law or penalty;

               (ii) In the event that (A) the First Closing has occurred, (B) there is such a pending or threatened suit, action, proceeding, injunction, restraining order or other order, made, sought, issued, initiated or obtained by a governmental agency in respect of Transactions contemplated to occur at the Final Closing, and (C) on or prior to the original Termination Date for the Final Closing, the parties and such agency have entered into a written agreement which would resolve such controversy but such agreement is subject to final agency approval that has not been obtained on or prior to the fifth business day before the original Termination Date for the Final Closing, then and in such events the original Termination Date for the Final Closing shall be extended to the fifth business day following such final agency approval if the date of such approval is within five (5) business days of the end of the month or the original Termination Date for the Final Closing shall be extended to the end of the month in which such approval is obtained if the date of such approval is not within five (5) business days of the end of a month, but in no event shall the original Termination Date for the Final Closing be extended for more than three (3) calendar months from the original Termination Date; and

               (iii)  Clauses (a) through (c) above notwithstanding, the effect
                              ---         ---
     of any such event, action or suit shall be to exclude the affected Facility from the Scheduled Closing and, if such Facility is not transferred in a subsequent Closing, to adjust the Purchase Price pursuant to the Allocation Schedule.


          Section 9.6  Opinion of Counsel.  Seller shall have received, on and
                       ------------------
     as of the Closing Date, an opinion of King & Spalding, counsel to Buyer, substantially as to the matters set forth in Sections 4.1, 4.2, 4.3, 4.4,
                                                  ------------  ---  ---  ---
     and 4.5, subject to customary conditions and limitations.
         ---

          Section 9.7  Receipt of Other Documents.  Seller shall have received
                       --------------------------
     the following:

               (a) Certified copies of the resolutions of Buyer's and each relevant Buyer Subsidiary's board of directors respecting this Agreement, the Related Agreements and the Transactions;

               (b) Certified copies of Buyer's and each relevant Buyer Subsidiary's Charter Documents, together with a certificate of Buyer's and each Buyer Subsidiary's corporate secretary that none of such documents have been amended;

               (c) One or more certificates as to the incumbency of each officer of Buyer who has signed the Agreement, any Related Agreement, or any certificate, document or instrument delivered pursuant to the Agreement or any Related Agreement;

               (d) Good standing certificates for Buyer and for each relevant Buyer Subsidiary from the Secretaries of State of their respective states of incorporation, dated as of a date not earlier than fifteen (15) business days prior to the relevant Closing Date;

               (e) Copies of all third party and governmental consents, permits and authorizations that Buyer has received in connection with the Agreement, the Related Agreements and the Transactions; and

               (f) A certificate of Buyer executed on its behalf by the Chief Executive Officer and the Chief Financial Officer of Buyer stating that to the best of their knowledge and belief, specifying in reasonable detail their basis for same, after giving effect to the Transactions, neither Buyer nor any relevant Buyer Subsidiary is insolvent or will be rendered insolvent by obligations incurred in connection therewith, or will be left with unreasonably small capital with which to engage in their businesses, or will have incurred obligations beyond their respective abilities to perform the same as and when due.

                                   ARTICLE 10
                                  TERMINATION

          Section 10.1  Termination.  Any Transactions contemplated hereby that
                        -----------
     have not been consummated may be terminated:

               (a)  At any time, by mutual written consent of Seller and Buyer;
     or

               (b) By either Buyer or Seller upon written notice to the other party, if (i) the relevant Scheduled Closing shall not have occurred by its Termination Date; or (ii)(A) in the case of termination by Seller, the conditions set forth in Section 2.13 and Article 9 for the relevant
                             ------------     ---------
     Scheduled Closing cannot reasonably be met by its Termination Date or Seller has terminated this Agreement pursuant to Section 6.4, and (B) in
                                                      -----------
     the case of termination by Buyer, the conditions set forth in Section 2.13
                                                                   ------------
     and Article 8 for the relevant Scheduled Closing cannot reasonably be met
         ---------
     by its Termination Date, unless in either of the cases described in clauses
                                                                         -------
     (A) or (B), the failure of the condition is the result of the material
     ---    ---
     breach of this Agreement by the party seeking to terminate. The Termination Date for the First Closing shall be September 1, 1994, and provided the First Closing has occurred, the Termination Date for any subsequent Scheduled Closing and the Final Closing shall be September 30, 1994; provided that if the "Termination Date" for the "Final Closing" under
           -------------
     the Subsequent Facilities Agreement has been extended beyond September 30, 1994, then the Termination Date for the Final Closing under this Agreement shall likewise be extended, and provided further that, notwithstanding any
                                     ---------------------
     provisions in this Agreement which may be construed to the contrary, under no circumstances shall the Termination Date for the Final Closing under this Agreement occur after the first to occur of the "Final Closing" or the "Termination Date" therefor under the Subsequent Facilities Agreement. Each such date, or such later date as may be specifically provided for in this Agreement (including any date arising under operation of Sections
                                                              --------
     8.5(c)(ii) and 9.5(c)(ii) hereof) or agreed upon by the parties, is herein
     ---------      ---------
     referred to as the "Termination Date."
                         ----------------

     Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise.

          Section 10.2  Effect of Termination.  If there has been a termination
                        ---------------------
     pursuant to Section 10.1 prior to the First Closing, then this Agreement
                 ------------
     shall be deemed terminated, and all further obligations of the parties hereunder shall terminate, except that the obligations set forth in

     Sections 5.5 and 5.6 and in Articles 11 and 12 shall survive.  In the event
     ------------     ---        -----------     --
     of termination of this Agreement as provided above, there shall be no liability on the part of a party to another under and by reason of this Agreement or the transactions contemplated hereby except as set forth in

     Article 11 and
     ----------
     except for intentionally fraudulent acts by a party, the remedies for which shall not be limited by the provisions of this Agreement. In the event of a termination after the First Closing, then all further obligations of the parties respecting Transactions that have not been consummated shall terminate, except that the obligations set forth in

     Sections 5.5 and 5.6 and in Articles 11 and 12 shall survive, and there
     ------------     ---        -----------     --
     shall be no liability on the part of a party to another in respect of such unconsummated Transactions except as set forth in Article 11 and except for
                                                       ----------
     intentionally fraudulent acts by a party, the remedies for which shall not be limited by this Agreement. The foregoing provisions shall not, however, limit or restrict the availability of specific performance or other injunctive or equitable relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

                                   ARTICLE 11
                     SURVIVAL AND REMEDIES; INDEMNIFICATION

          Section 11.1  Survival.  Except as may be otherwise expressly set
                        --------
     forth in this Agreement, the representations, warranties, covenants and agreements of Buyer and Seller set forth in this Agreement, or in any writing required to be delivered in connection with this Agreement, shall survive the Scheduled Closings and the consummations of the Transactions.

          Section 11.2  Exclusive Remedy.  Absent intentional fraud or unless
                        ----------------
     otherwise specifically provided herein, the sole exclusive remedy for damages of a party hereto for any breach of the representations, warranties, covenants and agreements of the other party contained in this Agreement and the Related Agreements shall be the remedies contained in this Article 11. Notwithstanding the foregoing, with respect to any
          ----------
     matters associated with any of the Owned Real Properties or Leased Real Properties involving environmental contamination or noncompliance with any applicable Environmental Law, if the First Closing occurs, nothing in this

     Article 11 shall limit or restrict a party's rights or remedies against, or
     ----------
     obligations to, another party or any third party arising under any Environmental Law, if such matter (a) was in existence on or prior to the relevant Scheduled Closing, (b) was not identified in the Environmental Survey or Schedule 3.16 (or an update thereto pursuant to Section 6.3), (c)
               -------------                                   -----------
     was unknown to Seller or any Subsidiary as of the relevant Scheduled Closing, and (d) would not constitute a breach of Seller's warranties in

     Section 3.16.
     ------------

          Section 11.3  Indemnity by Seller.
                        -------------------

               (a) Seller shall indemnify Buyer and the Buyer Subsidiaries and hold them harmless from and against any and all claims, demands, suits, loss, liability, damage and expense, including reasonable attorneys' fees and costs of investigation, litigation, settlement and judgment (collectively "Losses"), which they may sustain or suffer or to which they
                    ------
     may become subject as a result of:

                    (i) The inaccuracy of any representation or the breach of any warranty made by Seller herein or by Seller or a Subsidiary in a Related Agreement, provided, that any such inaccuracy or breach shall
                             --------
          be determined without regard to any qualification of such representation or warranty relating to materiality or any Material Adverse Effect;

                    (ii) The nonperformance or breach of any covenant or agreement made or undertaken by Seller in this Agreement or by Seller or a Subsidiary in a Related Agreement; and

                    (iii) If a Scheduled Closing occurs, the failure of Seller or any Subsidiary to pay, discharge or perform as and when due, any of the Excluded Liabilities (including, without limitation, the Excluded Liabilities enumerated in Sections 2.4(c), (d), (e) and (g), and any
                                    ---------------  ---  ---     ---
          Losses as a result of or in connection with the failure of Seller and the Subsidiaries to comply with any Bulk Sales Laws referred to in

          Section 7.1).
          -----------

               (b) The indemnification obligations of Seller provided above shall, in addition to the qualifications and conditions set forth in

     Sections 11.5 and 11.6, be subject to the following qualifications:
     -------------     ----

                    (i) Buyer and the Buyer Subsidiaries shall not be entitled to indemnity under Subsection (a)(i) above (except for claims arising
                             -----------------
          under Sections 3.1, 3.2, 3.3 and 3.7) unless:
                ------------  ---  ---     ---

                         (A) Written notice to Seller of such claim specifying the basis thereof is made, or an action at law or in equity with respect to such claim is served, before the second anniversary of the earlier to occur of the relevant Closing Date or the date on which this Agreement is terminated, as the case may be;

                         (B) If a Scheduled Closing occurs, the Losses sustained or suffered by Buyer and the Buyer Subsidiaries or to which they may be subject as a result of circumstances described in such Subsection (a)(i) and in Section 11.3(a)(i) of the
                       -----------------        ------------------
               Subsequent Facilities Agreement exceed, in the aggregate, the sum of Three Million Dollars ($3,000,000) (the "Trigger Amount"), in
                                                           --------------
               which case Buyer and the Buyer Subsidiaries shall be entitled only to recover the amount by which such aggregate Losses exceed Two Million Dollars ($2,000,000) (the "Deductible Amount"),
                                                      -----------------
               provided, however, that individual claims of Two Thousand Dollars
               --------
               ($2,000) or less shall not be aggregated for purposes of calculating either the Trigger Amount, the Deductible Amount or the excess of Losses over the Deductible Amount;

                         (C) If a Scheduled Closing occurs, in no event shall Seller be liable to Buyer and the Buyer Subsidiaries under

               Subsection (a)(i) for Losses in the nature of consequential
               -----------------
               damages, lost profits, damage to reputation or the like, but such damages shall be limited to out-of-pocket Losses and diminution in value; and

                         (D) If a Scheduled Closing occurs, in no event shall Seller be liable to Buyer and the Buyer Subsidiaries under

               Subsection (a)(i) of this Agreement and under Section 11(a)(i) of
               -----------------                             ---------------
               the Subsequent Facilities Agreement for amounts which, in the aggregate, exceed the sum of (x) that portion of the Purchase Price paid pursuant to Section 2.5(a) of this Agreement and
                                      --------------
               pursuant to Section 2.5(a) of the Subsequent Facilities Agreement
                           -------------
               for assets actually acquired and (y) the amount paid pursuant to the penultimate sentence of Section 2.5 of this Agreement and
                                           -----------
               pursuant to the penultimate sentence of Section 2.5(a) of the
                                                       -------------
               Subsequent Facilties Agreement; provided that in the event Buyer
                                               --------
               and the Buyer Subsidiaries make claims in the aggregate for Losses with respect to a Facility that exceed seventy-five percent (75%) of the portion of the Purchase Price allocated to such Facility in the Allocation Schedule, then substantially concurrently with the making of such claim or claims, Buyer shall cause such Facility to be offered in writing for resale to Seller at a cash price equal to such allocated portion of the Purchase Price less amounts, if any, previously paid by Seller to Buyer with respect to Buyer's claims for Losses with respect to such Facility and on an "as is, where is" basis, in which case:

                         (1) Seller shall have thirty (30) days to accept such offer in writing;

                         (2) If Seller accepts such offer, it shall have one hundred fifty (150) days to close such transaction;

                         (3) At the closing of such transaction, Buyer shall cause all of the right, title and interest of its Affiliates in such Facility and related assets to be conveyed to Seller (or a designee of Seller) in the same condition of title as the Facility and related assets were originally sold, assigned, transferred and conveyed by Seller and the Subsidiaries hereunder, and Seller (or such designee) shall assume disclosed operating liabilities of the Facility of the same types as the Assumed Liabilities provided that if
                                                              --------
                    the dollar amount of such liabilities exceeds the dollar amount of the Assumed Liabilities respecting such Facility originally assumed by Buyer hereunder, then there shall be a dollar-for-dollar reduction in the purchase price payable by Seller (or its designee) to the extent of such excess; and

                         (4) Simultaneous with such closing, Buyer and the Buyer Subsidiaries shall release Seller from further liability under Subsection (a)(i) for Losses with respect to
                                    -----------------
                    such Facility.

                    (ii) If a Scheduled Closing occurs, Buyer and the Buyer Subsidiaries shall not be entitled to indemnity under Subsections
                                                                -----------
          (a)(ii)-(iii) above except for out-of-pocket Losses actually suffered
          -------------
          or sustained by them or to which they may become subject as a result of circumstances described in such Subsections (a)(ii)-(iii), and such
                                             -------------------------
          indemnity shall not include Losses in the nature of consequential damages, lost profits, diminution in value, damage to reputation or the like; except that the provisions of this clause (b)(ii) shall not
                                                              -------
          apply to breaches of Sections 5.6 and 6.8, provided that the
                               ------------     ---  --------
          liability of Seller and the Subsidiaries for breaches of such Sections shall be subject to the provisions of Subsection (b)(i)(D) above and
                                                --------------------
          that the liability of Seller and the Subsidiaries for breaches of such Sections shall be aggregated with the liability of Seller under Subsection (a)(i) for purposes of Subsection (b)(i)(D).
          -----------------                 --------------------

                    (iii) Seller shall have no liability for Losses arising from the breach of any warranty related to Net Book Values, including without limitation the warranties contained in Sections 3.17 and 3.18,
                                                         -------------     ----
          and no such Losses shall be applied against the Trigger Amount or the Deductible Amount or the excess of Losses over the Deductible Amount, it being agreed that the liability of the Seller with respect to Net Book Values, if any, shall be resolved in accordance with the provisions of Sections 2.6(a), (b) and (c).
                        ---------------  ---     ---

          Section 11.4  Indemnity by Buyer.
                        ------------------

               (a) Buyer shall indemnify Seller and the Subsidiaries and hold Seller and the Subsidiaries harmless from and against any and all Losses which they may sustain or suffer or to which they may become subject as a result of:

                    (i) The inaccuracy of any representation or the breach of any warranty made by Buyer herein or by Buyer or a Buyer Subsidiary in a Related Agreement, provided that any such inaccuracy or breach shall
                               --------
          be determined without regard to any qualification of such representation or warranty relating to materia-lity or any Material Adverse Effect;

                    (ii) The nonperformance or breach of any covenant or agreement made or undertaken by Buyer in this Agreement or by Buyer or a Buyer Subsidiary in a Related Agreement;

                    (iii) If a Scheduled Closing occurs, the failure of Buyer to pay, discharge or perform as and when due, any of the Assumed Liabilities; and

                    (iv) If a Scheduled Closing occurs, the ongoing operations of Buyer and the Transferred Assets after the relevant Closing Date, including but not limited to the continuation or performance by Buyer after the relevant Closing Date of any agreement or practice of the Seller or the Subsidiaries.

               (b) The indemnification obligations of Buyer provided above shall, in addition to the qualifications and conditions set forth in

     Sections 11.5 and 11.6, be subject to the following qualifications:
     -------------     ----

                    (i) Seller and the Subsidiaries shall not be entitled to indemnity under Subsection (a)(i) above (except for claims under
                          -----------------
          Sections 4.1, 4.2, 4.3 and 4.7) unless:
          ------------  ---  ---     ---

                         (A) Written notice to Buyer of such claim specifying the basis thereof is made, or an action at law or in equity with respect to such claim is served, before the second anniversary of the earlier to occur of the relevant Closing Date or the date on which this Agreement is terminated, as the case may be;

                         (B) If a Scheduled Closing occurs, the Losses sustained or suffered by Seller and the Subsidiaries or to which they may be subject as a result of circumstances described in such Subsection (a)(i) and in Section 11.4(a)(i) of the
                    -----------------        ------------------
               Subsequent Facilities Agreement exceed, in the aggregate, the Trigger Amount, in which case Seller and the Subsidiaries shall be entitled only to recover the amount by which such Losses exceed, in the aggregate, the Deductible Amount, provided,
                                                                --------
               however, that individual claims of Two Thousand Dollars ($2,000) or less shall not be aggregated for purposes of calculating either the Trigger Amount, the Deductible Amount or the excess of Losses over the Deductible Amount; and

                         (C) If a Scheduled Closing occurs, in no event shall Buyer be liable to Seller and the Subsidiaries under Subsection
                                                                    ----------
               (a)(i) for Losses in the nature of consequential damages, lost
               ------
               profits, damage to reputation or the like, but such damages shall be limited to out-of-pocket Losses and diminution in value.

                    (ii) If a Scheduled Closing occurs, Seller and the Subsidiaries shall not be entitled to indemnity under Subsections
                                                                -----------
          (a)(ii)-
          -------

          (iv) above except for out-of-pocket Losses actually suffered or
          ----
          sustained by them or to which they may become subject as a result of circumstances described in such Subsections (a)(ii)-(iv), and such
                                          ------------------------
          indemnity shall not include Losses in the nature of consequential damages, lost profits, diminution in value, damage to reputation or the like, except that the provisions of this clause (b)(ii) shall not
                                                              -------
          apply to breaches of Sections 5.6 or 5.7.
                               ------------    ---

          Section 11.5  Further Qualifications Respecting Indemnification.  The
                        -------------------------------------------------
     right of a party (an "Indemnitee") to indemnity hereunder shall be subject
                           ----------
     to the following additional qualifications:

               (a) The Indemnitee shall promptly upon its discovery of facts or circumstances giving rise to a claim for indemnification, including receipt by it of notice of any demand, assertion, claim, action or proceed-
     ing, judicial, governmental or otherwise, by any third party (such third party actions being collectively referred to herein as "Third Party
                                                             -----------
     Claims"), give notice thereof to the indemnifying party (the "Indemnitor"),
     ------                                                        ----------
     such notice in any event to be given within sixty (60) days from the date the Indemnitee obtains actual knowledge of the basis or alleged basis for the right of indemnity or such shorter period as may be necessary to avoid material prejudice to the Indemnitor; and

               (b) In computing Losses, such amounts shall be computed net of any related recoveries to which the Indemnitee is entitled under insurance policies or other related payments received or receivable from third parties and net of any tax benefits actually received by the Indemnitee or for which it is eligible, taking into account the income tax treatment of the receipt of indemnification.

          Section 11.6  Procedures Respecting Third Party Claims.  In providing
                        ----------------------------------------
     notice to the Indemnitor of any Third Party Claim (the "Claim Notice"), the
                                                             ------------
     Indemnitee shall provide the Indemnitor with a copy of such Third Party Claim or other documents received and shall otherwise make available to the Indemnitor all relevant information material to the defense of such claim and within the Indemnitee's possession. The Indemnitor shall have the right, by notice given to the Indemnitee within fifteen (15) days after the date of the Claim Notice, to assume and control the defense of the Third Party Claim that is the subject of such Claim Notice, including the employment of counsel selected by the Indemnitor after consultation with the Indemnitee, and the Indemnitor shall pay all expenses of, and the

     Indemnitee shall cooperate fully with the Indemnitor in connection with, the conduct of such defense. The Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in (but not control) the defense of such Third Party Claim, but the fees and expenses of such counsel shall be borne by the Indemnitee unless the Indemnitor shall agree otherwise; provided, however, if the named parties to any such
                            --------  -------
     proceeding (including any impleaded parties) include both the Indemnitee and the Indemnitor, the Indemnitor requires that the same counsel represent both the Indemnitee and the Indemnitor, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor. If the Indemnitor shall have failed to assume the defense of any Third Party Claim in accordance with the provisions of this Section, then the Indemnitee shall have the absolute right to control the defense of such Third Party Claim, and, if and when it is finally determined that the Indemnitee is entitled to indemnification from the Indemnitor hereunder, the fees and expenses of Indemnitee's counsel shall be borne by the Indemnitor, provided that the Indemnitor shall be entitled, at its
                 --------
     expense, to participate in (but not control) such defense. The Indemnitor shall have the right to settle or compromise any such Third Party Claim for which it is providing indemnity so long as such settlement does not impose any obligations on the Indemnitee (except with respect to providing releases of the third party). The Indemnitor shall not be liable for any settlement effected by the Indemnitee without the Indemnitor's consent except where the Indemnitee has assumed the defense because Indemnitor has failed or refused to do so. The Indemnitor may assume and control, or bear the costs, of any such defense subject to its reservation of a right to contest the Indemnitee's right to indemnification hereunder, provided that
                                                                  --------
     it gives the Indemnitee notice of such reservation within fifteen (15) days of the date of the Claim Notice.

                                   ARTICLE 12
                               GENERAL PROVISIONS

          Section 12.1  Notices.  All notices, requests, demands, waivers,
                        -------
     consents and other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means, (b) one business day after having been delivered to an air courier for overnight delivery or (c) three business days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by a party hereto):


          If to Seller, addressed to:

               National Medical Enterprises
               2700 Colorado Avenue
               Santa Monica, CA 90404
               Attn:  Treasurer
               Facsimile:  (310) 998-6507

     with a copy to counsel for Seller:

               National Medical Enterprises
               2700 Colorado Avenue
               Santa Monica, CA 90404
               Attn:  General Counsel
               Facsimile:  (310) 998-6956

               and

               Munger, Tolles & Olson
               355 South Grand Avenue
               35th Floor
               Los Angeles, CA 90071
               Attn: Robert L. Adler
               Facsimile: (213) 687-3702

     If to Buyer, addressed to:

               Charter Medical Corporation
               577 Mulberry St.
               Macon, GA 31298
               Attn:  Executive Vice President - Finance
               Facsimile:  (912) 751-2832
     with a copy to counsel for Buyer:

               King & Spalding
               191 Peachtree Street
               Atlanta, GA 30303-1763
               Attn:  Robert W. Miller
               Facsimile:  (404) 572-5144

          Section 12.2  Attorneys' Fees.  In any litigation or other proceeding
                        ---------------
     relating to this Agreement, including litigation with respect to any Related Agreement (but excluding any proceedings under Sections 2.6(b),
                                                            ---------------
     2.6(c) or 2.14), the prevailing party shall be entitled to recover its
     ------    -----
     costs and reasonable attorneys' fees.

          Section 12.3  Successors and Assigns.  The rights under this Agreement
                        ----------------------
     shall not be assignable or transferable nor the duties delegable by either party without the prior written consent of the other; and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted successors-in-interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary. Notwithstanding the foregoing, (a) Buyer may grant to its lenders a security interest in its rights under this Agreement, and (b) subject to the terms and provisions of Section 5.7, Buyer may assign its rights under
                                 -----------
     Section 5.7 to the entities and in the circumstances described in Section
     -----------                                                       -------
     5.7(d).
     ------

          Section 12.4  Counterparts.  This Agreement may be executed in one or
                        ------------
     more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 12.5  Captions and Paragraph Headings.  Captions and paragraph
                        -------------------------------
     headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

          Section 12.6  Entirety of Agreement; Amendments.  This Agreement
                        ---------------------------------
     (including the Schedules and Exhibits hereto), the other documents and instruments specifically provided for in this Agreement, and the Subsequent Facilities Agreement contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and, except as expressly provided for herein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement and such other documents and instruments which are not fully expressed herein or therein. This Agreement may be amended or modified only by an agreement in writing signed by each of the parties hereto. All Exhibits and Schedules attached to or delivered in connection with this Agreement are integral parts of this Agreement as if fully set forth herein. Without limiting the generality of the foregoing, this Agreement and the Subsequent Facilities Agreement shall, upon their execution, replace and substitute for that certain Asset Sale Agreement between the parties dated as of March 29, 1994 related to both the First Facilities and the Subsequent Facilities which shall be of no further force and effect, it being agreed that the effectiveness of this Agreement and of the Subsequent Facilities Agreement shall relate back from their actual date of execution to and including March 29, 1994. The representations and warranties of the parties made herein shall likewise be deemed to have been made as of March 29, 1994.

          Section 12.7  Construction.  This Agreement and any documents or
                        ------------
     instruments delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

          Section 12.8  Waiver.  The failure of a party to insist, in any one or
                        ------
     more instances, on performance of any of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect thereto shall continue in full force and effect. No waiver of any provision or condition of this Agreement by a party shall be valid unless in writing signed by such party or operational by the terms of this Agreement. A waiver by one party of the performance of any covenant, condition, representation or warranty of the other party shall not invalidate this Agreement, nor shall such waiver be construed as a waiver of any other covenant, condition, representation or warranty. A waiver by any party of the time for performing any act shall not constitute a waiver of the time for performing any other act or the time for performing an identical act required to be performed at a later time.

          Section 12.9  Governing Law.  This Agreement shall be governed in all
                        -------------
     respects, including validity, interpretation and effect, by the laws of the State of California, without regard to the principles of conflicts of law thereof, provided that the validity, interpretation and effect of any
              --------
     instruments by which real property is conveyed at a Scheduled Closing shall be governed by the laws of the state in which such real property is located. Any action arising under this Agreement shall be adjudicated (a) in Los Angeles, California, if brought by Buyer or its Affiliates against Seller, any Subsidiary or their respective Affiliates, and (b) in [Atlanta], Georgia, if brought by Seller or its Affiliates against Buyer, any Buyer Subsidiary or their respective Affiliates, provided that any cross-claim or counterclaim shall also be adjudicated in the court in which the underlying action has been brought in accordance with this Section
                                                                    -------
     12.9.
     ----

          Section 12.10  Severability.  Whenever possible, each provision of
                         ------------
     this Agreement shall be interpreted in such manner as to be valid, binding and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, void (or voidable) or unenforceable under applicable law, such provision shall be ineffective only to the extent held to be invalid, void (or voidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Agreement.

          Section 12.11  Consents Not Unreasonably Withheld.  Wherever the
                         ----------------------------------
     consent or approval of any party is required under this Agreement, such consent or approval shall not be unreasonably withheld, unless such consent or approval is to be given by such party at the sole or absolute discretion of such party or is otherwise similarly qualified.

          Section 12.12  Time Is of the Essence.  Time is hereby expressly made
                         ----------------------
     of the essence with respect to each and every term and provision of this Agreement. The parties acknowledge that each will be relying upon the timely performance by the other of its obligations hereunder as a material inducement to each party's execution of this Agreement.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                              Buyer:
                              CHARTER MEDICAL CORPORATION


                              By __________________________

                                    Name _______________________

                                    Title ______________________


                              Seller:
                              NATIONAL MEDICAL ENTERPRISES,
                              INC.


                              By __________________________

                                    Name ____________________

                                    Title ___________________

                                   EXHIBIT A
                                   ---------


                        BULK BILL OF SALE AND ASSIGNMENT
                               (General Closing)


               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Seller"), and each subsidiary of Seller set forth in Rider A hereto (individually a "Subsidiary" and collectively, the "Subsidiaries"), pursuant to, and subject to the terms, provisions and conditions of, that certain Asset Sale Agreement (First Facilities) dated ________________, 1994 (the "Agreement"), by and between Seller and CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Buyer"), do hereby sell, convey, assign, transfer and deliver to Buyer, its successors and assigns, the Transferred Assets of Seller and the Subsidiaries described in the Agreement, except for those Transferred Assets sold, conveyed, assigned, transferred or delivered by Seller or a Subsidiary to Buyer or to a subsidiary of Buyer pursuant to separate instruments of sale, conveyance, assignment, transfer or delivery, including, without limitation, any Facility Specific Bill of Sale and Assignment, any deed, or any Assignment and Assumption of Real Property Lease.

               The sale, conveyance, assignment, transfer and delivery made hereunder is made without warranty of any kind, except as may be provided in the Agreement, including the warranty of merchantability or fitness for any purpose.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This instrument is governed by and subject to all of the representations, warranties, covenants, indemnities and other terms and conditions of the Agreement.

               IN WITNESS WHEREOF, the Seller and each Subsidiary have executed this Bulk Bill of Sale and Assignment this ___ day of _________, 1994, effective as of the date and time specified in the Agreement.

                              NATIONAL MEDICAL ENTERPRISES,
                              INC.
                                For Itself And As Attorney-In-Fact
                                For The Subsidiaries Listed In Rider A


                              By: ___________________________


                              Title: ________________________

                                    RIDER A
                                    -------
                                       TO
                                       --
                        BULK BILL OF SALE AND ASSIGNMENT
                        --------------------------------


                             (List of Subsidiaries)

                               FACILITY SPECIFIC
                          BILL OF SALE AND ASSIGNMENT

                               (Facility No. ___)

               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Seller"), and each subsidiary of Seller set forth in Rider A hereto (individually a "Subsidiary" and collectively, the "Subsidiaries"), pursuant to, and subject to the terms, provisions and conditions of, that certain Asset Sale Agreement (First Facilities) dated __________________, 1994 (the "Agreement"), by and between Seller and CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Buyer"), do hereby sell, convey, assign, transfer and deliver to the subsidiary of Buyer identified in Rider A hereto (the "Buyer's Subsidiary"), its successors and assigns, the Transferred Assets of Seller and the Subsidiaries described in the Agreement that are related to the healthcare facilities identified in Rider A hereto (together with related outpatient or satellite clinics, if any, the "Facilities"), except for those Transferred Assets sold, conveyed, assigned, transferred or delivered by Seller or a Subsidiary to Buyer or to Buyer's Subsidiary pursuant to separate instruments of sale, conveyance, assignment, transfer or delivery, of even date herewith, including, without limitation, any deed, or any Assignment and Assumption of Real Property Lease.

               The sale, conveyance, assignment, transfer and delivery made hereunder is made without warranty of any kind, except as may be provided in the Agreement, including the warranty of merchantability or fitness for any purpose.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This instrument is governed by and subject to all of the representations, warranties, covenants, indemnities and other terms and conditions of the Agreement.

               IN WITNESS WHEREOF, the Seller and each Subsidiary have executed this Facility Specific Bill of Sale and Assignment this ___ day of _________, 1994, effective as of the date and time specified in the Agreement.

                              NATIONAL MEDICAL ENTERPRISES,
                              INC.

                                For Itself And As Attorney-In-Fact
                                For The Subsidiaries Listed In Rider A


                              By: ___________________________


                              Title: ________________________

                                    RIDER A
                                    -------
                                       TO
                                       --
                 FACILITY SPECIFIC BILL OF SALE AND ASSIGNMENT
                 ---------------------------------------------


     1.  Subsidiaries of Seller:
         ----------------------

               ______________________________

               ______________________________

               NME Psychiatric Properties, Inc.

               NME Psychiatric Hospitals, Inc.

               NME Hospitals, Inc.

     2.  Facilities:
         ----------

          ______________________________
          ______________________________
          ______________________________

                    Related outpatient facilities:

                    ______________________________
                    ______________________________
                    ______________________________


     3.  Buyer's Subsidiary:
         ------------------

               ______________________________

                                   EXHIBIT B
                                   ---------

                       ASSIGNMENT AND ASSUMPTION OF REAL
                                 PROPERTY LEASE

                               (Facility No. ___)


     WHEN RECORDED, MAIL TO:



               THIS ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASE (this "Assignment") is entered into as of _____________, 1994, by and between the undersigned assignor (the "Assignor") and the undersigned assignee (the "Assignee"), pursuant to that certain Asset Sale Agreement (First Facilities) dated __________, 1994 (the "Asset Sale Agreement"), by and between the parent corporation of the Assignor, National Medical Enterprises, Inc., a Nevada corporation (the "Assignor's Parent"), and the parent corporation of the Assignee, Charter Medical Corporation, a Delaware corporation (the "Assignee's Parent").


                                  WITNESSETH:
                                  -----------

               WHEREAS, Assignor is the tenant under that certain real property lease described in Rider A attached hereto wherein Assignor leases that certain real property described in Rider B attached hereto (the "Real Property Lease"); and

               WHEREAS, Assignor desires to assign all of its right, title and interest under the Real Property Lease and Assignee desires to assume all of Assignor's obligations thereunder;

               NOW, THEREFORE, the parties agree as follows:

               1.  Assignment of Lease.  Assignor hereby assigns unto Assignee
                   -------------------
     all of the Assignor's right, title and interest in the Real Property

     Lease, including, without limitation, any rights to renew, terminate or extend the term of the Real Property Lease, and any rights of first refusal respecting and options to purchase the leased premises that are the subject of the Real Property Lease.

               2.  Assumption of Real Property Lease Obligations.  Assignee and
                   ---------------------------------------------
     Assignee's Parent, jointly and severally, do hereby assume all of the obligations of the Assignor under the Real Property Lease and all of the obligations of any guarantor of the Assignor's obligations under the Real Property Lease.

               3.  General Provisions.  Assignee and Assignee's Parent hereby
                   ------------------
     confirm that Assignee has irrevocably appointed Assignee's Parent as its sole and exclusive representative, agent and attorney-in-fact with respect to all matters arising from or related to this Assignment. Notices hereunder to the Assignor or the Assignor's Parent, or to the Assignee or the Assignee's Parent, as the case may be, shall be given to the Assignor's Parent or the Assignee's Parent, as the case may be, in accordance with the provisions of the Asset Sale Agreement. The provisions of this Assignment shall be binding upon and inure to the benefit of each party hereto, the Assignor's Parent, any guarantor of the Assignor's obligations under the Real Property Lease, the lessor under the Real Property Lease, and the respective predecessors, successors and permitted assigns of each of the foregoing. Unless otherwise expressly provided by the Real Property Lease, nothing in this Assignment and Assumption shall relieve the Assignor of its obligations to the lessor under the Real Property Lease or any such guarantor of its obligations under any such guaranty. This instrument is governed by and subject to all of the representations, warranties, covenants, indemnities and other terms and conditions of the Asset Sale Agreement.

               IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first above written.


ASSIGNOR:

______________________________,
a _______________ corporation


By: __________________________


Title: _________________________


And By: ______________________


Title: _________________________
ASSIGNEE:

______________________________,
a ________________ corporation


By: _____________________________


Title: ___________________________


And By: _________________________


Title: ___________________________

CHARTER MEDICAL CORPORATION


By: _____________________________


Title: ___________________________


And By: ________________________


Title: ___________________________

     STATE OF CALIFORNIA      )
                              )      ss.
     COUNTY OF LOS ANGELES    )


               On ___________________, 1994, before me, the undersigned, a
     Notary Public in and for said County and State, personally appeared, ____________________ and _____________________, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities as ____________________ and _______________, respectively, of ___________________________________, a _____________
     corporation, and that by their signatures on the instrument, the entity upon behalf of which the persons acted, executed the instrument.

               WITNESS my hand and official seal.


                                    _____________________________
                                              Notary Public


     (Notary Seal)



     STATE OF CALIFORNIA      )
                              )      ss.
     COUNTY OF LOS ANGELES    )


               On ___________________, 1994, before me, the undersigned, a
     Notary Public in and for said County and State, personally appeared, ____________________ and _____________________, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities as ____________________ and _______________, respectively, of ___________________________________, a _______________
     corporation, and that by their signatures on the instrument, the entity upon behalf of which the persons acted, executed the instrument.

               WITNESS my hand and official seal.



                                    _____________________________
                                              Notary Public

     (Notary Seal)

     STATE OF CALIFORNIA      )
                              )      ss.
     COUNTY OF LOS ANGELES    )


               On ___________________, 1994, before me, the undersigned, a
     Notary Public in and for said County and State, personally appeared, ____________________ and _____________________, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities as ____________________ and _______________, respectively, of Charter Medical Corporation, a Delaware corporation, and that by their signatures on the instrument, the entity upon behalf of which the persons acted, executed the instrument.

               WITNESS my hand and official seal.


                                    _____________________________
                                              Notary Public


     (Notary Seal)

                                    RIDER A
                                    -------
                                       TO
                                       --
                ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASE
                ------------------------------------------------

                     (Description of Lease and Any Separate
                 First Refusal Rights and/or Purchase Options)


          __________________________________.

                                    RIDER B
                                    -------
                                       TO
                                       --
                ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASE
                ------------------------------------------------

                        (Description of Leased Premises)


                         ______________________________
                         ______________________________
                         ______________________________

                                   EXHIBIT C
                                   ---------


                          GENERAL ASSUMPTION AGREEMENT


               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and pursuant to, and subject to the terms, provisions and conditions of, that certain Asset Sale Agreement (First Facilities) dated ___________, 1994 (the "Agreement"), by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Seller") and CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Buyer"), Buyer does hereby assume, and does hereby agree to pay, discharge and perform as and when due, the Assumed Liabilities described in the Agreement of Seller and of each subsidiary of Seller set forth in Rider A hereto (individually a "Subsidiary" and collectively, the "Subsidiaries"), except for those Assumed Liabilities assumed, jointly and severally, by Buyer and a subsidiary of Buyer pursuant to separate instruments of assumption, including, without limitation, any Facility Specific Assumption Agreement or any Assignment and Assumption of Real Property Lease executed by Buyer and/or any subsidiary of Buyer in favor of Seller and/or any of the Subsidiaries.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This instrument is governed by and subject to all of the representations, warranties, covenants, indemnities and other terms and conditions of the Agreement.

               This Assumption Agreement is being delivered in favor of Seller and each of the Subsidiaries.

               IN WITNESS WHEREOF, Buyer has executed this Assumption Agreement this ___ day of ________, 1994, effective as of the date and time specified in the Agreement.


                                 CHARTER MEDICAL CORPORATION



                                 By: _____________________________

                                 Title: __________________________

                                    RIDER A
                                    -------
                                       TO
                                       --
                          GENERAL ASSUMPTION AGREEMENT
                          ----------------------------


                             (List of Subsidiaries)

                     FACILITY SPECIFIC ASSUMPTION AGREEMENT

                               (Facility No. ___)



               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and pursuant to, and subject to the terms, provisions and conditions of, that certain Asset Sale Agreement (First Facilities) dated _____________, 1994 (the "Agreement"), by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Seller") and CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Buyer"), Buyer and the subsidiary of Buyer identified in Rider A hereto (the "Buyer's Subsidiary"), jointly and severally, do hereby assume, and do hereby agree to pay, discharge and perform as and when due, the Assumed Liabilities described in the Agreement of Seller and of each subsidiary of Seller set forth in Rider A hereto (individually a "Subsidiary" and collectively, the "Subsidiaries") that are related to the healthcare facilities identified in Rider A hereto (together with related outpatient or satellite clinics, if any, the "Facilities"), except for those Assumed Liabilities assumed, jointly and severally, by Buyer and the Buyer's Subsidiary pursuant to separate instruments of assumption, of even date herewith, including, without limitation, Assignment and Assumption of Real Property Lease executed by Buyer and/or the Buyer's Subsidiary in favor of Seller and/or any of the Subsidiaries.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This instrument is governed by and subject to all of the representations, warranties, covenants, indemnities and other terms and conditions of the Agreement.

               This Facility Specific Assumption Agreement is being delivered in favor of Seller and each of the Subsidiaries.

               IN WITNESS WHEREOF, Buyer and the Buyer's Subsidiary have executed this Facility Specific Assumption Agreement this ___ day of _________, 1994, effective as of the date and time specified in the Agreement.


BUYER'S SUBSIDIARY:

______________________________,
a _______________ corporation


By: __________________________


Title: ________________________
CHARTER MEDICAL CORPORATION



By: ______________________________


Title: _____________________________

                                    RIDER A
                                    -------
                                       TO
                                       --
                     FACILITY SPECIFIC ASSUMPTION AGREEMENT
                     --------------------------------------



     1.  Subsidiaries of Seller:
         ----------------------

               ______________________________

               ______________________________

               NME Psychiatric Properties, Inc.

               NME Psychiatric Hospitals, Inc.

               NME Hospitals, Inc.


     2.  Facilities:
         ----------

               ______________________________
               ______________________________
               ______________________________

                    Related outpatient facilities:

                    ______________________________
                    ______________________________
                    ______________________________


     3.  Buyer's Subsidiary:
         ------------------

               ______________________________

                                   EXHIBIT D
                                   ---------


                  NATIONAL PURCHASING PARTICIPATION AGREEMENT
                  -------------------------------------------


          THIS NATIONAL PURCHASING PARTICIPATION AGREEMENT (the "Agreement") is
                                                                 ---------
     made and entered into as of the ___ day of _____________, 1994, by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation

     ("Seller"), and CHARTER MEDICAL CORPORATION, a Delaware corporation
       ------
     ("Buyer"), with reference to the following facts.
       -----

          A. Buyer and Seller are parties to a Asset Sale Agreement (First Facilities) dated ___________, 1994 (the "Asset Sale Agreement"), pursuant
                                               --------------------
     to which Seller is causing certain of its wholly-owned subsidiaries (the

     "Subsidiaries") to sell, and Buyer and certain of its wholly-owned
     -------------
     subsidiaries (the "Buyer Subsidiaries") are buying, certain mental health
                        ------------------
     facilities (the "Facilities") and related assets (such Facilities and
                      ----------
     related assets being referred to as the "Transferred Assets") through which
                                              ------------------
     the Subsidiaries have provided mental health services to the public.

          B. To assist in the orderly transition in the ownership of the Facilities following the purchases and sales contemplated by the Asset Sale Agreement (the "Transactions"), Seller has agreed to, or will cause its
                     ------------
     pertinent Affiliates (as such term is defined in the Asset Sale Agreement) to, permit the Facilities to participate in certain national purchasing contracts of Seller and its Affiliates (together, the "Seller Group") to
                                                            ------------
     the extent such Facilities have previously participated therein, all in accordance with the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein and in the Asset Sale Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

          Section 1  Participation In National Purchasing Contracts.  On the
                     ----------------------------------------------
     terms and subject to the conditions hereof, Seller hereby agrees to exercise its reasonable commercial efforts for the term set forth in
     Section 6.1 to permit Buyer and the Buyer Subsidiaries to participate to the extent they choose in the national purchasing contracts or programs of Seller and its Affiliates set forth in Rider A hereto (as modified from time to time, the "National Contracts") on substantially the same basis as members of the
      ------------------
     Seller Group participate in such National Contracts, provided that such
                                                          --------
     participation shall be solely for the purpose of supporting and shall be limited to the operations of the Facilities.

          Section 2  Primary Negotiating Party.  Buyer agrees that Seller or
                     -------------------------
     pertinent members of the Seller Group shall remain the primary negotiating party (the "Primary Negotiating Party") with respect to dealing with third
                 -------------------------
     parties under all such National Contracts, and Buyer agrees that without the prior written consent of Seller or the pertinent member of the Seller Group (which consent shall be in the absolute discretion of Seller or such pertinent member of the Seller Group), neither Buyer nor any Affiliate of Buyer (the "Buyer Group") shall initiate any discussions or engage in any
                 -----------
     dealings with third parties with respect to matters arising under or related to such National Contracts. Seller agrees to cause the Primary Negotiating Party to consider the unique needs of the Facilities when negotiating terms, provisions and purchasing arrangements under such National Contracts, but the Primary Negotiating Party shall be under no obligation to expend any efforts, reasonable or otherwise, to address such needs if to do so would cause any economic detriment to any member of the Seller Group.

          Section 3  Fees and Charges.  In consideration for participation in
                     ----------------
     the National Contracts, Buyer agrees as follows:

               3.1  Buyer shall pay Seller a monthly participation fee (the

     "Participation Fee") as set forth in Rider B hereto.  Such Participation
     ------------------
     Fee shall be payable on the first day of each month during the term of this Agreement, pro-rated for partial periods.

               3.2 In the event that, pursuant to arrangements applicable to a particular purchase or purchases under a National Contract, a member of the Buyer Group becomes directly obligated to third parties for the Cost of goods and services provided to such member of the Buyer Group, then such member of the Buyer Group shall promptly pay to such third parties the Costs billed to such member of the Buyer Group upon presentation to it of reasonably detailed invoices therefor, such payments to be made in accordance with the terms and tenor of such invoices.

               3.3 Buyer hereby agrees to indemnify and hold harmless Seller and each member of the Seller Group from and against any and all loss, liability, damage and expense, including reasonable attorneys' fees and costs of investigation, litigation, settlement and judgment, which Seller and each member of the Seller Group may sustain or suffer or to which they may become subject as a result of any failure of any member of the Buyer Group to comply with the foregoing provisions of this Section 3.
                                                           ---------

          Section 4  Disclaimer of Warranties.  Seller agrees to use reasonable
                     ------------------------
     efforts to permit members of the Buyer Group to participate in the National Contracts to the extent set forth in Section 1, but no member of the Seller
                                          ---------
     Group shall be liable to any member of the Buyer Group for any loss, damage or expense which may result from such participation, for negligent performance by any member of the Seller Group in connection with such participation, or for any changes in the terms, manner, method or mode by which goods and services are procured under the National Contracts.
     Neither Seller nor any member of the Seller Group makes any warranty, express or implied, to Buyer or any member of the Buyer Group respecting goods and services supplied under a National Contract or this Agreement, including without limitation warranties of merchantability or fitness for a particular purpose, and as between members of the Seller Group and members of the Buyer Group, goods and services shall be provided and accepted "AS IS" and "WITH ALL FAULTS." Without limiting the generality of the foregoing, Seller agrees to exercise reasonable efforts, and to cause members of the Seller Group to exercise reasonable efforts, to pass through to pertinent members of the Buyer Group the benefit of any warranties provided by third parties, to the extent permitted by the warranties in question, with respect to goods and services supplied by such third parties to such members of the Buyer Group, provided that such reasonable efforts
                                         --------
     shall not include the initiation of any legal proceedings and provided
                                                                   --------
     further that Buyer shall, or shall cause the pertinent member or members of
     -------
     the Buyer Group to, reimburse Seller and each member of the Seller Group for any expenses incurred by them in connection with passing through the benefit of any such warranty or warranties.

          Section 5  Limitation on Obligations of Seller Group.  The parties
                     -----------------------------------------
     agree that the sole obligation of Seller and members of the Seller Group under this Agreement is to exercise reasonable efforts to permit, subject to the terms hereof and the terms of the National Contracts, members of the Buyer Group to participate in the National Contracts. Nothing herein shall obligate any member of the Seller Group to enforce any rights of any member of the Buyer Group arising under any National Contract or with respect to any third party. Absent fraud or conversion, and notwithstanding the form in which any claim or action may be brought or asserted, the liability of members of the Seller Group for acts or omissions arising from or relating to the performance of this Agreement shall be limited to repayment, as general damages, of the Participation Fee paid by Buyer for the month or months in which such acts or omissions occurred, and no member of the Seller Group shall, under any circumstances, have any other financial liability hereunder to members of the Buyer Group whatsoever. Buyer agrees, and shall cause each participating member of the Buyer Group to agree, that the provisions of this Section 5 limiting their
                                                       ---------
     remedies and liquidating their damages are reasonable in the circumstances existing on the date of this Agreement.

          Section 6  Term and Termination.
                     --------------------

               6.1 This Agreement is effective on the date first written above, and shall remain in effect for the term set forth herein unless sooner terminated in accordance with the provisions hereof. The initial term of
     this Agreement shall be for a period of ___________ (   ) days from the
     date first written above. The term of this Agreement may be extended by mutual agreement of the parties, provided that such mutual agreement shall
                                      -------------
     be evidenced by a duly executed amendment to this Agreement.

               6.2 Buyer may terminate this Agreement upon written notice if Seller or any member of the Seller Group commits any material breach of this Agreement, and fails to cure the breach within thirty (30) days after written notice or, if the breach cannot be cured within thirty (30) days, fails to commence diligent efforts to cure the breach within that period.

               6.3 Seller may terminate the participation of Buyer or any member of the Buyer Group with respect to any National Contract in accordance with Section 7.2. In addition, Seller may terminate this Agreement upon written notice to Buyer if Buyer or any member of the Buyer Group (i) fails to pay any amount when due hereunder, or (ii) commits any material breach of this Agreement and, if such breach is other than a failure to pay any amount when due hereunder, fails to cure the breach within thirty (30) days after written notice or, if the breach cannot be cured within thirty (30) days, fails to commence diligent efforts to cure the breach within that period.

               6.4 Buyer may terminate this Agreement, with or without cause, upon forty-five (45) days' written notice.

               6.5 Seller may terminate this Agreement if Buyer or any Buyer Subsidiary becomes insolvent or admits in writing its insolvency or inability to pay its debts as they become due; is unable or does not pay its debts as they become due; makes or proposes an assignment for the benefit of creditors; convenes or proposes to convene a meeting of its creditors or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; proposes any such moratorium, extension or composition; or commences or has filed against it any bankruptcy, reorganization, liquidation or insolvency proceeding under any law in any jurisdiction for the relief of debtors; or if any receiver, trustee, liquidator or custodian is appointed to take possession of any substantial portion of its assets.

               6.6 Termination of this Agreement in whole or in part, for cause, shall be without prejudice to any other remedy otherwise available to the innocent party.

          Section 7  General Provisions.
                     ------------------

               7.1  Force Majeure.  If any party's performance is prevented,
                    -------------
     hindered or delayed by reason of any cause(s) beyond such party's reasonable control ("Force Majeure") which cannot be overcome by reasonable
                          -------------
     diligence, including without limitation, war, labor disputes, civil disorders, governmental acts, epidemics, quarantines, embargoes, fires, earthquakes, storms, power failures, equipment failures, transmission failures, or acts of God, such party shall be excused from performance to the extent that it is prevented, hindered or delayed thereby, during the continuance of such cause(s); and such party's obligations hereunder shall be excused so long as and to the extent that such cause(s) prevent or delay performance.

               7.2  Requirements of Third Parties.  Notwithstanding any other
                    -----------------------------
     provision hereof, Buyer acknowledges and agrees that members of the Buyer Group shall not be entitled to participate in one or more National Contracts to the extent that to do so would violate the contractual arrangements that may exist from time to time between members of the Seller Group and third party suppliers and vendors or to the extent that such participation is unacceptable to any such third party supplier or vendor, and that the continued participation of any member of the Buyer Group in one or more National Contracts may be terminated immediately upon written notice to Buyer in such event.

               7.3  Entirety of Agreement; Amendments.  This Agreement
                    ---------------------------------
     (including the Riders hereto), the Asset Sale Agreement (including the Schedules and Exhibits thereto), and the other documents and instruments specifically provided for herein and therein contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and, except as expressly provided for herein or therein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. The are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matters of this Agreement and such other documents and instruments which are not fully expressed herein or therein. This Agreement may be amended or modified only by an agreement in writing signed by each of the parties hereto.

               7.4  Incorporation of Provisions of Asset Sale Agreement.  The
                    ---------------------------------------------------
     following provisions of the Asset Sale Agreement are incorporated herein by reference mutatis mutandis: Sections 2.16, 12.1 through 12.5, and 12.7
                                  -------------  ----         ----      ----
     through 12.12.
             -----

               IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                              Buyer:
                              CHARTER MEDICAL CORPORATION

                                    For Itself and as Duly
                                    Authorized Agent and
                                    Attorney-In-Fact for each
                                    Buyer Subsidiary



                              By __________________________
                                    Name _______________________
                                    Title ______________________


                              Seller:
                              NATIONAL MEDICAL ENTERPRISES,
                              INC.

                              By __________________________

                                    Name ____________________
                                    Title ___________________

                                    RIDER A
                                    -------
                                       TO
                                       --
                  NATIONAL PURCHASING PARTICIPATION AGREEMENT
                  -------------------------------------------



            [List of National Purchasing Contracts Attached Hereto]

                                    RIDER B
                                    -------
                                       TO
                                       --
                  NATIONAL PURCHASING PARTICIPATION AGREEMENT
                  -------------------------------------------


                          (Participation Fee To Come)

                                   EXHIBIT E

                              REMAINING SCHEDULES


                                      None

                                   EXHIBIT F

                   FORM OF DATA PROCESSING SERVICES CONTRACT

                                      F-1